UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐     Preliminary Proxy Statement
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☒     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to § 240.14a-12
Liberty Latin America Ltd.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIBERTY LATIN AMERICA LTD.
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(441) 295-5950 or (303) 925-6000
April 29, 2026
Dear Shareholder:
You are invited to attend the 2026 Annual General Meeting of Shareholders of Liberty Latin America Ltd. to be held at 8:30 a.m. Bermuda time (7:30 a.m. New York City time), on Tuesday, June 23, 2026, at the Rosewood Bermuda, 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda, telephone number +1 (441) 298-4000. At the Annual General Meeting, you will be asked to consider and vote on the proposals described in the accompanying notice of Annual General Meeting and proxy statement, as well as on such other business as may properly come before the meeting.
Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the 2026 Annual General Meeting of Shareholders, please read the enclosed proxy materials and then promptly vote via the internet or telephone or by completing, signing and returning by mail the enclosed proxy card. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.
Thank you for your continued support and interest in Liberty Latin America Ltd.
Very truly yours,

Michael T. Fries
Executive Chairman
Liberty Latin America Ltd.
The Notice of Internet Availability of Proxy Materials relating to the Annual General Meeting is first being mailed on or about May 4, 2026, and the proxy materials relating to the Annual General Meeting will first be made available on or about the same date.

LIBERTY LATIN AMERICA LTD.
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(441) 295-5950 or (303) 925-6000

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be Held on June 23, 2026
NOTICE IS HEREBY GIVEN of the 2026 Annual General Meeting of Shareholders (the AGM) of Liberty Latin America Ltd. (Liberty Latin America) to be held at 8:30 a.m. Bermuda time (7:30 a.m. New York City time), on Tuesday, June 23, 2026 at the Rosewood Bermuda, 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda, telephone number +1 (441) 298-4000. At the AGM our shareholders will consider and vote on the following proposals:
1.    A proposal (which we refer to as the director election proposal) to elect Michael T. Fries, Alfonso de Angoitia Noriega, Paul A. Gould and Roberta S. Jacobson to serve as Class III members of our board of directors until the 2029 Annual General Meeting of Shareholders or until their respective offices are otherwise vacated in accordance with our bye-laws;
2.    A proposal (which we refer to as the auditors appointment proposal) to appoint KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and to authorize our board of directors, acting by the audit committee, to determine the independent auditors’ remuneration; and
3.     A proposal (which we refer to as the 2026 incentive plan proposal) to approve the Liberty Latin America 2026 Incentive Plan.
You may also be asked to consider and vote on such other business as may properly come before the AGM.
All shareholders of Liberty Latin America are cordially invited to attend the AGM. Holders of record of our Class A common shares, par value $0.01 per share, and Class B common shares, par value $0.01 per share, in each case, issued and outstanding as of 6:00 p.m. Bermuda time (5:00 p.m. New York City time), on April 24, 2026, the record date for the AGM, will be entitled to notice of the AGM and to vote at the AGM or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of shareholders entitled to vote at the AGM will be available during regular business hours at our office at 1550 Wewatta Street, Suite 810, Denver, Colorado 80202, United States, for review by our shareholders for any purpose germane to the AGM, for at least 10 days prior to the AGM. The holders of record of our Class C common shares, par value $0.01 per share, are not entitled to any voting powers, except as required by applicable law, and may not vote on the proposals to be presented at the AGM. If you plan to attend the AGM in person, please notify our Investor Relations team via email to ir@lla.com.
We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.
Our board of directors has unanimously approved each proposal and recommends that you vote “FOR” the election of each director nominee and “FOR” each of the auditors appointment proposal and the 2026 incentive plan proposal.

Votes may be cast in person at the AGM or by proxy prior to the AGM by telephone, via the internet or by mail.
YOUR VOTE IS IMPORTANT. Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the AGM.

By Order of the Board of Directors,

John M. Winter
Senior Vice President, Chief Legal Officer and Secretary
Denver, Colorado
April 29, 2026
WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE AGM, PLEASE VOTE BY PROXY PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, IF YOU RECEIVED A PAPER PROXY CARD, PLEASE COMPLETE, SIGN AND RETURN BY MAIL THE ENCLOSED PAPER PROXY CARD.

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LIBERTY LATIN AMERICA LTD.
a Bermuda exempted company
Clarendon House, 2 Church Street,
Hamilton HM 11, Bermuda
(441) 295-5950 or (303) 925-6000

PROXY STATEMENT FOR THE

2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement in connection with the board of directors’ solicitation of proxies for use at our 2026 Annual General Meeting of Shareholders (the AGM) to be held at 8:30 a.m. Bermuda time (7:30 a.m. New York City time), at the Rosewood Bermuda, 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda on Tuesday, June 23, 2026, or at any adjournment or postponement of the AGM. At the AGM, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual General Meeting of Shareholders (the Meeting Notice). We are soliciting proxies from holders of record as of 6:00 p.m. Bermuda time (5:00 p.m. New York City time) on April 24, 2026, of our Class A common shares, par value $0.01 per share (LILA), and Class B common shares, par value $0.01 per share (LILAB). The holders of our Class C common shares, par value $0.01 per share (LILAK, together with LILA and LILAB, our common shares), are not entitled to any voting powers, except as required by applicable law, and may not vote on the proposals to be presented at the AGM. This proxy statement is also being made available to holders of LILAK.
Under Bermuda law, holders of a company’s shares are referred to as “members,” but for convenience, they are referred to in this proxy statement as “shareholders.” In this proxy statement, the terms “we,” “our,” “our company,” “the company” and “us” refer, as the context requires, to Liberty Latin America Ltd. (Liberty Latin America) or collectively to Liberty Latin America and its subsidiaries.
Notice and Access of Proxy Materials
We have elected, in accordance with the Securities and Exchange Commission’s (the SEC) “Notice and Access” rule, to deliver a Notice of Internet Availability of Proxy Materials (the e-proxy notice) to our shareholders and to post our proxy statement and our annual report to our shareholders (collectively, the proxy materials) electronically. The e-proxy notice is first being mailed to our shareholders on or about May 4, 2026. The proxy materials will first be made available to our shareholders on or about the same date.
The e-proxy notice instructs you how to access and review the proxy materials and how to submit your proxy via the internet or by telephone. The e-proxy notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge. We will not mail a paper copy of the proxy materials to you unless specifically requested to do so.
Voting Matters and Board Recommendations
The board of directors of Liberty Latin America (the Board) has unanimously approved each proposal and recommends that the holders of shares of LILA and LILAB (together, the voting shares):
1.    Vote “FOR” the proposal (which we refer to as the director election proposal) to elect Michael T. Fries, Alfonso de Angoitia Noriega, Paul A. Gould and Roberta S. Jacobson to serve as Class III members of our board of directors until the 2029 Annual General Meeting of Shareholders or until their respective offices are otherwise vacated in accordance with our bye-laws;
2.    Vote “FOR” the proposal (which we refer to as the auditors appointment proposal) to appoint KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and to authorize the Board, acting by the audit committee, to determine the independent auditors’ remuneration; and
3.    Vote “FOR” the proposal (which we refer to as the 2026 incentive plan proposal) to approve the Liberty Latin America 2026 Incentive Plan.

The AGM may be adjourned to another date, time or place for proper purposes, including for the purpose of soliciting additional proxies to vote on proposals.
QUESTIONS AND ANSWERS ABOUT THE AGM AND VOTING
The questions and answers below highlight only selected information about the AGM and how to vote your shares. You should read carefully the entire proxy statement before voting.
When and where is the AGM?
The AGM will be held at 8:30 a.m. Bermuda time (7:30 a.m. New York City time), on June 23, 2026, at the Rosewood Bermuda, 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda, telephone number +1 (441) 298-4000.
Who may vote at the AGM and what is the record date for the AGM?
Holders of shares of LILA and LILAB, as recorded in our share register as of 6:00 p.m. Bermuda time (5:00 p.m. New York City time), on April 24, 2026 (such date and time, the record date for the AGM), will be entitled to notice of the AGM and to vote at the AGM or any adjournment or postponement thereof (shareholders of record).
What is the purpose of the AGM?
At the AGM, you will be asked to consider and vote on each of the following:
1.    the director election proposal, to elect Michael T. Fries, Alfonso de Angoitia Noriega, Paul A. Gould and Roberta S. Jacobson to serve as Class III members of our board of directors until the 2029 Annual General Meeting of Shareholders or until their respective offices are otherwise vacated in accordance with our bye-laws;
2.    the auditors appointment proposal, to appoint KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and to authorize the Board, acting by the audit committee, to determine the independent auditors’ remuneration; and
3.    the 2026 incentive plan proposal, to approve the Liberty Latin America 2026 Incentive Plan.
You may also be asked to consider and vote on such other business as may properly come before the AGM, although we are not aware at this time of any other business that might come before the AGM.
What constitutes a quorum at the AGM?
In order to conduct the business of the AGM, a quorum must be present. A majority of the total voting power of the issued and outstanding shares entitled to vote at the AGM must be present or represented by proxy in order to constitute a quorum. For purposes of determining a quorum, your voting shares will be included as represented at the AGM even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of voting shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those voting shares on a particular proposal, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those voting shares (broker non-votes) will nevertheless be treated as present for purposes of determining the presence of a quorum. See —What are ‘broker non-votes’ and how are they treated? below.
What are the requirements to elect the directors and approve each of the other proposals?
Each director nominee who receives a plurality of the combined voting power of the voting shares present in person or represented by proxy at the AGM and entitled to vote on the election of directors at the AGM, voting together as a single class, will be elected to the Board.
Approval of each of the auditors appointment proposal and the 2026 incentive plan proposal requires the affirmative vote of the holders of a majority of the combined voting power of the issued and outstanding common shares that are present in person or represented by proxy at the AGM, and entitled to vote on the subject matter, voting together as a single class.
In the event that the auditors appointment proposal fails to receive the required affirmative vote of the majority of those present in person or represented by proxy at the AGM solely by reason of broker non-votes or abstentions, the Board will nevertheless take note of the positive indication given by the receipt of an affirmative majority of the votes cast and proceed accordingly.

How does the Board recommend that I vote my shares?
The Board has unanimously approved each of the proposals and recommends that you vote “FOR” the election of each director nominee and “FOR” each of the auditors appointment proposal and the 2026 incentive plan proposal.
How many votes do shareholders of record have at the AGM?
At the AGM, shareholders of record of LILA will have one vote per share and shareholders of record of LILAB will have 10 votes per share, in each case, that our records show are owned as of the record date. As of the record date, an aggregate of 37,797,804 shares of LILA and 2,526,429 shares of LILAB were issued and outstanding and entitled to vote at the AGM. There were, as of the record date, 10,589 and 15 shareholders of record of LILA and LILAB, respectively (which amounts do not include the number of shareholders whose shares were held of record by banks, brokers or other nominees, but include each such institution as one holder). Shares of LILAK are non-voting, except where otherwise required by applicable law and our bye-laws.
What is the difference between a shareholder of record and a beneficial owner?
These terms describe how your common shares are held. If your common shares are registered directly in your name with Computershare, our transfer agent, you are a shareholder of record, and the proxy materials are being sent directly to you by Liberty Latin America. If your common shares are held in the name of a broker, bank, or other nominee, you are a beneficial owner of the common shares held in street name and the proxy materials are being made available or forwarded to you by your broker, bank, or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your voting shares by following the instructions on the proxy card.
What do shareholders of record need to do to vote on the proposals?
Shareholders of record of our voting shares as of the record date may vote in person at the AGM, or by submitting a proxy vote by telephone, or through the internet prior to the AGM. Alternatively, if they received a paper proxy card, they may give a proxy by completing, signing, dating and returning the proxy card by mail. Instructions for proxy voting by using the telephone or the internet prior to the AGM are printed on the e-proxy notice or the proxy card. In order to vote through the internet, holders should have their e-proxy notices or proxy cards available, so they can input the required information from the e-proxy notice or the proxy card, and log onto the internet website address shown on the e-proxy notice or the proxy card. When holders log onto the internet website address, they will receive instructions on how to vote their voting shares. The telephone and internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting shareholder separately. Unless subsequently revoked, our voting shares represented by a proxy submitted as described herein and received at or before the AGM will be voted in accordance with the instructions on the proxy.
YOUR VOTE IS IMPORTANT. It is recommended that you vote by proxy even if you plan to attend the AGM. You may change your vote at the AGM.
If you submit a properly executed proxy, by proxy card or by telephone or through the internet, without indicating any voting instructions as to a proposal enumerated in the Meeting Notice, the shares represented by the proxy, or voted by telephone or through the internet, will be voted “FOR” the election of each director nominee and “FOR” each of the auditors appointment proposal and the 2026 incentive plan proposal.
If you submit a proxy indicating that you “WITHHOLD” your vote, it will have no effect on the director election proposal. If you submit a proxy indicating that you abstain from voting as to the auditors appointment proposal or the 2026 incentive plan proposal, it will have the same effect as a vote “AGAINST” such proposal.
If you do not submit a proxy or you do not vote in person at the AGM, your voting shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the proposals are approved (if a quorum is present).
What do beneficial owners need to do to vote on the proposals?
If you hold your voting shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your voting shares or to grant or revoke a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market LLC (Nasdaq) prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, the director election proposal and the 2026 incentive plan proposal. Accordingly, to ensure your voting shares held in street name are voted on these matters, we encourage you to promptly provide specific voting instructions to your broker, bank or other nominee.
What are “broker non-votes” and how are they treated?
A broker non-vote occurs when shares held by a broker, bank or other nominee are represented at the AGM, but the broker, bank or nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal. Broker non-votes are counted as voting shares that are present and entitled to vote for purposes of determining a quorum. Broker non-votes will have no effect on the election of each director nominee because this proposal requires a plurality of the combined voting power of the voting shares present in person or represented by proxy at the AGM and entitled to vote on the election of directors at the AGM, voting together as a single class, and a non-vote is not counted as a vote for this proposal. With respect to the 2026 incentive plan proposal, a broker non-vote will have the same effect as a vote “AGAINST” that proposal because the 2026 incentive plan proposal requires an affirmative vote from a majority of the combined voting power of the issued and outstanding common shares that are present in person or represented by proxy at the AGM, and entitled to vote on the subject matter, voting together as a single class, and a non-vote is not counted as an affirmative vote. Brokers have discretion to direct the voting of shares on the auditors appointment proposal if it has not received voting instructions from the beneficial owner, and as a result, broker non-votes should not occur with respect to the auditors appointment proposal.
You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of LILA and LILAB or how to change your vote or revoke your proxy.
How do I vote any of my shares that are held in the Liberty Puerto Rico 401(k) Savings Plan or the Liberty Latin America 401(k) Savings Plan?
If you hold LILA shares through your account in the Liberty Puerto Rico 401(k) Savings Plan or the Liberty Latin America 401(k) Savings Plan, the trustees for the applicable plan are required to vote your LILA shares as you specify. To allow sufficient time for the trustees to vote your LILA shares, your voting instructions must be received by 6:00 p.m. Bermuda time (5:00 p.m. New York City time) on June 16, 2026. To vote such shares, please follow the instructions provided by the trustees for the applicable plan.
What if I respond and indicate that I am withholding my vote or abstaining from voting?
A properly submitted proxy marked “WITHHOLD” or “ABSTAIN” will be counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of voting shares represented and entitled to vote at the AGM. However, a proxy marked “ABSTAIN” will not be treated as a vote cast at the AGM. Withheld votes will have no effect on the election of each director nominee. Abstentions will also have the same effect as a vote “AGAINST” the auditors appointment proposal and the 2026 incentive plan proposal because these proposals require an affirmative vote from a majority of the combined voting power of the issued and outstanding common shares that are present in person or represented by proxy at the AGM, and entitled to vote on the subject matter, voting together as a single class, and an abstention is not counted as an affirmative vote.
Can I change my vote?
Shareholders of record may change their vote any time before the polls close at the AGM, which can be done by voting in person at the AGM, voting via the internet or by telephone, or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Latin America Ltd., c/o Secretary, 1550 Wewatta Street, Suite 810, Denver, Colorado 80202, United States before the start of the AGM.
Your attendance at the AGM will not, by itself, revoke a prior vote or proxy from you.
If your voting shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.
Who may attend, and who may vote at, the AGM?
All shareholders of Liberty Latin America may attend the AGM. Only shareholders of record (holders of record of our voting shares as of the record date, 6:00 p.m. Bermuda time (5:00 p.m. New York City time), on April 24, 2026) are entitled to vote at the AGM or any adjournment or postponement thereof. Holders of LILAK shares will not be entitled to vote on any of the proposals. If you plan to attend the AGM in person, please notify our Investor Relations team via email to ir@lla.com.

If you are a shareholder of record of our voting shares, you have the right to attend, speak and vote in person at the AGM. Any corporation that is a shareholder of record may by written instrument authorize one or more persons to act as its representative(s) at the AGM and the person(s) so authorized shall (on production of a certified copy of such written instrument at the AGM) be entitled to exercise these same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of Liberty Latin America. If you are a beneficial owner, you may also attend and speak at the AGM. You may not, however, vote your shares held in street name unless you obtain a “proxy” from your broker, bank or other nominee that holds the shares, which gives you the right to vote the shares at the AGM.
Notwithstanding the foregoing, we recommend that you vote by proxy in advance of the AGM even if you plan to attend the AGM (note that you may change your vote at the AGM).
A list of shareholders entitled to vote at the AGM will be available during regular business hours at our office at 1550 Wewatta Street, Suite 810, Denver, Colorado 80202, United States, for review by our shareholders for any purpose germane to the AGM, for at least 10 days prior to the AGM.
How is Liberty Latin America soliciting proxies and who will pay the cost of soliciting proxies?
We are soliciting proxies by means of our proxy materials on behalf of the Board. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending the e-proxy notices and, if requested, paper proxy materials to you and getting your voting instructions. We have also retained D.F. King to assist in the solicitation of proxies at a cost of $12,500, plus reasonable out of pocket expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of common shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.
May I choose the method in which I receive future proxy materials?
Registered shareholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.computershare.com/investor. Shareholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery when voting by internet at www.proxyvote.com by following the prompts. Also, shareholders who hold shares through a broker, bank or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. If you are a registered shareholder, you may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Computershare, at (877) 373-6374 (outside the United States +1 (781) 575-3100). Shareholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.
What is “householding”?
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” the proxy materials. This means that only one copy each of the proxy materials or e-proxy notice is being sent to multiple shareholders in your household. We will promptly deliver a separate copy of the proxy materials or e-proxy notice to you if you call, email or mail our Investor Relations Department, +1 (303) 925-6000 or ir@lla.com or Liberty Latin America Ltd., Attention: Investor Relations Department, 1550 Wewatta Street, Suite 810, Denver, Colorado 80202, United States. If you prefer to receive separate copies of such documents in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above telephone number, email address or mailing address.
When will Liberty Latin America announce the voting results?
We will announce the preliminary voting results at the AGM. We will report the final results in a Current Report on Form 8-K that we will file with the SEC after the AGM.
What do I do if I have additional questions?
If you have any further questions about voting or attending the AGM, please call Liberty Latin America Investor Relations at +1 (303) 925-6000 or contact D.F. King, who is acting as proxy solicitation agent for the AGM, by telephone at (800) 317-8033 or by email at LILA@dfking.com. Banks and brokers may call collect at (212) 269-5550.

CORPORATE GOVERNANCE
Code of Conduct and Code of Ethics
We have adopted a code of conduct that applies to all of our employees, directors and officers. In addition, we have adopted a code of ethics for our senior executive officers and senior financial officers, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). Both codes are available on our website at www.lla.com. We intend to satisfy the disclosure requirements regarding amendments to, or waivers from, provisions of our code of ethics by posting such information on our website at the address specified above.
Director Independence
It is our policy that a majority of the members of the Board be independent of our management. For a director to be deemed independent, the Board must affirmatively determine that the director has no direct or indirect material relationship with our company other than in his or her capacity as a board member. To assist the Board in determining which of our directors qualify as independent for purposes of Nasdaq rules, as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of the Board follows Nasdaq’s corporate governance rules on the criteria for director independence. For a list of the current independent directors of our company, see Board and Committees of the Board—Executive Sessions.
Board Composition
As described below under Proposal 1—The Director Election Proposal, the Board is comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, technology, venture capital, private equity, foreign relations, law, tax, real estate, finance, auditing, engineering and Latin American and Caribbean businesses. For more information on our policies with respect to board candidates, see Board and Committees of the Board—Board and Committees of the Board—Nominating and Corporate Governance Committee.
Board Leadership Structure
The Board has separated the positions of Executive Chairman and Chief Executive Officer (principal executive officer). Michael T. Fries holds the position of Executive Chairman, leads the Board and board meetings and provides strategic guidance to our Chief Executive Officer. Balan Nair, our President, holds the position of Chief Executive Officer, leads our management team and is responsible for driving the performance of our company. We believe this division of responsibility effectively enables the Board to fulfill its duties.
Board Role in Risk Oversight
The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. The audit committee oversees management of financial risks, risks relating to potential conflicts of interest, cybersecurity and information security risks, and our overall enterprise risk management program. The compensation committee oversees the management of risks relating to our compensation arrangements with senior officers. The nominating and corporate governance committee oversees risks associated with the independence of the Board. These committees then provide reports periodically to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks, including cybersecurity and information security risks. Our management reporting processes include regular reports from our Chief Executive Officer, which are prepared with input from our senior management team, and also include input from our Internal Audit group.

EXECUTIVE OFFICERS
The following lists the executive officers of our company (other than Michael T. Fries and Balan Nair, Executive Chairman and our President and Chief Executive Officer (CEO), respectively, who also serve as directors of our company and who are listed under Proposal 1—The Director Election Proposal), their ages and a description of their business experience, including positions held with our company.

Name	Positions
Aamir Hussain Age: 58
Mr. Hussain has served as the Chief Technology and Product Officer (CTO) and a Senior Vice President of our company since April 2022. In this capacity, he is responsible for Liberty Latin America’s Technology & Innovation team, driving technology solutions including product development and network performance, and delivering an exceptional customer experience across the company’s multiple markets. Prior to joining Liberty Latin America, Mr. Hussain was Senior Vice President and Chief Product Officer at Verizon Communications from December 2019 to April 2022, Chief Executive Officer of Collinear Networks from February 2019 to December 2019, Executive Vice President, Chief Technology, Information and Product Development Officer at CenturyLink from October 2014 to November 2018 and has been a Venture Partner at Ridge Lane Limited Partners since July 2019.

Christopher Noyes Age: 55
Mr. Noyes has served as the Chief Financial Officer and a Senior Vice President of our company since December 2017. In this capacity, he is responsible for Liberty Latin America’s finance and treasury operations, including commercial finance, tax and financial planning, accounting and external reporting matters, investor relations and strategic oversight for the financial performance of the company and its operations. Mr. Noyes became the Chief Financial Officer for Liberty Global plc’s (now known as Liberty Global Ltd. (Liberty Global)) Latin America operations in September 2014, which became the LiLAC Group of Liberty Global in July 2015. Prior to this, Mr. Noyes held multiple senior management positions with Liberty Global, including Managing Director, Investor Relations and Business Analysis. Mr. Noyes joined Liberty Global in June 2005 as Vice President, Investor Relations. Prior to joining Liberty Global, Mr. Noyes was an investment banker at Credit Suisse First Boston and Donaldson, Lufkin & Jenrette for approximately ten years collectively.

John M. Winter Age: 53	Mr. Winter has served as the Chief Legal Officer, Secretary and a Senior Vice President of our company since December 2017. In this capacity, he is responsible for strategic oversight of all legal matters affecting Liberty Latin America and risk management within the company, including legal support for corporate governance, financial reporting, litigation, mergers and acquisitions, commercial contracts, regulatory and general compliance and ethics. Mr. Winter also oversees the government affairs function for our company. Prior to December 2017, Mr. Winter was a Managing Director, Legal for Liberty Global where he was responsible for various legal matters, including legal support for financial reporting, mergers and acquisitions, compliance and governance. Mr. Winter joined Liberty Global as a Vice President, Legal in July 2013. Prior to joining Liberty Global, Mr. Winter was with the law firm Baker Botts L.L.P. for more than five years, and most recently as a partner in the corporate department, specializing in public and private acquisitions, financings and financial reporting.
Our executive officers will serve in such capacities until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our current executive officers or directors by blood, marriage or adoption.

BOARD AND COMMITTEES OF THE BOARD
Board and Committees of the Board
Committee Membership

	Audit	Compensation	Nominating & Corporate Governance	Executive Committee
Charles H.R. Bracken	l†		l†
Miranda Curtis	●	Chair	●
Alfonso de Angoitia Noriega	●		l†
Michael T. Fries				●
Paul A. Gould	Chair	●	●
Roberta S. Jacobson			●
Balan Nair				●
Brendan Paddick	●	l†	l†
Daniel E. Sanchez		l†	Chair
† Joined committee on April 1, 2026
Board and Committee Meetings
During 2025, we had five meetings of our full Board, six meetings of our audit committee, four meetings of the compensation committee, one meeting of our nominating and corporate governance committee, and four meetings of our executive committee. Each director attended, either in person or telephonically, at least 75% of the total number of meetings of our Board and each committee on which he or she served. Our Board encourages all members to attend each annual general meeting of our shareholders. No board members attended our 2025 AGM.
Executive Committee
The Board has established an executive committee, whose members are Michael T. Fries and Balan Nair. Subject to the limitations of Bermuda law, the executive committee may exercise all the powers and authority of the Board in the management of our business and affairs, including, but not limited to, the power and authority to issue any class of our shares.
Compensation Committee
The Board has established a compensation committee, whose chairman is Miranda Curtis and whose other members in 2025 were Paul A. Gould and Eric L. Zinterhofer. Mr. Zinterhofer resigned from our Board and compensation committee on December 31, 2025. Brendan Paddick and Daniel Sanchez became members of the compensation committee, effective April 1, 2026. See Corporate Governance—Director Independence above.
The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our CEO and our other executive officers. The compensation committee may also make recommendations to the Board with respect to our incentive compensation plans and equity based plans, and will administer such plans, with authority to make and modify grants under, and to approve or disapprove participation in, such plans. For a description of our current processes and policies for consideration and determination of executive compensation, including the role of our CEO and outside consultants in determining or recommending amounts and/or forms of compensation, see Executive Officers and Directors Compensation—Compensation Discussion and Analysis.
The Board has adopted a written charter for the compensation committee, which is available on our website at www.lla.com.
Compensation Committee Interlocks and Insider Participation
In 2025, the compensation committee of our Board consisted of Miranda Curtis, Paul A. Gould and Eric L. Zinterhofer during the entirety of the year. No member of the compensation committee is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant. In 2025, none of our executive officers served on the compensation committee (or other board committee performing equivalent functions) of any entity that had one or more of its executive officers serving on our Board or compensation committee.
Nominating and Corporate Governance Committee
The Board has established a nominating and corporate governance committee, whose chairman is Daniel E. Sanchez and whose other members in 2025 were Miranda Curtis, Paul A. Gould and Roberta S. Jacobson. Charles H.R. Bracken, Alfonso de Angoitia Noriega and Brendan Paddick became members of the nominating and corporate governance committee, effective April 1, 2026. See Corporate Governance—Director Independence above.
The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by the Board from time to time, identifies director nominees for upcoming annual general meetings, develops corporate governance guidelines applicable to our company and oversees the evaluation of the Board and management.
The nominating and corporate governance committee will consider candidates for director recommended by any shareholder, provided that such recommendations are properly submitted. Eligible shareholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Secretary, Liberty Latin America Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Shareholder recommendations must be made in accordance with our bye-Laws, as discussed under Shareholder Proposals in this proxy statement, and contain the following information:
•    the name and address of the proposing shareholder and the beneficial owner, if any, on whose behalf the nomination is being made, as they appear on our share register, and documentation indicating the class or series and number of our common shares owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing shareholder is recommending a candidate for nomination as a director;
•    the candidate’s name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;
•    a statement detailing any relationship, arrangement or understanding between the proposing shareholder and/or beneficial owner(s), if different, and any other person(s) (including their names) under which the proposing shareholder is making the nomination and any affiliates or associates (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the Exchange Act)) of such proposing shareholder(s) or beneficial owner (each a Proposing Person);
•    a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Board;
•    any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of the candidate as a director;
•    a representation as to whether the Proposing Person intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;
•    a representation by each Proposing Person who is a holder of record of our common shares as to whether the notice is being given on behalf of the holder of record and/or one or more beneficial owners, the number of shares held by any beneficial owner along with evidence of such beneficial ownership and that such holder of record is entitled to vote at the annual general meeting of shareholders and intends to appear in person or by proxy at the annual general meeting of shareholders at which the person named in such notice is to stand for election;
•    a written consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

•    a representation as to whether the Proposing Person has received any financial assistance, funding or other consideration from any other person regarding the nomination (a Shareholder Associated Person) (including the details of such assistance, funding or consideration); and
•    a representation as to whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to our company within the last six months by, or is in effect with respect to, the Proposing Person, any person to be nominated by the Proposing Person or any Shareholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Person, its nominee, or any such Shareholder Associated Person.
In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing shareholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.
To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity and values and judgment and should be committed to the long-term interests of our shareholders and our company. When evaluating a potential director nominee, including one recommended by a shareholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:
•    independence from management;
•    his or her unique background, including education, financial, industry, regional and business experience and expertise, relevant skill sets and diversity of race, ethnicity, gender and sexual orientation;
•    understanding of our business and the markets in which we operate;
•    judgment, skill, integrity and reputation;
•    existing commitments to other businesses as a director, executive or owner;
•    personal conflicts of interest, if any; and
•    the size and composition of our existing Board, including whether the potential director nominee would positively impact the composition of the Board by bringing a new perspective or viewpoint to the Board.
The nominating and corporate governance committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees.
The Board and the nominating and corporate governance committee believe that it is important that our Board members represent diverse viewpoints. Our corporate governance guidelines and the nominating and corporate governance committee’s charter provide that the nominating and corporate governance committee will consider diversity of race, ethnicity, gender and sexual orientation when evaluating nominees for the Board. We believe the composition of our Board, about half of which is diverse in terms of race, ethnicity and/or gender, further demonstrates our commitment to board diversity.
When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, shareholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the Board, it may recommend to the full Board that candidate’s appointment or election.
Prior to nominating an incumbent director for re-election at an annual general meeting of shareholders, the nominating and corporate governance committee will consider, the director’s past attendance at, and participation in, meetings of the Board and its committees and the director’s formal and informal contributions to the various activities conducted by the Board and the Board committees of which such individual is a member.

The members of our nominating and corporate governance committee have determined that Messrs. Fries, de Angoitia Noriega and Gould and Amb. Jacobson, who are nominated for election at the AGM, continue to be qualified to serve as directors of our company and such nominations were approved by the entire Board.
The Board has adopted a written charter for the nominating and corporate governance committee. The charter is available on our website at www.lla.com.
Audit Committee
The Board has established an audit committee, whose chairman is Paul A. Gould and whose other members in 2025 were Miranda Curtis, Alfonso de Angoitia Noriega and Brendan Paddick. Charles H.R. Bracken became an audit committee member, effective April 1, 2026. See Corporate Governance—Director Independence above.
The Board has determined that each member of the audit committee qualifies as an “audit committee financial expert” under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee’s functions include, among other things:
•    overseeing our management’s processes and activities relating to (i) maintaining the reliability and integrity of our accounting policies, financial reporting practices and financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of our internal audit function and independent auditor and (iv) compliance with applicable laws and stock exchange rules;
•    the recommendation to our shareholders of the appointment, retention, termination and compensation of the independent auditor;
•    oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services;
•    reviewing and preapproving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditor, subject to a de minimis exception for non-audit services;
•    reviewing any matters identified as critical audit matters by the independent auditor; and
•    preparing a report for our annual proxy statement.
The Board has adopted a written charter for the audit committee, which is available on our website at www.lla.com.
Audit Committee Report
The audit committee reviews our financial reporting process on behalf of the Board. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles and on the effectiveness of our internal control over financial reporting.
Our audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of our internal control over financial reporting and KPMG LLP’s evaluation of our internal control over financial reporting. Our audit committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including that firm’s judgment about the quality of our accounting principles, as applied in its financial reporting.
KPMG LLP has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP that firm’s independence from the company and its subsidiaries.

Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 (the 2025 Form 10-K), which was filed on February 18, 2026 with the SEC.

Submitted by the Members of the Audit Committee
Paul A. Gould (chairman)
Miranda Curtis
Brendan Paddick
Alfonso de Angoitia Noriega
Other
The Board, by resolution, may from time to time establish other committees of the Board, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of the Board, subject to applicable law.
Shareholder Communication with Directors
Our shareholders may send communications to the Board or to individual directors by mail addressed to the Board or to an individual director c/o Liberty Latin America Ltd., 1550 Wewatta Street, Suite 810, Denver, Colorado 80202, United States. All such communications from our shareholders will be forwarded to our directors on a timely basis.
Executive Sessions
Under Nasdaq’s corporate governance rules, the independent directors are required to meet in regularly scheduled executive sessions, without management participation. In 2025, the independent directors had four such executive sessions. Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Liberty Latin America Ltd., c/o Liberty Latin America Ltd., 1550 Wewatta Street, Suite 810, Denver, Colorado 80202, United States. The current independent directors of our company are Charles H.R. Bracken, Miranda Curtis, Alfonso de Angoitia Noriega, Paul A. Gould, Roberta S. Jacobson, Brendan Paddick and Daniel E. Sanchez.
Involvement in Certain Proceedings
During the past 10 years, none of our directors or executive officers has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information concerning our common shares beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of LILA and LILAB, which are our company’s voting securities. Beneficial ownership of our LILAK shares is set forth below only to the extent known by us or ascertainable from public filings. All of the information reported in the table below is based on publicly available filings.
The security ownership information is given as of March 31, 2026, and, in the case of percentage ownership information, is based upon (1) 38,059,967 shares of LILA, (2) 2,526,429 shares of LILAB and (3) 161,455,637 shares of LILAK, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all classes of our common shares. LILAK shares are, however, non-voting and, therefore, in the case of percentage voting power, are not included.
Our common shares that are issuable on or within 60 days after March 31, 2026 upon exercise of share appreciation rights (SARs), conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the SARs or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise stated in the footnotes to the table and as discussed in —Security Ownership of Management, SARs with base prices above the closing prices of our common shares on March 31, 2026 are excluded from the table below. For purposes of the following presentation, beneficial ownership of shares of LILAB, though convertible on a one-for-one basis into shares of LILA, is reported as beneficial ownership of shares of LILAB, and not as beneficial ownership of shares of LILA, but the voting power of shares of LILA and LILAB has been aggregated.
So far as is known to us, the persons or entities indicated below have sole voting and dispositive power with respect to the common shares indicated as beneficially owned by them, except as otherwise stated in the notes to the table.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
John C. Malone	LILA	1,865,012	(1)	4.9	27.2
c/o Liberty Latin America Ltd.	LILAB	1,535,757	(2)(3)	60.8
Clarendon House, 2 Church Street	LILAK	11,111,158	(1)(3)	6.9
Hamilton HM 11, Bermuda

Michael T. Fries	LILA	305,330	(4)	*	3.3
c/o Liberty Latin America Ltd.	LILAB	175,867	(4)	7.0
Clarendon House, 2 Church Street	LILAK	591,819	(4)	*
Hamilton HM 11, Bermuda

Balan Nair	LILA	151,248	(5)	*	9.1
c/o Liberty Latin America Ltd.	LILAB	561,563	(5)	22.2
Clarendon House, 2 Church Street	LILAK	3,452,664	(5)	2.1
Hamilton HM 11, Bermuda

Berkshire Hathaway, Inc.	LILA	2,630,792	(6)	6.9	4.2
3555 Farnam Street
Omaha, NE 68131

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
BlackRock, Inc.	LILA	3,194,839	(7)	8.4	4.9
50 Hudson Yards	LILAK	10,303,992	(7)	6.4
New York, NY 10001

Dimensional Fund Advisors LP	LILA	2,711,559	(8)	7.1	4.2
6300 Bee Cave Road
Building One
Austin, TX 78746

GAMCO Investors, Inc. et al.	LILA	1,908,431	(9)	5.0	3.0
One Corporate Center
Rye, NY 10580

*Less than one percent.
(1)    Includes 49,729 LILA shares and 266,574 LILAK shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.
(2) Based on information available to our company and the Schedule 13D of Mr. Malone filed with the SEC on January 8, 2018 (the Malone Schedule 13D). As disclosed in the Malone Schedule 13D, Mr. Fries, Mr. Malone and the Malone Trust (as defined below) entered into a letter agreement dated as of December 29, 2017 (the Letter Agreement) pursuant to which, under certain circumstances, Mr. Fries would have certain rights with respect to LILAB shares owned by a trust with respect to which Mr. Malone is a co-trustee and, with his wife, retains a unitrust interest (the Malone Trust). Pursuant to the terms of the Letter Agreement, for so long as Mr. Fries is employed as a principal executive officer or as a director of Liberty Latin America, (a) in the event the Malone Trust or any Permitted Transferee (as defined in the Letter Agreement) is not voting the LILAB shares owned by the Malone Trust, Mr. Fries will have the right to vote such LILAB shares and (b) in the event the Malone Trust or any Permitted Transferee determines to sell such LILAB shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any Permitted Transferee subsequently intends to enter into a sale transaction with a third-party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third-party.
(3) Includes 11,108 LILAB shares and 2,989 LILAK shares held by a trust managed by an independent trustee and Mr. Malone’s adult son, who is also the beneficiary of that trust. Also includes 8,141 LILAB shares and 2,190 LILAK shares held by another trust managed by an independent trustee, of which the beneficiary is Mr. Malone’s adult daughter. Mr. Malone has no pecuniary interest in his children’s trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held in his children’s trusts. Also includes 1,516,508 LILAB shares and 2,011,791 LILAK shares held by the Malone Trust.
(4) Information with respect to our common shares beneficially owned by Mr. Fries, our Executive Chairman, is also set forth in —Security Ownership of Management.
(5) Based on information available to our company and an Amendment No. 2 to Schedule 13D filed by Mr. Nair, our President and CEO, with the SEC on March 31, 2026. Additional information with respect to our common shares beneficially owned by Mr. Nair is also set forth in —Security Ownership of Management.
(6) Based on the Schedule 13G for the year ended December 31, 2020, filed with the SEC on February 16, 2021, by Warren E. Buffett on behalf of himself and Berkshire Hathaway Inc. (Berkshire), as well as on behalf of the following for the respective number of LILA shares indicated: National Indemnity Company (1,625,185), GEICO Corporation (1,625,185), Government Employees Insurance Company (1,517,798), GEICO Indemnity Company (107,387), BNSF Master Retirement Trust (368,829), Scott Fetzer Collective Investment Trust (54,907) and Berkshire Hathaway Consolidated Pension Plan Master Retirement Trust (581,871). Mr. Buffett (who may be deemed to control Berkshire), Berkshire and GEICO Corporation are each a parent holding company or control person. National Indemnity Company, Government Employees Insurance Company and GEICO Indemnity Company are each an insurance company and the remaining reporting persons are each an employee benefit plan. Mr. Buffett, Berkshire and the other reporting persons share voting and dispositive power over the shares listed in the table.
(7) Based on two separate filings, each an Amendment No. 5 to Schedule 13G for the year ended December 31, 2023 and filed with the SEC on February 6, 2024 and February 2, 2024, by BlackRock, Inc. The filings reflect that BlackRock, Inc. has sole voting power over 3,074,284 LILA shares and 10,009,696 LILAK shares and sole dispositive power over 3,194,839 LILA shares and 10,303,992 LILAK shares. All shares covered by such filings are held by BlackRock, Inc. and/or its subsidiaries.
(8) Based on the Schedule 13G for the year ended December 31, 2023, filed with the SEC on February 9, 2024, by Dimensional Fund Advisors LP (Dimensional), which reflects that Dimensional has sole voting power over 2,663,120 LILA shares and sole dispositive power over 2,711,559 LILA shares. All shares covered by such filing are held by certain investment companies, commingled funds, group trusts and separate accounts for which Dimensional furnishes investment advice or serves as investment manager or sub-adviser.
(9) Based on the Schedule 13D, dated December 27, 2024, and filed with the SEC on January 2, 2025 by GAMCO Investors, Inc. et al. The filing reflects that Gabelli Funds LLC has sole voting power over 761,718 LILA shares and sole dispositive power over 761,718 LILA shares, GAMCO Asset Management Inc. has sole voting power over 1,056,668 LILA shares and sole dispositive power over 1,056,713 LILA shares and MJG Associates Inc. has sole voting power over 90,000 LILA shares and sole dispositive power over 90,000 LILA shares.
Security Ownership of Management
The following table sets forth information with respect to the beneficial ownership by each of our directors and named executive officers as described below, and by all of our directors and executive officers as a group, of our common shares.
The security ownership information is given as of March 31, 2026, and, in the case of percentage ownership information, is based upon (1) 38,059,967 shares of LILA, (2) 2,526,429 shares of LILAB and (3) 161,455,637 shares of LILAK, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all classes of our common shares. LILAK shares are, however, non-voting and, therefore, in the case of percentage voting power, are not included.
Our common shares that are issuable on or within 60 days after March 31, 2026 upon exercise of SARs, conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the SARs or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise stated in the footnotes to the table, SARs with base prices above the closing prices of our common shares on March 31, 2026 are excluded from the table below. For purposes of the following presentation, beneficial ownership of shares of LILAB, though convertible on a one-for-one basis into shares of LILA, is reported as beneficial ownership of shares of LILAB, and not as beneficial ownership of shares of LILA, but the voting power of shares of LILA and LILAB has been aggregated.
So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the common shares indicated as beneficially owned by them, except as otherwise stated in the notes to the table. With respect to certain of our executive officers and directors, the number of shares indicated as owned by them includes shares held by the Liberty Latin America 401(k) Savings Plan as of March 31, 2026, for their respective accounts.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
Michael T. Fries	LILA	305,330	(1)	*	3.3
Executive Chairman	LILAB	175,867	(2)	7.0
	LILAK	591,819	(1)	*

Alfonso de Angoitia Noriega	LILA	47,162		*	*
Director	LILAB	—		—
	LILAK	101,800		*

Charles H.R. Bracken	LILA	42,975	(3)	*	*
Director	LILAB	—		—
	LILAK	96,708	(3)	*

Miranda Curtis	LILA	39,009		*	*
Director	LILAB	—		—
	LILAK	83,171		*

Paul A. Gould	LILA	338,047		*	*
Director	LILAB	8,987		*
	LILAK	452,370		*

Roberta S. Jacobson	LILA	19,624		*	*
Director	LILAB	—		—
	LILAK	29,648		*

Balan Nair	LILA	151,248	(4)	*	9.1
President, Chief Executive Officer &	LILAB	561,563		22.2
Director	LILAK	3,452,664	(4)(5)(6)	2.1

Brendan Paddick	LILA	1,459,542		3.8	2.3
Director	LILAB	—		—
	LILAK	1,984,140		1.2

Daniel E. Sanchez	LILA	31,039		*	*
Director	LILAB	—		—
	LILAK	59,713		*

Christopher Noyes	LILA	349,545	(4)(5)	*	*
Senior Vice President,	LILAB	20,000
Chief Financial Officer	LILAK	736,156	(4)(5)(6)	*

Aamir Hussain	LILA	259,341	(4)	*	*
Senior Vice President, Chief Technology	LILAB	—		—
& Product Officer	LILAK	492,216	(4)	*

John M. Winter	LILA	177,528	(4)	*	*
Senior Vice President, Chief Legal Officer	LILAB	10,000		*
& Secretary	LILAK	553,410	(4)(5)(6)	*

All directors and executive officers as a group (12 persons)	LILA	3,220,390	(1)(3)(4)(5)	8.4	17.3
	LILAB	776,417	(2)	30.7
	LILAK	8,633,815	(1)(3)(4)(5)(6)	5.3

*    Less than one percent
(1)    Includes 8,115 LILA shares and 65,343 LILAK shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Fries’ children. Mr. Fries has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Fries disclaims beneficial ownership with respect to these shares.
(2)    Information with respect to the Letter Agreement is set forth in —Security Ownership of Certain Beneficial Owners.
(3)    Includes 36,014 LILA shares and 82,786 LILAK shares held by Charlouise Ltd., which is controlled by Mr. Bracken.
(4)    Based on the closing prices of our LILA and LILAK shares on March 31, 2026, the table below shows the number shares that could have been issued upon the exercise of SARs that were in-the-money on March 31, 2026 and exercisable within 60 days of March 31, 2026, if such SARs had been vested and exercised on that date:

Owner	LILA	LILAK
Balan Nair	151,155	327,623
Christopher Noyes	50,424	109,402
Aamir Hussain	45,382	98,462
John Winter	40,340	87,522
(5)     Includes shares held by each individual in an IRA, as follows:

Owner	LILA	LILAK
Balan Nair	—	1,139
Christopher Noyes	40,000	753
John M. Winter	—	176

(6)     Includes shares held in the Liberty Latin America 401(k) Savings Plan, as follows:

Owner	LILA	LILAK
Balan Nair	—	18,863
Christopher Noyes	—	18,764
John M. Winter	—	18,147
Change in Control
We know of no arrangements, including any pledge by any person of its securities, the operation of which may at a subsequent date result in a change in control of our company.

PROPOSAL 1—THE DIRECTOR ELECTION PROPOSAL
The Board
The Board currently consists of nine directors, divided among three classes. Our Class III directors, whose terms will expire at the 2026 Annual General Meeting of our shareholders, are Michael T. Fries, Alfonso de Angoitia Noriega, Paul A. Gould and Roberta S. Jacobson. These directors are nominated for election to the Board to continue to serve as Class III directors, and we have been informed that each of them is willing to serve as a director of our company. The term of the Class III directors who are elected at the AGM will expire at the 2029 Annual General Meeting of our shareholders. Our Class I directors, whose terms will expire at the 2027 Annual General Meeting of our shareholders, are Charles H.R. Bracken and Balan Nair. Our Class II directors, whose terms will expire at the 2028 Annual General Meeting of our shareholders, are Miranda Curtis, Brendan Paddick and Daniel E. Sanchez.
If any nominee should decline election or should become unable to serve as a director of our company for any reason before election at the AGM, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the Board.
The following lists the four nominees for election as a director at the AGM and the five directors of our company whose term of office will continue after the AGM, and includes, as to each person, how long such person has been a director of our company, such person’s professional background, other public company directorships, other positions and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of the Board. The number of our common shares beneficially owned by each director is set forth in this proxy statement under the caption Security Ownership of Certain Beneficial Owners and Management.
Vote and Recommendation
A plurality of the combined voting power of the voting shares present in person or represented by proxy at the AGM and entitled to vote on the election of directors at the AGM, voting together as a single class, is required to elect Michael T. Fries, Alfonso de Angoitia Noriega, Paul A. Gould and Roberta S. Jacobson as Class III members of the Board.
The Board unanimously recommends a vote “FOR” the election of each nominee to the Board.

Nominees for Election
Directors Whose Term Expires in 2026
Michael T. Fries Age: 63
Executive Chairman of our company.
Professional Background: Mr. Fries has served as Executive Chairman of our company since December 2017. He has nearly 40 years of experience in the telecom and media industry. He has served as Chief Executive Officer of Liberty Global since 2005 and is also Chairman of the Board of Directors. He was a co-founder of its predecessor over three decades ago and has overseen its growth into a world leader in converged broadband, mobile and video communications. With approximately 29,000 employees, approximately 80 million fixed and mobile connections, more than $4 billion in consolidated revenue and approximately $18 billion of revenue generated by its Virgin Media-O2 and VodafoneZiggo joint ventures, Liberty Global is dedicated to building Tomorrow’s Connections Today by investing in the infrastructure and platforms that empower customers and deploying the advanced technologies that nations and economies need to thrive. Liberty Global is also an active investor in cutting-edge infrastructure, media and technology businesses.
Other Public Company Directorships: Liberty Global & predecessor (Chairman since January 2026 and Director since June 2005); Lionsgate Studios Corp.& predecessor (since November 2015); Grupo Televisa S.A.B. (since April 2015); and Sunrise Communications AG (Chairman since November 2024).
Other Positions: GSMA — Board Member; Cablelabs— Board Member; The Paley Center for Media — Trustee & Finance Committee Member; and World Economic Forum — Communication and Technology Governor.
Board Membership Qualifications: Mr. Fries’ significant executive experience in building and managing converged video, broadband, mobile and entertainment platforms, in-depth knowledge of all aspects of operating a global business and his responsibility for setting the strategic, financial and operational direction for an international company contributes to the Board’s consideration of the strategic, operational and financial challenges and opportunities of our business, and strengthens the Board’s collective qualifications, skills and attributes.

Alfonso de Angoitia Noriega Age: 64
A director of our company.
Professional Background: Mr. de Angoitia Noriega has served as a director of our company since December 2017. He is an experienced business executive with over 15 years in the telecommunications industry. In January 2018, he became a co-Chief Executive Officer of Grupo Televisa, S.A.B (Televisa) and also serves as Executive Chairman of TelevisaUnivision. Prior to that, he was an Executive Vice President of Televisa since May 2000. From 1999 to 2003, Mr. de Angoitia Noriega served as the Chief Financial Officer of Televisa. Televisa is a leading media company in the Spanish-speaking world and a cable operator, as well as a direct-to-home satellite pay television operator in Mexico. Televisa distributes the content it produces through several broadcast channels in Mexico and in over 50 countries through 26 pay-tv brands, and television networks, cable operators and over-the-top or “OTT” services. In the United States, Televisa’s audiovisual content is distributed through Univision Communications Inc. Prior to joining Televisa, Mr. de Angoitia Noriega was a founding partner of the law firm Mijares, Angoitia, Cortés y Fuentes, S.C.
Other Public Company Directorships: Grupo Televisa S.A.B. (since April 1997); Univision Communications Inc. (director since December 2010); and Grupo Financiero Banorte, S.A.B. de C.V. (director since April 2015).
Board Membership Qualifications: Mr. de Angoitia Noriega’s significant executive experience building and managing distribution and programming businesses in the Spanish-speaking world, plus his in-depth knowledge of all aspects of operating a telecommunications company and his responsibility for setting the strategic, financial and operational direction for such company contributes to the Board’s consideration of the strategic, operational and financial challenges and opportunities of our business, and strengthens the Board’s collective qualifications, skills and attributes. Mr. de Angoitia Noriega also brings to the Board his knowledge of issues involving Latin America and the Caribbean where most of our operations are located.

Paul A. Gould Age: 80
A director of our company.
Professional Background: Mr. Gould has served as a director of our company since December 2017. He has over 40 years of experience in the investment banking industry. He is a managing director of Allen & Company, LLC (Allen & Company), a position that he has held for more than the last five years, and is a senior member of Allen & Company’s mergers and acquisitions advisory practice. In that capacity, he has served as a financial advisor to many Fortune 500 companies, principally in the media and entertainment industries. Mr. Gould joined Allen & Company in 1972. In 1975, he established Allen Investment Management, which manages capital for endowments, pension funds and family offices.
Other Public Company Directorships: Liberty Global & predecessors (since June 2005); Warner Bros. Discovery, Inc. (since April 2022); Discovery, Inc. (formerly Discovery Communications Inc.) (from September 2008 to April 2022); and Radius Global Infrastructure, Inc. (since February 2020).
Other Positions:  Cornell University (Trustee Emeriti); Weill Cornell Medical College (Member of Board of Fellows); and Wildlife Conservation Society (Trustee).
Board Membership Qualifications: Mr. Gould’s extensive background in investment banking and as a public company board member and his particular knowledge and experience as a financial advisor for mergers and acquisitions and in accounting, finance and capital markets contributes to the Board’s evaluation of acquisition, divestiture and financing opportunities and strategies and consideration of our capital structure, budgets and business plans, provide insight into other public company board practices and strengthens the Board’s collective qualifications, skills and attributes.

Roberta S. Jacobson Age: 66
A director of our company.

Professional Background: Ambassador Roberta S. Jacobson has served as a director of our company since May 2022. In September 2023, she co-founded Dinámica Americas, where she draws on more than 30 years of distinguished diplomatic experience to advise clients. From February 2019 through August 2023, she was a senior advisor at Dentons Global Advisors/Albright Stonebridge Group (DGA/ASG), a global business strategy firm based in Washington, D.C. Prior to that, Ambassador Jacobson served a 100-day term as Special Assistant to President Joseph R. Biden and the National Security Council’s coordinator for the southwest border of the United States. From November 2020 to January 2021, Ambassador Jacobson served as a volunteer Agency Review Team member for the Biden Administration presidential transition team to directly support transition efforts related to the U.S. Department of State. From November 2015 to May 2018, Ambassador Jacobson served as U.S. Ambassador to Mexico, where she oversaw the U.S.-Mexico bilateral relationship and managed a broad array of issues, including trade and investment, security and immigration, the environment, and human rights. From July 2011 to until November 2015, Ambassador Jacobson served as the State Department’s acting assistant secretary and then assistant secretary for Western Hemisphere affairs. Ambassador Jacobson holds a B.A. from Brown University and a Master of Arts degree in Law and Diplomacy from Tufts University Fletcher School of Law and Diplomacy.

Other Public Company Directorships: Soundthinking, Inc. (formerly known as ShotSpotter, Inc.) (since July 2021).

Board Membership Qualifications: Ambassador Jacobson brings her considerable diplomatic and government relations background and extensive experience with respect to a broad array of issues involving Latin America where most of our operations are located, including issues relating to trade and investment, security and immigration, the environment, and human rights. Her deep knowledge of the region will contribute to the Board’s consideration of the strategic, operational and financial challenges and opportunities of our business, and strengthens the Board’s collective qualifications, skills and attributes.

Directors Whose Term Expires in 2027
Charles H.R. Bracken Age: 59
A director of our company.
Professional Background: Mr. Bracken has served as a director of our company since December 2017. He has been Executive Vice President of Liberty Global since January 2012 and its Chief Financial Officer since January 2017 and and serves on Liberty Global’s Executive Management and Investment Committees. Mr. Bracken is responsible for Liberty Global's Digital Infrastructure activities - including AtlasEdge, a leading pan European data center company. He also founded and oversees Liberty Blume, Liberty Global's tech enabled back-office solutions company. Mr. Bracken was one of the first European based employees of Liberty Global and was the Chief Financial Officer of the predecessor companies prior to the formation of Liberty Global in 2004. Before joining in 1999, Charlie held senior roles at Goldman Sachs, J.P. Morgan, and the European Bank for Reconstruction and Development (EBRD). From 1994 to 1999, he worked at Goldman Sachs International in London, where he held several positions including Executive Director in the Communications, Media, and Technology group, advising clients on mergers and corporate finance transactions.
Other Positions: Virgin Media O2 (Board and Audit Committee member since June 2021); VodafoneZiggo Group (Member of Supervisory Board and Chair of Audit, Risk & Compliance Committee member since January 2017); and Telenet Group Holding N.V. (Board member from July 2005 until its delisting in October 2023).
Board Membership Qualifications: Mr. Bracken’s significant executive experience in finance and treasury operations, capital strategies and complex business plans for a global company contributes to the Board’s consideration of the strategic, operational and financial challenges and opportunities of our business, and strengthens the Board’s collective qualifications, skills and attributes.

Balan Nair Age: 60
President, Chief Executive Officer and a director of our company.
Professional Background: Mr. Nair has served as our President and Chief Executive Officer and a director of our company since December 2017. He is an experienced business executive with over 20 years in the telecommunications industry. Mr. Nair joined Liberty Global in 2007 as its Senior Vice President and Chief Technology Officer and served as its Executive Vice President and Chief Technology and Innovation Officer, positions he held from January 2012 and April 2016, respectively, until December 2017. During his tenure with Liberty Global, Mr. Nair was instrumental in developing Liberty Global’s state-of the-art networks and delivering successful technology integrations for Liberty Global’s multiple acquisitions. In December 2017, Mr. Nair became Liberty Latin America’s President and Chief Executive Officer, resigning his positions with Liberty Global. Prior to joining Liberty Global, Mr. Nair served as Chief Technology Officer and Executive Vice President for AOL LLC, a global web services company, from 2006. Prior to his role at AOL LLC, Mr. Nair spent more than five years at Qwest Communications International Inc., most recently as Chief Information Officer and Chief Technology Officer. He holds a patent in systems development.
Other Public Company Directorships: Charter Communications Inc. (since May 2013); Adtran, Inc. (since May 2007); and Telenet Group Holding NV (April 2011 to February 2016).
Other Position: Society of Cable Telecommunications Engineers Energy 2020 (Co-Chair).
Board Membership Qualifications: Mr. Nair’s significant executive experience in building, integrating and managing operational and technology systems businesses and his in-depth knowledge of all aspects of technology for delivering telecommunications systems, as well as his position with Liberty Latin America provides an insider’s perspective to the Board’s consideration of technological developments, opportunities and strategies of our company and strengthens the Board’s collective qualifications, skills and attributes.

Directors Whose Term Expires in 2028
Miranda Curtis Age: 70
A director of our company.
Professional Background: Ms. Curtis has served as a director of our company since December 2017. She has over 30 years of experience in the international media and telecommunications industry, starting with the international distribution of programming for the BBC before moving to the cable industry. Her most recent positions were as an executive officer of Liberty Global’s predecessor, Liberty Global Inc., and its predecessor where she oversaw cable and programming investments in Europe and Asia. In particular, she was responsible for the negotiation, oversight and management of a joint venture with Sumitomo Corporation that led to the formation of Jupiter Telecommunications Co. Ltd (J:COM), the largest multiple cable system operator in Japan, and Jupiter TV Co., Ltd., a leading provider of content services to the Japanese cable and satellite industries, as well as other content ventures in Europe and Asia. In early 2010, Ms. Curtis retired from her officer position with Liberty Global following Liberty Global’s sale of substantially all of its Japanese interests.
Other Public Company Directorships: Liberty Global & predecessors (since June 2010); Marks & Spencer plc (February 2012 to January 2018); and Sunrise Communications Group AG (from November 2020 to April 2021), a former subsidiary of Liberty Global.
Other Positions: Foreign and Commonwealth Office (U.K.) (Lead Independent Director 2017 to July 2020). In October 2020, appointed as a Companion of the Most Distinguished Order of Saint Michael and Saint George for services to gender equality globally.
Board Membership Qualifications: Ms. Curtis’ significant business and executive background in the media and telecommunication industries and her particular knowledge of, and experience with all aspects of international cable television operations and content distribution contributes to the Board’s consideration of operational developments and strategies and strengthens the Board’s collective qualifications, skills and attributes.

Brendan Paddick Age: 62
A director of our company.
Professional Background: Mr. Paddick has served as a director of our company since December 2017. He is the founder of Columbus International Inc. (Columbus) and served as its Chief Executive Officer from 2004 until its merger with Cable & Wireless Communications plc in March 2015. The combined company was later sold to Liberty Global in May 2016. At the time, Columbus provided digital video, broadband internet, IP voice, wholesale capacity and IP services, as well as cloud-based corporate data solutions and data center hosting throughout 42 countries in the greater Caribbean, Central American and Andean region. Prior to Columbus, Mr. Paddick served from April 1992 to August 2004 as President and Chief Executive officer of Persona Communications Inc., which provided video, internet, data and telephony services across Canada and The Bahamas. He was invested into the Order of Canada in 2025 in recognition of his outstanding achievement, dedication to the community and service to the nation.
Other Public Company Directorships: MDA Space Ltd. (since April 2020); Clearwater Seafoods Incorporated (from 2006 to January 2021); Cable & Wireless Communications Plc (March 2015 to May 2016); Persona Communications (1998 to 2004); and Fishery Products International (2001 to 2004).
Other Positions: Bahamas Telecommunications Company; Nalcor Energy (Chair from 2016 to 2022); NL Hydro (director from 2016 to 2022); Churchill Falls (Labrador) Corporation (Chair from 2016 to 2022); and Honorary Consul for Canada to The Bahamas (from 2006 to 2018).
Board Membership Qualifications: Mr. Paddick has extensive experience in the cable telecommunications industry and his capital market experience contributes to the Board’s evaluation of financing opportunities and strategies and consideration of our capital structure, budgets and business plans, and strengthens the Board’s collective qualifications, skills and attributes. Mr. Paddick also brings to the Board his knowledge of issues involving Latin America and the Caribbean where most of our operations are located.

Daniel E. Sanchez Age: 63
A director of our company.
Professional Background: Mr. Sanchez has served as a director of our company since December 2019. Since December 2022, Mr. Sanchez has been a director of Rocketship Public Schools, a multi-state operator of public charter schools, where he also serves on the Business Committee. In 2024, he became a director of Ensemble Learning, which seeks to improve educational outcomes for non-English learners, where he also serves on the Strategy Committee. He was a 2022 Fellow of Latinos for Education. In June 2024, he became a director of the Malone Family Land Preservation Foundation. He holds a B.A., Art History and Philosophy; a Juris Doctor (J.D.) degree in law; and a Master of Laws (L.L.M.) degree in federal taxation. In 2020, Mr. Sanchez retired from the private practice of law.
Other Public Company Directorships: Warner Bros. Discovery Inc. (since October 2024); Liberty Global & predecessor (since March 2022); Discovery, Inc. (from May 2017 to April 2022); Lions Gate Entertainment Corp. (from September 2018 to May 2021); and Starz (from January 2013 to December 2016).
Other Positions: Rocketship Public Schools (Director); Ensemble Learning (Director); Malone Family Land Preservation Foundation (Director).
Board Membership Qualifications: Mr. Sanchez brings a unique legal and business perspective to our Board stemming from his legal career and his participation on other boards of directors. His specific business experience in media and telecommunications, along with his other directorship appointments on public company boards in the media industry, contribute to our board’s understanding of the potential strategic and operational challenges that we face and assists the Board in developing strategies that take into consideration a wide range of industrial issues.

PROPOSAL 2—THE AUDITORS APPOINTMENT PROPOSAL
KPMG LLP has served as our independent registered public accounting firm since 2016.
We are asking our shareholders to appoint KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and to authorize the Board, acting by the audit committee, to determine the independent auditors’ remuneration.
A representative of KPMG LLP is expected to be present by telephone at the AGM, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.
Vote and Recommendation
The affirmative vote of the holders of a majority of the combined voting power of the issued and outstanding common shares that are present in person or represented by proxy at the AGM, and entitled to vote on the subject matter, voting together as a single class, is required to approve the auditors appointment proposal.
The Board unanimously recommends a vote “FOR” the auditors appointment proposal.
Audit Fees and All Other Fees
The following table presents fees incurred for 2025 and 2024 for professional audit services rendered by KPMG LLP and its international affiliates during the indicated periods for the audit of our consolidated financial statements and the separate financial statements of certain of our subsidiaries and for other services rendered by KPMG LLP and its international affiliates.
Fees billed in currencies other than U.S. dollars were translated into U.S. dollars at the average exchange rate in effect during the year.

	Year Ended December 31,
	2025	2024
	in thousands
Audit fees	$9,477	$8,903
Audit-related fees(1)	32	156
Audit and audit-related fees	9,509	9,059
Tax Fees(2)	1,202	765
Total fees	$10,711	$9,824
(1)    For 2025, audit-related fees related to statutory and other audits, consents and comfort letters in connection with securities offerings. For 2024, audit-related fees related to regulatory attest services and accounting consultation services.
(2)    For 2025 and 2024, tax fees related to tax consultation and tax compliance services.
Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):
•    audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with registration statements, periodic reports and other documents filed or issued in connection with securities offerings (including comfort letters and consents), (iii) attestations of management reports on our internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

•    audit related services as specified in the policy, including (i) due diligence services, (ii) financial statement audits of employee benefit plans, (iii) consultations with management as to the accounting or disclosure treatment of transactions, (iv) attest services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions, and (vii) general assistance with implementation of the requirements of certain SEC rules or listing standards; and
•    tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.
Notwithstanding the foregoing general pre-approval, our audit committee approval is specifically required for (1) any individual project involving the provision of pre-approved audit and audit-related services that is expected to result in fees in excess of $150,000 and (2) any individual projects involving any other pre-approved service described above that is expected to result in fees in excess of $75,000. In addition, any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to its chairman, provided that the fees for any individual project for which such approval is requested are not, in the reasonable judgment of the chairman, likely to exceed $200,000. At each audit committee meeting, the chairman’s approval of services provided by our independent auditors is subject to disclosure to the entire audit committee. Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act. All services provided by our independent auditor during 2025 were approved in accordance with the terms of the policy in place.

PROPOSAL 3—THE 2026 INCENTIVE PLAN PROPOSAL
On March 13, 2026, the compensation committee recommended that the Board adopt the Liberty Latin America 2026 Incentive Plan (the 2026 Incentive Plan), which the Board approved on March 30, 2026, subject to the approval of our shareholders at the AGM. The compensation committee and the Board believe that the 2026 Incentive Plan is necessary to help ensure that we are able to attract and retain the services of key individuals important to our long-term growth and success.
If the 2026 Incentive Plan is approved by our shareholders at the AGM, the 2026 Incentive Plan will become effective on the date of the AGM. If the 2026 Incentive Plan is not approved by our shareholders at the AGM, the 2026 Incentive Plan will not become effective.
If the 2026 Incentive Plan is approved by our shareholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares as soon as reasonably practicable thereafter.
Historical Information
On December 29, 2017, the Board adopted the Liberty Latin America 2018 Incentive Plan (the 2018 incentive plan) and the 2018 Nonemployee Director Incentive Plan (the Director Plan, and together with the 2018 incentive plan, the Prior Plans). Our 2018 incentive plan provides that the aggregate number of shares that have been authorized for issuance under the 2018 incentive plan is 75,000,000 shares; provided, that, the maximum number of class B shares with respect to which awards under the 2018 incentive plan may be so granted is 10,000,000 shares. The Director Plan provides that the aggregate number of shares that have been authorized for issuance under the Director Plan is 5,000,000 shares.
The market price per share of the securities underlying the shares as of April 24, 2026 was $8.38 for LILA, $10.24 for LILAB and $8.60 for LILAK. For additional information regarding equity-based awards previously granted under the Prior Plans, please see Note 12 to our consolidated financial statements in the 2025 Form 10-K.
The following table provides certain additional information regarding awards outstanding and unvested under the Prior Plans as of April 24, 2026.

2018 Incentive Plan
Total Outstanding Restricted Common Share Awards	—
Total Outstanding Performance Units at Target	—
Total Outstanding Performance Share Units (PSUs) at Target	23,437
Total Outstanding Restricted Share Units (RSUs) (settled only in common shares)	5,973,416
Total Full Value Awards Outstanding	5,996,853

Total Outstanding Share Options	—
Total Outstanding SARs	48,632,759
Total Outstanding Cash Settled Performance Units	—
Total Outstanding Cash Settled RSUs	—

Total Outstanding Common Shares	201,269,940
Weighted-Average Base Price of LILA SARs Outstanding	$10.55
Weighted-Average Base Price of LILAK SARs Outstanding	$10.60
Weighted-Average Remaining Duration of LILA SARs Outstanding	5.9
Weighted-Average Remaining Duration of LILAK SARs Outstanding	5.9
Total Number of Shares Available for Issuance under the 2018 Incentive Plan	8,841,264

Director Plan
Total Outstanding Restricted Common Share Awards	—
Total Outstanding Performance Units at Target	—
Total Outstanding PSUs at Target	—
Total Outstanding RSUs (settled only in common shares)	242,936
Total Full Value Awards Outstanding	242,936

Total Outstanding Share Options	—
Total Outstanding SARs	—
Total Outstanding Cash Settled Performance Units	—
Total Outstanding Cash Settled RSUs	—

Total Outstanding Common Shares	201,269,940
Weighted-Average Base Price of SARs Outstanding	—
Weighted-Average Remaining Duration of SARs Outstanding	—
Total Number of Shares Available for Issuance under the Director Plan	3,719,450
Equity Use
Equity-based incentive awards represent a significant portion of our NEOs compensation, representing approximately 57% of their total target compensation.

Burn Rate
Our combined average burn rate for 2024 and 2025 is 2.992% for our Prior Plans combined, which is below the average ISS global industry classification standard (GICS) burn rate limit for Russell 3000 companies in our industry of 3.075% over the same period. “Burn rate” is calculated by dividing (i) the aggregate value of (a) the total number of SARs (based on their grant date Black-Scholes value) and (b) total number of shares subject to RSU awards granted in a given year by (ii) the value of the total weighted average number of shares outstanding during the period (based on the closing share price on the last day of the period), and does not reflect any forfeitures or cancellations.

Overhang Calculation

Our combined average total overhang for 2024 and 2025 is 31.43% for our Prior Plans, which is at the 79th percentile of our compensation peer group (as described in the section below entitled “Executive Officers and Director Compensation—Compensation Discussion and Analysis—Setting Executive Compensation”). “Overhang” is a measure of potential dilution from equity compensation plans and is calculated by dividing the number of shares subject to equity awards outstanding at the end of the relevant year plus the number of shares available for future grants under our equity plans by the total number of shares outstanding at the end of such year.

Key Features of the 2026 Incentive Plan
•No automatic awards are promised to any eligible individual;
•Administered by the compensation committee, an independent committee of our Board;
•No evergreen or automatic reload provision for the share reserve;
•Ten-year term;
•Awards are subject to any clawback or recoupment policy adopted by our company or required by applicable law or regulation;

•No granting of share options and SARs with a per share exercise price of less than 100% of the fair market value of a share on the date of grant;
•No payment of dividends or dividend equivalents until the underlying award is vested;
•No “golden parachute” gross ups; and
•Awards are generally non-transferrable.
The following description reflects the material terms and conditions of the 2026 Incentive Plan and is not intended to be complete. We refer you to the copy of the 2026 Incentive Plan included as Appendix A: Liberty Latin America 2026 Incentive Plan to this proxy statement for a complete statement of its terms and conditions.
Summary of 2026 Incentive Plan
The 2026 Incentive Plan is administered by the compensation committee of our Board, which is composed entirely of “non-employee directors” as that term is defined in Rule 16b-3 under the Exchange Act. The compensation committee has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The compensation committee is currently comprised of four independent directors as that term is defined in Rule 5605(a)(2) of the Nasdaq listing rules. Our employees (including employees who are officers or directors of us or any of our subsidiaries), independent contractors and non-employee directors are eligible to participate and may be granted awards under the 2026 Incentive Plan. Awards may be made to any such person, officer, director or contractor whether or not he or she holds or has held awards under the 2026 Incentive Plan or under any other plan of us or any of our affiliates. The number of individuals who may receive awards under the 2026 Incentive Plan will vary from year to year and will depend on various factors, such as the number of promotions and our hiring needs during the year. Although we cannot predict the number of future award recipients, as of April 24, 2026, we and our subsidiaries had approximately 300 employees and eight non-employee directors who would be eligible to participate in the 2026 Incentive Plan. Our independent contractors do not currently participate in our long-term incentive plans.
The maximum number of shares with respect to which awards may be granted under the 2026 Incentive Plan is 50,000,000 (which includes shares reserved for issuance under the Prior Plans that remain available for grant under the Prior Plans immediately prior to the AGM, plus shares subject to outstanding awards under the Prior Plans that become available for issuance under the 2026 Incentive Plan), subject to anti-dilution and other adjustment provisions of the 2026 Incentive Plan. The awards may be granted for any class of our shares, provided that the number of shares that may be awarded in Class B shares is limited to 10,000,000.
Types of Awards. The compensation committee may grant options, SARs, restricted shares, RSUs, performance awards, cash awards, other awards that the compensation committee determines to be consistent with the terms of the 2026 Incentive Plan or any combination of the foregoing, under the 2026 Incentive Plan (collectively, awards). For further information on the awards granted to our named executive officers, see the Compensation Discussion and Analysis, and the “Outstanding Equity Awards at Fiscal Year-End” table elsewhere in the proxy statement. We have previously granted RSU awards, performance-based RSU awards, SAR awards and performance-based SAR awards under the Prior Plans and we expect to use these types of equity awards under the 2026 Incentive Plan in the future. We may also use special equity grants to award or recognize current employees and to attract new hires.
New Plan Benefits

Grants under the 2026 Incentive Plan will be made at the discretion of the compensation committee, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our employees, independent contractors and non-employee directors is not currently determinable. Therefore, a New Plan Benefits Table is not provided.

Our shares issuable pursuant to awards made under the 2026 Incentive Plan are made available from either treasury shares or newly allotted and issued shares to the extent permitted by the laws of Bermuda. Our shares that (1) are subject to any award that expires, terminates or is annulled for any reason without having been exercised, (2)

are subject to all or any portion of an award that is settled or exercised for cash, (3) are subject to any award of restricted shares that are automatically repurchased by our company in accordance with applicable law and any award of RSUs that is forfeited, in each case, prior to becoming vested, (4) are covered by an award and are not delivered or are automatically repurchased by our company due to payment of taxes or purchase prices, and (5) our company purchases on the open market with the proceeds of an option exercise price, will once again be available for issuance under the 2026 Incentive Plan. In connection with certain corporate transactions, awards made in substitution for awards of an acquired company do not reduce the shares available for awards under the 2026 Incentive Plan and may be made with an exercise price or purchase price that is less than fair market value on the date of substitution.

Under the terms of the 2026 Incentive Plan, the compensation committee has the power to:

•interpret the 2026 Incentive Plan and adopt any rules, regulations and guidelines for carrying out the 2026 Incentive Plan that it believes are proper;
•correct any defect or supply any omission or reconcile any inconsistency in the 2026 Incentive Plan or related documents;
•determine the form and terms of the awards made under the 2026 Incentive Plan, including persons eligible to receive awards and the number of shares or other consideration subject to awards; and
•delegate to any subcommittee its authority and duties under the 2026 Incentive Plan unless a delegation would adversely impact the availability of transaction exemptions under Rule 16b-3 of the Exchange Act, and the deductibility of compensation for U.S. federal income tax purposes.
Share Options. Options granted under the 2026 Incentive Plan will entitle the holder to purchase a specified number of shares of a class of our shares at a specified exercise price subject to the terms and conditions of the option grant. The exercise price of an option specified in a grant may be no less than the fair market value of the applicable class of our shares as of the day the option is granted. The compensation committee will determine, in connection with each option awarded to a holder, (1) the class and number of shares subject to the option, (2) the per share exercise price, (3) whether that price is payable in cash, by check, by promissory note, by cashless exercise, or any combination of the foregoing or other method of payment permitted by the laws of Bermuda, (4) other terms and conditions of exercise, (5) restrictions on transfer of the option and (6) other provisions not inconsistent with the 2026 Incentive Plan.
Share Appreciation Rights. A SAR entitles the recipient to receive a payment in shares or, if the compensation committee so determines, cash or a combination of cash and shares, equal to the excess of the fair market value (on the day the SAR is exercised) of a share of the applicable class of our shares with respect to which the SAR was granted over the base price specified in the grant. A SAR may be granted to an option holder with respect to all or a portion of our shares subject to a related option (a tandem SAR) or granted separately (a free-standing SAR) to an eligible employee or independent contractor. Tandem SARs are exercisable only to the extent that the related option is exercisable. Upon the exercise or termination of the related option, the related tandem SAR will be automatically cancelled to the extent of the number of our shares with respect to which the related option was so exercised or terminated. Free-standing SARs are exercisable at the time and upon the terms and conditions provided in the relevant agreement. The base price of a SAR specified in a grant may be no less than the fair market value of a share of the applicable class of our shares as of the day the SAR is granted.
Restricted Shares and Restricted Share Units. Restricted shares are our shares that become vested and may be transferred upon completion of a restriction period. The compensation committee determines, and each individual award agreement will provide, (1) the price to be paid by the recipient of the restricted shares, which shall be at least the minimum consideration necessary for the restricted shares to be deemed fully paid, (2) whether dividends or distributions paid with respect to the restricted shares will be retained by us during the restriction period, (3) whether the holder of the restricted shares may be paid a cash amount any time after the shares become vested, (4) the vesting date or vesting dates (or basis of determining the same) for the award, and (5) other terms and conditions of the award.
An RSU is a unit evidencing the right to receive, in specified circumstances, one share of the specified class of our shares, or its cash equivalent, subject to a restriction period or forfeiture conditions. RSUs based upon the fair market value of any class of our shares may be awarded under the 2026 Incentive Plan. The compensation committee has the power to determine, and each individual award agreement will provide, the terms, conditions, vesting requirements, payment rules and restrictions for awards of RSUs. The committee will also determine the price to be paid by the recipient of the RSUs, which shall be at least the minimum consideration necessary for the shares received to be deemed fully paid and whether the holder will be entitled to dividend equivalent payments with respect to the RSU. Holders of RSUs will not be entitled to our shares covered by RSUs until such shares are issued to the holder at the end of the restriction period.
Upon the applicable vesting date, all or the applicable portion of restricted shares or RSUs will vest, any retained distributions or unpaid dividend equivalents with respect to the restricted shares or RSUs will vest to the extent that the awards related thereto have vested, and any cash amount to be received by the holder with respect to the restricted shares or RSUs will become payable, all in accordance with the terms of the individual award agreement.
Cash Awards. The compensation committee may also provide for the grant of cash awards. A cash award is a bonus which may be settled in cash or in a combination of cash and shares as determined by the compensation committee. The terms, conditions and limitations applicable to any cash awards will be determined by the compensation committee.
Performance Awards. At the discretion of the compensation committee, any of the above-described awards, including cash awards, may be designated as a performance award. Performance awards are contingent upon performance measures applicable to a particular period, as established by the compensation committee and set forth in individual agreements, based upon any one or more of the following business criteria:

Performance Measures
•increased revenue
•cash flow measures (including cash flow from operations, free cash flow, cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities)

•net income measures (including income after capital costs and income before or after taxes)	•return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity)
•share price measures (including growth measures and total shareholder return)	•operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency)
•price per share	•net promoter score or other metrics regarding quality or extent of customer satisfaction or service
•market share	•expense measures (including overhead costs and general and administrative expense)
•earnings per share (actual or targeted growth)	•margins
•earnings before interest, taxes depreciation and amortization (EBITDA)	•shareholder value
•adjusted EBITDA less property and equipment additions	•proceeds from dispositions
•operating income before depreciation and amortization (OIBDA)	•total market value

Performance Measures
•adjusted OIBDA less property and equipment additions	•corporate values measures (including ethics compliance, corporate responsibility, environmental and safety)
•economic value added (or an equivalent metric)	•such other criteria as determined by the compensation committee
•market value added	•debt to equity ratio
Performance measures may apply to the award recipient, to one or more of our business units, divisions or subsidiaries or other applicable sector, or to our company as a whole. Goals may also be based on performance relative to a peer group of companies.
Other Awards. The compensation committee will have the authority to establish the terms and provisions of other forms of awards (such terms and provisions to be specified in the applicable agreement) not described above that the compensation committee determines to be consistent with the purpose of the 2026 Incentive Plan and the interests of our company, which awards may provide for (1) payments in the form of cash, shares, notes or other property as the compensation committee may determine based in whole or in part on the value or future value of a share or on any amount that our company pays as dividends or otherwise distributes with respect to shares, (2) the acquisition or future acquisition of shares, (3) cash, shares, notes or other property as the compensation committee may determine (including payment of dividend equivalents in cash or shares) based on one or more criteria determined by the compensation committee unrelated to the value of a share, or (4) any combination of the foregoing. Such awards may, among other things, be made subject to restrictions on transfer, repurchase, vesting requirements or cancellation under specified circumstances.
Awards Generally. Awards under the 2026 Incentive Plan may be granted either individually, in tandem or in combination with each other. Where applicable, the securities underlying, or relating to, awards granted under the 2026 Incentive Plan may be shares of LILA, LILAB or LILAK, as provided in the relevant grant. Awards granted under the 2026 Incentive Plan are generally non-transferable during the lifetime of an award holder, except as permitted by will or the laws of descent and distribution or pursuant to a legally enforceable domestic relations order. Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the 2026 Incentive Plan), options and SARs will become immediately exercisable and the restrictions on restricted shares and RSUs will lapse, unless individual agreements state otherwise. At the time an award is granted, the compensation committee will determine, and the relevant agreement will provide for, the vesting or early termination, upon a holder’s termination of employment with our company, of any unvested options, SARs, restricted shares or RSUs and the period during which any vested options and SARs must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder’s service terminates by reason of death or disability (as defined in the 2026 Incentive Plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date), (3) if an employee holder’s service terminates by reason of retirement (as defined in the 2026 Incentive Plan) his or her options and SARs will remain exercisable for two years (but not later than the scheduled expiration date), and (4) any termination of the holder’s service for “cause” (as defined in the 2026 Incentive Plan) will result in the immediate termination of all options and SARs and the forfeiture of all rights to any restricted shares, RSUs, retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder’s service terminates due to death or disability, options and SARs will become immediately exercisable, and the restrictions on restricted shares and RSUs will lapse, unless individual agreements state otherwise. If an employee holder’s service terminates due to retirement, unvested options and SARs will vest and the restrictions on unvested restricted shares and RSUs will lapse to the extent such awards would have vested or such restrictions would have lapsed had the holder remained employed through the date that is one year after the date of retirement, unless individual agreements state otherwise. If an award has been designated a performance award then it will accelerate or terminate upon the occurrence of the foregoing described events pursuant to the provisions of the performance award agreement. Any dividend, dividend equivalent or other distribution, whether in cash, shares or other property, made with respect to an award shall be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the underlying award and will not be paid or issued until such award is fully vested and otherwise no longer subject to a risk of forfeiture.

Shares in Connection with Director Compensation. Under the 2026 Incentive Plan, each non-employee director will have a Share Election Right (as defined below) in connection with director compensation payable for each calendar quarter. To the extent a non-employee director has exercised the Share Election Right in accordance with the 2026 Incentive Plan, such non-employee director will receive shares of the applicable class of shares in consideration for an undertaking to pay for such shares in accordance with the terms of the Share Election Right. The number of shares of the applicable class of shares issuable to a non-employee director pursuant to a Share Election Right for a particular calendar quarter will equal the quotient obtained by dividing (1) the aggregate amount of such director compensation by (2) the fair market value of a share of the applicable class of share as of the last day of such calendar quarter. A non-employee director who wishes to exercise the Share Election Right with respect to a particular calendar quarter must provide an election notice by the applicable deadline. Once an election notice is timely delivered by a non-employee director, it will apply to the calendar quarter with respect to which it was delivered, and, if such non-employee director subsequently fails to timely provide election notices with respect to the succeeding calendar quarters, it will be deemed to apply to all succeeding calendar quarters until a rescission notice is timely delivered to our company with respect to any succeeding calendar quarter in accordance with the terms of the 2026 Incentive Plan. A Share Election Right means the right of a non-employee director to elect to receive shares in consideration for an undertaking to pay for such shares and on the basis that such undertaking to pay may be satisfied (in whole or in part) at the discretion of our company by the release of the director compensation payable to such non-employee director with respect to a particular calendar quarter.
Adjustments. The number and kind of our shares, which may be awarded or otherwise made subject to awards under the 2026 Incentive Plan, the number and kind of our shares covered by outstanding awards and the purchase or exercise price and any relevant appreciation base with respect to any of the foregoing are subject to appropriate adjustment in the discretion of the compensation committee, as the compensation committee deems equitable, in the event (1) we subdivide the outstanding shares of any class of our shares into a greater number of shares of such class, (2) we combine the outstanding shares of any class of our shares into a smaller number of shares of such class, or (3) there is a share dividend, extraordinary cash dividend, alteration of capital, capitalization of profits, bonus issue, reclassification, recapitalization, reorganization, amalgamation, consolidation, split-up, spin off, combination, exchange of shares, warrants or rights offering to purchase any class of our shares, or any other similar corporate event (including mergers or consolidations other than approved transactions (as defined in the 2026 Incentive Plan)) for which other provisions are made pursuant to the 2026 Incentive Plan.
Clawback. All awards granted under the 2026 Incentive Plan are subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with any clawback or similar policy adopted by our company or any applicable law related to such actions.
Amendment and Termination. The 2026 Incentive Plan was adopted by the Board on March 30, 2026, subject to approval by shareholders. The 2026 Incentive Plan will terminate on the tenth anniversary of such approval, unless earlier terminated by the compensation committee. The compensation committee may suspend, discontinue, modify or amend the 2026 Incentive Plan at any time prior to its termination. However, before an amendment may be made that would adversely affect a participant who has already been granted an award, the participant’s consent must be obtained, unless the change is necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the Code).
U.S. Federal Income Tax Consequences
The following is a summary of the general rules of the U.S. federal income tax law relating to the tax treatment of options, SARs, restricted shares, RSUs and cash awards issued under the 2026 Incentive Plan. The discussion is general in nature and does not take into account a number of considerations that may apply based upon the circumstances of a particular holder under the 2026 Incentive Plan, including the possibility that a holder may not be subject to U.S. federal income taxation.
Options; SARs. Holders will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of an option or SAR, the holder will recognize ordinary income (subject to withholding, if applicable) in an amount equal to the excess of (1) the fair market value on the date of exercise of the shares received over (2) the exercise price or base price he or she paid for the shares. The holder will generally have a tax basis in any of our shares received pursuant to the exercise of a SAR, or pursuant to the cash exercise of an option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with compensation income recognized by the holder under the foregoing rules. The disposition of our shares acquired upon exercise of an option or SAR will ordinarily result in capital gain or loss.
Cash Awards; RSUs; Restricted Shares. A holder will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the holder to draw upon it. A holder will not have taxable income upon the grant of an RSU but rather will generally recognize ordinary compensation income at the time the award vests in an amount equal to the fair market value of the shares received.
Generally, a holder will not recognize taxable income upon the grant of restricted shares, and we will not be entitled to any federal income deduction upon the grant of such award. The value of the restricted shares will generally be taxable to the holder as compensation income in the year or years in which the restrictions on the shares lapse. Such value will equal the fair market value of the shares on the date or dates the restrictions terminate. A holder, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the shares subject to the restricted share award on the date of such grant as compensation income in the year of the grant of the restricted share award. The holder must make such an election pursuant to Section 83(b) of the Code within 30 days after the date of grant. The holder’s holding period in such shares will commence on the date of grant if an election pursuant to Section 83(b) of the Code is made. If such an election is made and the holder later forfeits the restricted shares to us, the holder will not be allowed to deduct, at a later date, the amount such holder had earlier included as compensation income.
A holder who is a U.S. employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the holder recognizes income under the rules described above with respect to the cash or the shares received pursuant to awards. Dividend equivalents that are received by a holder prior to the time that the RSUs are taxed to the holder under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a holder in the shares received will equal the amount recognized by the holder as compensation income under the rules described in the preceding paragraph, and the holder’s holding period in such shares will commence on the date income is so recognized.
Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with compensation income recognized by the holder under the foregoing rules.
Section 409A. Awards under the 2026 Incentive Plan have features that could cause them to be treated as deferred compensation arrangements subject to Section 409A of the Code, which imposes significant penalties for noncompliance. Specifically, if a deferred compensation arrangement does not comply with Section 409A of the Code, deferred amounts will be taxed currently at the employee’s marginal rate, interest will be assessed at the underpayment rate established by the Internal Revenue Service (IRS), plus one percent measured from the later of the deferral date or the vesting date, and a penalty will be assessed equal to 20% of the taxable amount of compensation.
The 2026 Incentive Plan will be administered in a manner that will be in good faith compliant with Section 409A of the Code and applicable regulations. We intend that any awards under the 2026 Incentive Plan will be exempt from or satisfy the applicable requirements of Section 409A of the Code. If any plan provision or award would result in the imposition of an additional tax under Section 409A of the Code, such plan provision or award will be amended to avoid imposition of the additional tax. No action taken to comply with Section 409A of the Code will be deemed to adversely affect the employee’s rights under any award.
Certain Tax Code Limitations on Deductibility. In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability to obtain a deduction for future payments under the 2026 Incentive Plan could also be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change of control of an employer are not deductible. Our ability to obtain a deduction for amounts paid under the 2026 Incentive Plan could also be affected by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

Equity Compensation Plan Information
The information regarding plans and other arrangements required by Item 10(c) of Schedule 14A can be found below in the section entitled “Equity Compensation Plan Information.”
Vote and Recommendation
The affirmative vote of the holders of a majority of the combined voting power of the issued and outstanding common shares that are present in person or by proxy at the AGM, and entitled to vote on the subject matter, voting together as a single class, is required to approve the 2026 Incentive Plan.
The Board unanimously recommends a vote “FOR” the approval of the 2026 incentive plan proposal.

EXECUTIVE OFFICERS AND DIRECTORS COMPENSATION
Introduction
We are an international provider of fixed, mobile and subsea telecommunications services, serving approximately 4.7 million fixed-line customers in over 20 countries as of December 31, 2025. These customers subscribed to approximately 4.0 million services, consisting of approximately 0.9 million video, 1.7 million broadband internet, and 1.2 million telephony subscriptions. In addition, we had approximately 6.8 million mobile subscribers as of December 31, 2025. Our businesses operate in an environment marked by intense competition, extensive regulation and rapid technological change. We place great importance on our ability to attract, retain, motivate and reward talented executives who, faced with these challenges, can execute our strategy to drive shareholder value through strong organic growth, accretive mergers and acquisitions and prudent capital structure management.
We were originally incorporated as a Bermuda company on July 11, 2017, as a wholly-owned subsidiary of Liberty Global plc under the name LatAm Splitco Ltd. and we changed our name to Liberty Latin America Ltd. on September 22, 2017. During December 2017, the Board of Directors of Liberty Global plc authorized the split-off of our company from Liberty Global, which was a plan to distribute to the holders of Liberty Global’s LiLAC Ordinary Shares, nominal value $0.01 per share, common shares in our company and which was completed on December 29, 2017 (the Split-Off).
Our operations are in Costa Rica, Panama and Puerto Rico and our Liberty Caribbean operations are in the Caribbean and Latin America, including subsea and terrestrial fiber optic cable networks connecting over 30 markets throughout the region.
This section presents information concerning compensation arrangements for our named executive officers (NEOs) for the year ended December 31, 2025. Compensation information is provided for our NEOs – Balan Nair, our President, CEO and also a member of the Board; Christopher Noyes, our Chief Financial Officer; Aamir Hussain, our CTO; and John Winter, our Chief Legal Officer. After the information on our NEOs, we also provide information relating to the compensation of our directors (other than Mr. Nair).
Executive Summary
Our compensation program plays a key role in promoting our company’s operating and financial success and provides incentives for our management team to execute our financial and operational goals.
The primary goals of our executive compensation program are to:
•Motivate our executives to maximize their contributions to the success of our company;
•Attract and retain the best leaders for our business; and
•Align executives’ interests to create shareholder value.
During 2025, we executed on a number of operational priorities, which are discussed below in —Compensation Discussion and Analysis. Our Board credits the leadership of Mr. Nair for these achievements.

Compensation Structure
The compensation committee and Board review and approve compensation decisions affecting our NEOs and directors. We place great importance on our ability to attract, retain and motivate talented executives who can continue to grow our business. In general, we seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executive’s proven performance, and a determination of what is competitive compensation in the market for similar roles, if such data is available. We continue to refine our compensation program to strengthen the link between executive and shareholder interests.

Compensation Discussion and Analysis
Overview of Compensation Process
The compensation committee of our Board was established for the purposes of assisting our Board in discharging its duties with respect to compensation of our executive officers and the administration of our incentive plans. In furtherance of its purposes, the compensation committee is responsible for identifying our primary goals with respect to executive compensation, implementing compensation programs designed to achieve those goals, subject to appropriate safeguards to avoid unnecessary risk taking, and monitoring performance against those goals and associated risks. The chair of the compensation committee reports to our Board on annual compensation decisions and on the administration of existing programs and development of new programs. In addition, meetings of the compensation committee can be attended by any director, including directors who are not committee members. The members of the compensation committee are “independent directors” (as defined under the Nasdaq rules) and “non-employee directors” (as defined in Rule 16b-3 of the SEC’s rules under the Exchange Act).
Compensation decisions with respect to our executive officers, including our NEOs, are made by the compensation committee. Our CEO is actively engaged in providing input to the compensation committee on compensation decisions for our other members of senior management in a variety of ways, including reviewing and recommending annual salaries, annual performance goals and the level of target and/or maximum performance awards for his executive team and evaluating their performance. With the assistance of our People and Legal Departments, he is also involved in formulating the terms of proposed performance or incentive award programs for consideration by the compensation committee, evaluating alternatives and recommending revisions. Other senior officers, within the scope of their job responsibilities, participate in gathering and presenting to the compensation committee data and legal, tax and accounting analyses relevant to compensation and benefit decisions. Decisions with respect to our CEO’s compensation are made in private sessions of the compensation committee without the presence of management.
In making its compensation decisions, the compensation committee ultimately relies on the general business and industry knowledge and experience of its members and the committee’s own evaluation of company and NEO performance. However, the compensation committee has the authority under its charter to engage its own compensation consultants and other independent advisers, and the committee may retain a compensation consultant to assist it in evaluating proposed changes in compensation programs or levels of compensation and to provide comparative data.
Our shareholders voted, on an advisory basis, on the compensation of our NEOs at our 2024 Annual General Meeting of shareholders, and we received the approval of approximately 93% of the aggregate votes cast on that proposal. No material changes were made to our executive compensation program as a result of this vote. At our 2024 Annual General Meeting of shareholders, shareholders elected to hold a say-on-pay vote every three years (referred to as the say-on-frequency vote) and our board of directors adopted this as the frequency at which future say-on-pay votes would be held. We will re-evaluate this determination following the next shareholder advisory say-on-frequency vote, which is expected to occur at our 2030 annual general meeting of shareholders, unless presented earlier.
In early 2025, the compensation committee approved our NEOs’ 2025 compensation, including their target achievable annual cash performance awards, target annual equity awards for 2025, consisting of RSUs and SARs, and the financial and operational targets for earning the annual cash performance awards. Other than Mr. Nair, the NEOs received increases to their 2025 base salaries as discussed in more detail below. The 2025 target achievable annual cash performance and target annual equity awards for our NEOs (other than Mr. Nair) were identical to the 2024 targets. Mr. Nair’s target annual cash performance award increased from $4.5 million in 2024 to $4.75 million in 2025, and his target annual equity award increased from $7.5 million in 2024 to $7.75 million in 2025, in each case, pursuant to his employment agreement with our company. Our NEOs’ 2025 compensation is discussed in —Elements of Our Compensation Package below.
We and our subsidiary, LiLAC Communications 2, Inc. (Liberty LA), have also entered into employment agreements with Messrs. Nair, Noyes, Hussain and Winter, the terms of which are described below under —

Employment and Other Agreements. We believe that it is in our company’s best interest to have an employment agreement with Mr. Nair to serve as our CEO and with each of our other NEOs in order to promote stability in management, secure their services for the long term and implement appropriate restrictive covenants.
Compensation Philosophy and Goals
The compensation committee has three primary objectives with respect to executive compensation: motivation, retention and long-term value creation for our shareholders.
•Motivate our executives to maximize their contributions
•Establish a mix of financial and operational performance objectives based on our annual budget and our medium-term outlook to balance short- and long-term goals and risks
•Establish individual performance objectives tailored to each executive’s role in our company to ensure individual accountability
•Pay for performance that meets or exceeds the established objectives
•Attract and retain superior employees
•Offer compensation that we believe is competitive with the compensation paid to similarly situated employees of companies in our industry and companies with which we compete for talent
•Include vesting requirements and forfeiture provisions in our multi-year equity awards
•Align executives’ interest with shareholders
•Emphasize long-term compensation, the actual value of which depends on increasing the share value for our shareholders, as well as meeting financial and individual performance objectives for a portion of awarded compensation
•Require our executive officers to achieve and maintain significant levels of share ownership, further linking our executives’ personal net worth to long-term share price appreciation for our shareholders
Our performance-based compensation programs provide the opportunity to reward the NEOs and other senior management for contributing to annual and long-term financial, operational, and share price performance. A high percentage of the NEOs’ total compensation is aligned with shareholder interests and delivered in the form of annual performance bonuses, a significant portion of which are based on company performance, and awards of shareholder appreciation rights.
In approving the level of each compensation element for our executive officers, the compensation committee considers a number of factors, including:
•the responsibilities assumed by the individual executive and the significance of the individual’s role to achievement of our financial, strategic and operational objectives;
•the experience, overall effectiveness and demonstrated leadership ability of the individual executive;
•the performance expectations set for our company and for the individual executive and the overall assessment by the compensation committee of actual performance;
•from time to time, comparative pay data for similarly situated employees of companies in our industry and companies with which we compete for talent; and
•retention risks at specific points in time with respect to individual executives.

Setting Executive Compensation
To achieve these compensation objectives, the compensation packages provided to members of our senior management (other than our Executive Chairman), including our NEOs, include three main components: base salary, annual performance awards and multi-year equity incentive awards. In addition, certain members of senior management, including our NEOs, may participate in our Deferred Compensation Plan (as defined below). The relative weighting of the components, the design of the performance and incentive awards and the overall value of the compensation package for individual employees varies based on the employee’s role and responsibilities.
For members of our senior management, including our NEOs, the total value of the compensation package is most heavily weighted to performance and incentive awards because of the significance of each officer’s roles and responsibilities to the overall success of our company. Further, multi-year equity incentive awards are the largest component of executive compensation, serving the goals of retention as well as alignment with shareholders’ interests. The compensation committee’s objective is for a substantial majority of each executive officer’s total direct compensation (that is, base salary plus maximum annual cash performance award plus target annual equity incentive) to be comprised of the target value of his multi-year equity incentive awards.
We aim to compensate our executive officers at levels that are commensurate with the levels of compensation for executives in similar positions at a group of publicly-traded peer companies. In October 2023, we updated our peer group based on a review of other companies’ similarity to our company with respect to the following criteria: industry, market value, size and revenue.

Altice USA, Inc. (now known as Optimum Communications, Inc.)	Millicom International Cellular S.A.
Cable One, Inc.	Shaw Communications Inc.
Consolidated Communications Holdings, Inc.	Telephone and Data Systems, Inc.
Warner Bros. Discovery, Inc.	United States Cellular Corporation (now known as Array Digital Infrastructure, Inc.)
DISH Network Corporation (now known as EchoStar Corporation)	VEON Ltd.
IDT Corporation	WideOpenWest, Inc.
Liberty Global plc (now known as Liberty Global Ltd.)
We evaluate our executive compensation program, including our mix of cash and equity compensation, based on a review of this peer group. The compensation committee reviewed compensation data from these peer companies, and other relevant survey sources, to inform its decision about overall compensation opportunities and specific compensation elements. The compensation committee generally targeted the 75th percentile of peer group compensation levels for our executive compensation program, subject to adjustments based on individual experience, expertise and performance.
Assessing NEO Performance
The compensation committee employs a thorough process to evaluate our NEOs’ performance that informs its compensation decisions for the year, including those related to a NEO’s base salary, annual performance awards and annual equity awards. This design allows the compensation committee to employ a holistic evaluation process, taking into account factors in and out of their control, while balancing it with our financial and shareholder outcomes, to get to a better result. All of our NEOs provided critical strategic vision and leadership to our company during 2025.
Our CEO’s performance goals for 2025 focused on four key areas: network and products; commercial and customer experience; finance and strategy; and governance. In determining Mr. Nair's compensation, the compensation committee recognized that Mr. Nair continued to rise to the challenges presented by the current macroeconomic environment and his leadership resulted in our achievement of the following accomplishments:

Focus Area	Performance
Network and Products
•Enabled 1 Gigabits per second (Gbps) or above speeds to 98% of our network.
•Built or upgraded approximately 156,000 homes passed in 2025.
•By the end of 2025, fixed mobile convergence penetration was up by 39% at C&W Panama (CWP) (+630 bps year over year) and by 40% at Liberty Caribbean (+360 bps year over year)
•Deployed 5G in Costa Rica and Cayman Islands.

Commercial and Customer Experience
•2025 achieved sales growth across all markets, finishing year on 26% exit share on fixed business.
•Stabilized Liberty Puerto Rico post-paid mobile business with sales channel improvements and churn reduction activities driving postpaid additions of 3,000 in November; net promoter score improved by +16pts and voluntary churn reduced by 27% in 2025.

Finance and Strategy
•Increased adjusted OIBDA by +15% at Liberty Puerto Rico, +12% at CWP; +6% at Liberty Caribbean despite Hurricane Melissa impact; +4% at Liberty Networks.
•Refinanced Liberty Caribbean’s debt.
•Successfully executed cost-efficiency activities across our operations, which are expected to result in millions in full year run-rate savings due to cost efficiencies across Liberty Puerto Rico, Liberty Caribbean, CWP and our central corporate operations.
•Announced Liberty Networks’ landmark El Salvador government subsea cable build project.

Governance
•Managed significant leadership changes at Liberty Puerto Rico, including upgrading and refreshing key positions.
•Completed remediation of the material weaknesses in internal control over financial reporting related to our risk assessment processes and general IT controls as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2024 (the 2024 Form 10-K).

In reviewing Mr. Nair’s performance, our Board considered both what had been accomplished and how such accomplishments had been achieved. The compensation committee also considered Mr. Nair’s responsibilities with respect to overall corporate policy-making and management, in-depth knowledge of our operations and finances, the regulatory and organizational complexities in which we compete, as well as his strong leadership capabilities in delivering key long-term strategic objectives in a challenging global economy.
With respect to the individual performance of our other NEOs, the compensation committee reviewed and discussed their performance with our CEO, giving deference to our CEO’s evaluation of their performance against their respective 2025 performance goals. The members of the compensation committee also have frequent interaction with each of these executives at meetings of the Board and events planned for the directors, which assists in informing their judgment and assessment. The individual performance goals for the NEOs related to their respective functional or operational areas of responsibility. In particular:
•Mr. Noyes’s 2025 goals related to financial reporting and planning, balance sheet and liquidity management, tax compliance and optimization, and oversight of investor relations and insurance activities. During 2025, Mr. Noyes and his team were responsible for improvements in our balance sheet and liquidity position including the refinancing of $2.3 billion of debt in our Liberty Caribbean debt silo that was completed in 2025.
•Mr. Hussain’s 2025 goals included upgrading our networks to enable speeds of 1 Gbps or above, progressing the shutdown of our copper networks in Liberty Caribbean and CWP, and completing the integration at Liberty Puerto Rico. Throughout 2025, Mr. Hussain’s team achieved enabling 1 Gbps or above speeds to 98% of our network, building or upgrading approximately 156,000 homes passed, launching 5G in Costa Rica and the Cayman Islands, built new products like satellite and mobile backup as well as progressing AI implementation in network and customer service areas.
•Mr. Winter’s 2025 goals related to overseeing the company’s governance, risk and legal matters, establishing company-wide corporate policies, commercial contracting, oversight of regulatory matters, and effective execution of key financial and strategic transactions. During 2025, Mr. Winter fostered regular connections with government stakeholders helping shape our legislative and regulatory agenda and environment, and provided key legal support on subsea projects for Liberty Networks (including Manta and the deployment of El Salvador’s first submarine cable). In addition, Mr. Winter delivered a new annual employee training platform with 100% completion, provided advice driving significant progress with respect to strategic initiatives across the group, including with respect to our interests in the Telecommunications Services of Trinidad and Tobago Limited, and supported the implementation of AI in the legal function and across the business.
The compensation committee considered each NEO’s performance and overall leadership relative to the size and complexity of the business and the regions in which Liberty Latin America operates.
Elements of Our Compensation Packages
The implementation of our compensation approach is described below.
Base Salary
General. Base salary represents the least variable element of our executives’ compensation and is provided as an economic consideration for each executive’s level of responsibility, expertise, skills, knowledge, experience and value to the organization. Generally, decisions with respect to increases in base salaries are expected to be based on increased responsibilities, company-wide budgets and increases in the cost of living.
2025 Base Salaries. For 2025, the base salaries of Messrs. Nair, Noyes, Hussain and Winter were $1.5 million, $730,013, $675,938 and $640,000, respectively. Messrs. Noyes and Hussain received three percent increases to their base salaries to reflect a cost-of-living adjustment. Based on Mr. Winter’s 2024 performance and in light of additional cybersecurity-related responsibilities he had assumed in 2024, as well as the responsibilities he assumed in 2025, he received an eleven percent increase to his base salary for 2025. Our NEOs’ initial base salaries are set in their respective employment agreements, the terms of which are described below under Employment and Other Agreements.
Annual Performance Awards
General. Annual cash performance awards are one of the variable components of our executive officers’ compensation packages designed to motivate our executives to achieve our annual business goals and reward them for superior performance.

Generally, at its first regular meeting following the end of each fiscal year, the compensation committee reviews with our CEO the financial performance of our company during the prior year, his performance, his evaluation of the performance of each of the other members of senior management (including our NEOs) participating in the prior year’s annual cash performance award program and his recommendations for any recognition award. It then determines, in a private session, whether our CEO has met his individual performance goals for the year, whether he is entitled to any recognition bonus, and the amount to be paid to him with respect to his performance award. Starting with the 2019 annual cash performance plan, the compensation committee adopted the Recognition Bonus Program, whereby high performers within the company, including our NEOs, are eligible to receive, based on personal performance, a payout over the annual bonus amount, subject to the compensation committee’s approval of any recognition award for the NEOs. The compensation committee also approves the amount to be paid to the other participants in the program, including our other NEOs, with respect to their performance awards, and the terms of the annual cash performance award program for the current year, including, in a private session, the goals for our CEO for the coming year.
Design of 2025 Annual Bonus Program and 2025 Performance. The 2025 Annual Bonus Program was adopted and approved in March 2025. In approving the 2025 annual performance bonus program (the 2025 Annual Bonus Program), the compensation committee considered the following key elements:
•the achievement of budgeted revenue growth and operating free cash flow (OFCF) growth; and
•governance objectives focused on compliance and improvements in our internal control framework.
The total bonus payout based on the above performance metrics is the sum of the percentages derived from the achievement in 2025 of such metrics, with a maximum payout of 150% for over-performance for each of revenue and OFCF. If less than 25% performance is achieved for the revenue or OFCF goals, then no payout would be earned for that particular metric. The metrics are weighted as: (i) revenue, weighted 25%; (ii) OFCF, weighted 60%; and (iii) governance objectives, weighted 15%.
The 2025 target achievable performance award was $4.75 million for our CEO, representing a $250,000 increase as provided by Mr. Nair’s employment agreement with our company, which was renewed in July 2022 (the 2022 Nair Agreement), and $1.0 million for each of the other NEOs. Additionally, each participant is eligible for the Recognition Bonus Program, which could increase the 2025 annual bonus to up to 130% of the annual bonus result.
Growth was measured by comparing 2025 actual results to 2024 actual results for each financial metric, as approved by our Board. The growth achieved was then measured against the growth target set at the March 2025 compensation committee meeting. Both periods were adjusted for foreign currency exchange rates to ensure comparability. Payouts may be further adjusted upon compensation committee approval for events affecting comparability, such as acquisitions, natural disasters, unforeseen regulatory changes, and changes in accounting principles or policies.

The revenue growth target for Messrs. Nair, Noyes, Hussain and Winter was based on attainment of 2025 budgeted revenue of $4,609.4 million, calculated using a weighted sum of the parts determined by each operating company’s weighted 2025 absolute revenue contribution.
The OFCF growth target applied company-wide to all bonus participants and was based on attainment of 2025 budgeted OFCF of $1,165.3 million, calculated using a weighted sum of the parts determined by each operating company’s weighted 2025 absolute OFCF contribution.
For both metrics, each operating company's contribution was subject to a minimum threshold of 25% and a maximum cap of 150%. Any operating company failing to meet the minimum threshold would have its contribution set to zero, and any operating company exceeding the maximum cap would have its contribution capped at 150%.

The governance objectives consisted of: (i) maintenance and continued improvement of our business process controls, weighted 7.5%, and (ii) significant improvement in our General IT controls (GITCs), weighted 7.5%.
The business process control targets were based on open deficiencies at nine in-scope markets, weighted equally, as of December 31, 2025. One or more material weaknesses in our business process controls would result in no bonus for that weighted portion. A 50% payout would be earned on the business controls component if there were no more than two significant deficiencies, a 75% payout would be earned if there were no more than one significant deficiency, and 100% of this component would be earned if there were no material weaknesses or significant deficiencies in our business process controls.
The GITC targets were based on open deficiencies for in-scope systems across eight markets, weighted equally. A payout of 50% would be earned if there were no more than two significant deficiencies, a 75% payout would be earned if there were no more than one significant deficiency, and 100% of this component would be earned if there were no material weaknesses or significant deficiencies in our GITC controls.
At its meeting on February 17, 2026, the compensation committee reviewed the actual revenue and OFCF for 2025 based on our 2025 audited consolidated financial statements and as adjusted for foreign currency exchange rates, natural disasters, a change in revenue presentation of certain business-to-business deals in Panama, a business discontinuation and an acquisition.
The following table provides further details of our 2025 Annual Bonus Program plan for our NEOs, including the levels that were pre-established for the quantitative goals and the actual achievement against those goals. The target levels established for the quantitative goals are bolded. At the February 17, 2026 meeting, the compensation committee approved the payments to our NEOs with respect to their target achievable bonus as set forth in the table below.

Goal	Achievement Range (in millions, other than Governance Objectives)	% of Target Bonus
Consolidated Adjusted Revenue(1) Actual Achievement	See Discussion Above $4,442.2	14.8%
Consolidated Adjusted OFCF(1)(2) Actual Achievement	See Discussion Above $1,066.0	51.0%
Governance Objective: Improvements in Internal Control Business Process Actual Achievement(3)	See Discussion of Achievement Ranges Above	5.8%

Goal	Achievement Range (in millions, other than Governance Objectives)	% of Target Bonus
Governance Objective: Improvements in Internal Control GITCs Actual Achievement(3)	See Discussion of Achievement Ranges Above	7.5%
Percentage (%) of Target Achieved		79.1%
Actual Bonus for 2025(4)	Nair:	$3,757,250
	Noyes:	$791,000
	Hussain:	$791,000
	Winter:	$1,028,300
(1)Adjustments were made in accordance with the terms of the 2025 Annual Bonus Program and for certain other unbudgeted events that the compensation committee, in its discretion and consistent with past practice, determined distorted performance against the financial performance metrics. These items included (a) adjustments to 2024 revenue and OFCF to reflect foreign currency exchange rates with the 2025 exchange rates; (b) decreased the 2025 revenue and OFCF targets by $19.6 million and $43.6 million, respectively, and increased the capital expenditure budget in Jamaica by $17.1 million for the estimated impact from Hurricane Melissa in Liberty Caribbean and Liberty Networks, (c) decreased the 2025 revenue target by $12.9 million due to a change in revenue classification for certain business-to-business deals in CWP, (d) decreased the 2025 revenue and OFCF targets by $3.3 million and $0.3 million, respectively, due to the shutdown of Liberty Networks’ hardware sales business, and (e) increased the 2025 OFCF target by $1.7 million in connection with expected capital expenditures for Liberty Networks’ Maya cable acquisition.
(2)For purposes of the 2025 Annual Bonus Program, OFCF is defined as operating income or loss before share-based compensation and other 2018 incentive plan-related expense, depreciation and amortization, provisions and provision releases related to significant litigation and impairment, restructuring and other operating items, less (ii) less property and equipment additions. Other operating items include (i) gains and losses on the disposition of long-lived assets, (ii) third-party costs directly associated with successful and unsuccessful acquisitions and dispositions, including legal, advisory and due diligence fees, as applicable, and (iii) other acquisition-related items, such as gains and losses on the settlement of contingent consideration.
(3)With respect to achievement of improvements in our business process controls, we did not achieve zero material weaknesses primarily based on open deficiencies at Liberty Networks and at Bahamas Telecommunications Company as of December 31, 2025. With respect to achievement of improvements in our GITC controls, there were no GITC material weaknesses.
(4)To determine the final total bonus payout, the payout based on financial and operational performance is then multiplied by each NEO’s target achievable performance award, as approved by the compensation committee, and in the case of Mr. Winter, who was awarded a recognition bonus award for his performance in 2025 as described above in —Assessing NEO Performance, such result was multiplied by 1.30.
Retention Bonuses
On August 8, 2025, the compensation committee approved cash retention bonuses for Messrs. Noyes and Winter due to the critical role they play with respect to the strategic initiatives that we disclosed in our earnings release and earnings call on August 7, 2025. Messrs. Noyes’s and Winter’s bonuses are equal to 2.5 times their respective 2025 annual base salaries and vest in three equal annual installments ($608,344 for Mr. Noyes and $533,333 for Mr. Winter) on October 15 of each of 2025, 2026 and 2027.
If we terminate Mr. Noyes’s or Mr. Winter’s employment without cause before October 15, 2027, then they will receive the remaining amounts that were originally scheduled to be paid after their respective exit date. If Mr. Noyes or Mr. Winter leaves our company voluntarily before October 15, 2027, then they will forfeit the remainder of their respective unpaid bonus.
Equity Incentive Awards
General. Multi-year equity incentive awards, whether in the form of conventional equity awards or performance-based awards, represent a significant portion of our executives’ compensation. These awards ensure that our executives have a continuing stake in our company’s success, align their interests with our shareholders and also serve the goal of retention through vesting requirements and forfeiture provisions.
Given the uncertain macroeconomic environment in 2025, in particular in the countries in which we operate, the compensation committee established a 2025 long-term incentive program comprised of RSUs and SARs that vest over a three-year period (the 2025 Long-Term Incentive Awards). Furthermore, the compensation committee approved the 2025 performance objectives to be achieved in order to vest in the LILAB performance share unit award that was granted to Mr. Nair pursuant to the 2022 Nair Agreement (together with the 2025 Long-Term Incentive Awards, the 2025 Equity Incentive Awards).
The RSUs, SARs and PSUs that comprise the 2025 Equity Incentive Awards were strategically selected by the compensation committee based on the following conclusions and considerations:
•The organizational risks of incentive compensation can be reduced through:
•the use of multiple equity vehicles (for example, RSUs, SARs and PSUs) with different performance, retention, risk and reward profiles; and
•annual grants of equity awards that spread the target incentive compensation over multiple and overlapping performance/service periods and provide the flexibility to change performance metrics, weighting and targets from grant to grant.
•The use of performance-based equity awards, such as PSUs, adds an element of market risk over the performance/service period to better align the interests of management and shareholders, while focusing management on achieving specified performance targets to earn the award; and
•The use of conventional equity awards, such as SARs, provides a retention mechanism and alignment with shareholders by only delivering value if the stock price appreciates.
2025 Long-Term Equity Awards. Pursuant to the 2018 incentive plan, in March 2025, the compensation committee approved the target annual equity values for 2025 and granted an aggregate of 2,153,450 RSUs (the 2025 RSUs) and 3,966,938 SARs (the 2025 SARs) to our CEO and the other NEOs of the company.
For the 2025 long-term incentive program, the compensation committee determined that a combination of 40% SARs and 60% RSUs was appropriate for our NEOs. The RSUs and SARs are each issued in common shares at a ratio of one-third Class A and two-thirds Class C, reflecting the approximate ratio of issued and outstanding shares of the company's Class A and Class C common shares, and past practice in our incentive plans.
The following table summarizes the target annual equity values and number of 2025 RSUs and 2025 SARs granted to our NEOs:

		60% of Target Annual Equity Value in the Form of		40% of Target Annual Equity Value in the Form of
Name and Position	Target Annual Equity Value	Class A 2025 RSU Grant	Class C 2025 RSU Grant	Class A 2025 SAR Grant	Class C 2025 SAR Grant
Balan Nair	7,750,000	231,795	463,591	426,997	853,994
Christopher Noyes	2,500,000	74,773	149,545	137,741	275,482
Aamir Hussain	2,250,000	67,295	134,591	123,967	247,933
John M. Winter	2,000,000	59,818	119,636	110,193	220,385
One-third of the 2025 RSUs and 2025 SARs vest on March 15 of each of 2026, 2027 and 2028. The SARs have a term of ten years and base prices equal to the market closing price of the common shares on the grant date of March 14, 2025, which was $6.69 for LILA and $6.66 for LILAK. The SARs and RSUs are subject to tax withholding, forfeiture, acceleration, amendment or other terms in connection with certain terminations of employment, change-of-control events and other terms with executives, generally consistent with the terms of equity awards previously granted by the company.

For 2025, we increased Mr. Nair’s target equity value from $7.5 million to $7.75 million pursuant to the 2022 Nair Agreement. Our other NEOs’ 2025 target equity values did not change from their 2024 target values.
CEO Award of LILAB PSUs. Upon the effective date of the 2022 Nair Agreement, Mr. Nair received an award of 625,000 LILAB shares that was split into three installments (the Sign-on LILAB Award). The first two installments vested on July 28, 2022 and March 15, 2023, and half of the final installment (or 156,250 PSUs) vested on March 15, 2024 with vesting of the other half subject to 2024 performance. In March 2025, the compensation committee determined that the unvested 156,250 PSUs had not been earned based on 2024 performance and to condition vesting of those PSUs on 2025 performance. If earned, the LILAB PSUs, would vest in March 2026.
In October 2025, the compensation committee established the following 2025 performance objectives for the remaining 156,250 PSUs:
•Execute on key strategic, capital allocation and value enhancing initiatives across the group as determined by the Board;
•Launch 5G in Costa Rica and the Cayman Islands;
•Deliver improvements in SOX compliance and overall risk management across the group; and
•Deliver our budget.
In addition, the compensation committee’s evaluation of Mr. Nair’s overall performance could include other factors that the committee deems appropriate, including, for example, leadership, handling adversity, strategic progress and stock price. If the committee determined that Mr. Nair’s 2025 performance was “strong” (on a scale of “good” – “strong” – “exceeds”), then Mr. Nair would vest in the PSUs.
After reviewing Mr. Nair’s 2025 performance, on March 30, 2026, the committee determined to vest 85% of the remaining 156,250 PSUs (or 132,813 PSUs) and to condition vesting of the remaining 15% upon achievement of 2026 performance goals to be determined at a later date.
Share Ownership Policy
The compensation committee has established an Executive Share Ownership Policy, effective March 2018, for our executive officers and senior officers. The purpose of the Executive Share Ownership Policy is to ensure that our officers have a significant stake in our long-term success and are aligned with our shareholders. As a result, the compensation committee established guidelines for ownership of our common shares based on an individual’s level in our company and expressed as a multiple of base salary as follows:

Position	Guideline
Chief Executive Officer	5 times base salary
Chief Financial Officer, Chief Technology and Product Officer and Chief Legal Officer	4 times base salary
All other members of the Executive Leadership Team	3 times base salary
Executive and senior officers, who were subject to the policy at the time of adoption, were expected to be in compliance with the ownership guidelines within four years of the policy’s effective date. New executive and senior officers must be in compliance within four years of the date they become subject to the policy. In calculating the value of common shares owned by an executive and a senior officer, the policy includes the value of common shares owned jointly with and separately by the officer’s spouse and minor children, 50% of the value of vested common shares held in the officer’s account in the Liberty Latin America 401(k) Savings Plan, and 50% of the in-the-money value of vested options and SARs.
Deferred Compensation Plan
Under the Liberty Latin America Deferred Compensation Plan (the Deferred Compensation Plan), our executive and other officers, who are designated as participants from time to time by the compensation committee, may elect to defer payment of certain of their compensation as described under —Deferred Compensation Plan below. We do not have a pension or other defined benefit-type plan to offer our executive and senior officers. For these executive officers and employees who are based in the U.S., we contribute to the defined contribution Liberty Latin America 401(k) Savings Plan, but such contributions are capped by U.S. law. Accordingly, the Deferred Compensation Plan was adopted by the compensation committee to provide a tax-efficient method for participants who are U.S. taxpayers to accumulate value, thus enhancing our ability to attract and retain senior management. With respect to the tax ramifications to us of the Deferred Compensation Plan, the compensation committee noted in adopting the plan that any corporate tax deduction on the deferred compensation may not be taken until payments to participants are made, but that we will have use of the cash in the interim. Although the compensation committee deemed the Deferred Compensation Plan to be an important benefit to participants, it is not included in any quantitative valuation with the three main components of our compensation packages, because participation in the plan, and to what extent, is at each participant’s discretion.
Other Benefits
We do not offer perquisites and other personal benefits on a general basis to our executive officers. The personal benefits we have provided are generally limited to personal use of our corporate aircraft, an executive health plan, housing, relocation and education benefits.
Under our aircraft policy, members of our Board, our CEO, other executive officers and certain senior officers, with our CEO’s approval, may use our corporate aircraft for personal travel, subject to reimbursing us for the aggregate incremental costs incurred, plus applicable taxes. Incremental costs may include fuel, oil, lubricants and other additives, hangar and tie down costs away from aircraft home airport, travel expenses for crew, landing and parking fees, customs and immigration fees, insurance obtained for a specific flight, in-flight food and beverage services, ground transportation, de-icing fees and flight planning and weather contract services. Pursuant to Mr. Nair’s employment agreement with our company, Mr. Nair was allotted 100 annual flight hours of personal use of our aircraft without cost reimbursement. If Mr. Nair’s personal use of our aircraft exceeds 100 annual flight hours for a relevant calendar year, he will also be obligated to pay us the aggregate incremental cost of such usage over his allotted 100 annual flight hours. Also under our aircraft policy, our CEO and, with his approval, our other executive officers and certain senior officers may have family members or other personal guests accompany them on our corporate aircraft while traveling on business without reimbursing us for the incremental cost attributable to the personal guest.

The taxable income of an officer will include imputed income equal to the value of the personal use of our aircraft by him and by his personal guests determined using a method based on the Standard Industry Fare Level (SIFL) rates, as published by the U.S. Internal Revenue Service (IRS). Income is imputed only to the extent that the value derived by such applicable method exceeds the amount the officer pays us for such personal use. For 2024, we reimbursed Mr. Nair for approximately $12,193 in taxes associated with his personal use of our aircraft.
We also provide an executive health plan for our executive and senior officers to proactively manage and improve their health. The benefits of this program include a complete medical history review, annual physical examinations, comprehensive laboratory testing, diagnostic testing and consultations with specialists.
Pursuant to the 2022 Nair Agreement, Mr. Nair was reimbursed for reasonable attorney’s fees incurred with respect to tax and estate planning advice. Mr. Hussain received relocation benefits in connection with his relocation to Panama in 2022 and a housing allowance in 2023, 2024 and 2025. Mr. Hussain also received tax assistance in 2024 and 2025 pursuant to his employment agreement.
Tax and Accounting Considerations
While the compensation committee considers the accounting and tax implications of its compensation decisions, other important considerations may outweigh such tax or accounting implications, and the compensation committee reserves the right to establish compensation arrangements that may not be fully tax deductible under applicable tax laws. The compensation committee endeavors to ensure that any compensation that could be characterized as non-qualified deferred compensation complies with Section 409A of the Code.
The compensation committee also takes into account from time to time, as appropriate, the accounting treatment of compensation elements in determining types and levels of compensation, including method of payment, for our executive officers.
Recoupment Policy
The compensation committee adopted an executive compensation recoupment policy (the Nasdaq recoupment policy) in accordance with the SEC rules and Nasdaq listing rules, effective on October 2, 2023. Our Nasdaq recoupment policy requires us to recover erroneously awarded performance-based incentive compensation received by current or former members of our executive management team, including our Section 16 officers (as defined in Rule 16a-1(f) under the Exchange Act), on or after October 2, 2023, if we have a qualifying financial restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made, subject to limited exceptions.
On January 22, 2026, management determined that we were required to correct in the 2025 Form 10-K certain immaterial errors in our previously reported 2024 consolidated financial statements that we identified during the fourth quarter of 2025, primarily related to bad debt expense and revenue. This impacted full year 2024 revenue at Liberty Puerto Rico by $10 million and adjusted OIBDA by $29 million, and fourth quarter 2024 revenue by $2 million and adjusted OIBDA by $9 million, and we have restated our 2024 numbers to reflect these corrections. As disclosed previously in our 2025 proxy statement, the revenue contribution of an operation that does not meet its minimum revenue performance threshold would be capped at zero, and the negative contribution of an operating company with negative OFCF would also be capped at zero. Liberty Puerto Rico’s 2024 revenue and OFCF contributions for the 2024 bonus calculation were negative before the corrections were made, resulting in Liberty Puerto Rico’s contributions to the 2024 bonus being capped at zero. As a result, these corrections did not impact the 2024 bonuses that were paid to our NEOs and there was no erroneously-awarded compensation to recover pursuant to our Nasdaq recoupment policy.
Post-Employment Benefits and Change in Control
Our CEO and each of our NEOs are entitled to post-employment benefits under their respective employment agreements. See Employment and Other Agreements below. Additionally, our NEOs and executive officers are entitled to the same benefit of accelerated vesting of all or part of conventional equity awards made under the 2018 incentive plan on certain termination-of-employment events as other holders of such awards. Similarly, the 2018 incentive plan provides the same treatment to all holders of conventional equity awards granted under these plans upon the occurrence of certain change in control events. Accordingly, the existence of these potential post-employment and change in control benefits has not influenced the compensation committee’s decisions with respect to executive compensation.
The compensation committee believes these limited acceleration events related to a change in control provide appropriate protection to participants and would serve to maintain morale and aid retention during the disruptive circumstances of a change in control. The compensation committee reserved discretion to approve the accelerated vesting of an individual’s award or an amendment to an individual’s award agreements when appropriate under the circumstances.
For additional information on post-employment benefits and change in control provisions, see Potential Payments upon Termination or Change in Control below.
Timing of Equity Awards
We do not grant options or SARs in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on option or SAR grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such options or SARs. Although we do not have a formal policy with respect to the timing of our stock appreciation right grants, the committee has historically granted such SARs on a predetermined annual schedule.
For purposes of determining the number of LILA and LILAK awards to be granted each year for the target annual equity values of our executive officers and other key employees, the compensation committee expects to use the 1:2 weighted, LILA and LILAK, 5-day average prices of such shares leading up to the date of such committee’s approval of the grants to determine the number of awards to issue. The grant date for such awards generally occurs in March of each year. For 2025, awards were granted in mid-March to our NEOs. As a relatively new company, the compensation committee continues to evaluate appropriate timing of grants under our annual equity grant program and may determine to grant awards at another time in subsequent years. Grants of equity awards to eligible employees would otherwise only be made in connection with significant events, such as hiring or promotion.
During the fiscal year ended December 31, 2025, none of our named executive officers were awarded options or SARs with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports.
Insider Trading Policy; Hedging
Our Board has adopted an Insider Trading Policy that applies to each of directors, officers and employees who are subject to our Code of Conduct. It is intended to ensure compliance with U.S. federal securities laws and exchange listing standards applicable to transactions in securities and prohibits “insider trading” and the disclosure or “tipping” of material nonpublic information to others. A copy of our Insider Trading Policy was filed as Exhibit 19 to the 2024 Form 10-K. In addition, with regard to our company’s trading in our own securities, it is our policy to comply with applicable U.S. federal securities laws and exchange listing standards.
Our Insider Trading Policy requires each of our directors and executive officers to pre-clear all proposed transactions in our company’s securities, including hedging or monetization transactions, with the Legal Department or our company’s outside counsel. The policy prohibits short sales of our company’s securities by any director or employee. We do not have a policy that specifically prohibits our directors, executive officers or employees from hedging the economic risk of any decrease in the market value of our company’s equity securities.

Compensation Committee Report
The compensation committee has reviewed the Compensation Discussion and Analysis above and discussed it with management. Based on such review and discussions, the compensation committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Members of the Compensation Committee Miranda Curtis (chair) Paul A. Gould

2025 Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs for fiscal years 2025, 2024 and 2023:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(4)	All Other Compen-sation ($)(5)	Total ($)

Balan Nair	2025	1,500,000		—		5,888,225	5,327,633	3,757,250	44,205	368,539	16,885,852
Chief Executive Officer &	2024	1,500,000		—		5,643,692	8,186,170	2,592,000	58,547	506,660	18,487,068
President	2023	1,500,000		—		8,196,987	4,736,240	1,395,063	43,767	289,897	16,161,952

Christopher Noyes	2025	726,469	(6)	608,344	(7)	1,496,201	1,718,592	791,000	—	34,676	5,375,282
Senior Vice President &	2024	703,125		—		1,464,564	2,308,495	596,000	—	23,611	5,095,795
Chief Financial Officer	2023	675,000		—		1,737,419	1,633,237	252,500	—	33,330	4,331,487

Aamir Hussain	2025	669,235	(8)	—		1,346,580	1,546,730	791,000	—	116,396	4,469,941
Senior Vice President & Chief	2024	651,148	(8)	—		1,318,108	1,523,978	596,000	—	106,970	4,196,204
Technology and Product Officer	2023	637,365		—		1,592,081	1,469,917	252,500	—	114,014	4,065,878

John Winter	2025	629,583	(9)	533,333	(7)	1,196,958	1,374,872	1,028,300	15,213	24,391	4,802,650
Senior Vice President, Chief	2024	572,917	(9)	—		1,171,651	1,873,750	596,000	21,043	23,611	4,258,971
Legal Officer & Secretary	2023	550,000		—		1,521,704	1,306,598	328,250	11,669	23,035	3,741,255
(1)The 2025 dollar amounts shown in the “Stock Awards” column reflect (a) the grant date fair value of each NEO’s target 2025 RSUs and (b) the target LILAB PSU award granted to Mr. Nair with respect to his 2025 performance, which was due to extending the performance period from Mr. Nair’s 2024 grant of LILAB PSUs for an additional year, in each case, determined in accordance with Topic 718 of the Financial Accounting Standards Board’s Accounting Standards Codification (ASC 718). The grant date fair value of the LILAB PSU award also represents the maximum grant date fair value of the award. The 2024 dollar amounts shown in the “Stock Awards” column reflect (a) the grant date fair value of each NEO’s target annual RSUs awarded in 2024 (2024 RSUs), and (b) the target LILAB PSU award granted to Mr. Nair with respect to his 2024 performance, in each case, determined in accordance with ASC 718. The 2023 dollar amounts shown in the “Stock Awards” column reflect (a) the grant date fair value of the LILA and LILAK shares issued to each NEO on March 15, 2024 for the equity portion of the 2023 Annual Bonus Program payments earned by the NEOs and issued pursuant to our share holding incentive program, which paid annual bonuses in common shares (SHIP), (b) the grant date fair value of the additional grants of LILA and LILAK RSUs under the SHIP representing 12.5% of the gross number of LILA and LILAK shares the NEOs received as described in (a), (c) the grant date fair value of each NEO’s target annual RSUs awarded in 2023 (2023 RSUs), and (d) the target LILAB PSU award granted to Mr. Nair with respect to this 2023 performance, in each case, determined in accordance with ASC 718. For a description of the assumptions used in these calculations, see Notes 3 and 12 to our consolidated financial statements for the year ended December 31, 2025, which are included in the 2025 Form 10-K.
(2)The 2025 dollar amounts shown in the “Option Awards” column reflect the grant date fair value of the 2025 SARs granted to our NEOs approved on March 14, 2025 determined in accordance with ASC 718. The dollar amounts for the 2025 SARs assume a risk-free interest rate ranging from 4.1% to 4.3%, a volatility rate ranging from 45.0% to 50.5% and an expected term of 6.0 to 10.0 years. The 2024 dollar amounts shown in the “Option Awards” column reflect (i) the grant date fair value of the 2024 SARs granted to our NEOs approved on March 12, 2024 and (ii) the incremental share-based compensation expenses associated with the SAR extensions in October 2024, which extended the exercise period of SARs granted before 2021 from seven to ten years after the original grant dates, both determined in accordance with ASC 718. The dollar amounts for the 2024 SARs assume a risk-free interest rate ranging from 4.2% to 4.3%, a volatility rate ranging from 43.8% to 48.3% and an expected term of 6.0 to 10.0 years. The 2023 dollar amounts shown in the “Option Awards” column reflect the grant date fair value of the 2023 SARs granted to our NEOs approved on March 20, 2023 determined in accordance with ASC 718. The dollar amounts for the SAR awards assume a risk-free interest rate ranging from 3.5% to 4.2%, a volatility rate ranging from 42.1% to 46.7% and an expected term of 6.0 to

10.0 years. For a description of the assumptions used in these calculations, see Notes 3 and 12 to our consolidated financial statements for the year ended December 31, 2025, which are included in the 2025 10-K.
(3)The dollar amounts in the “Non-Equity Incentive Plan Compensation” column also reflect the cash payments earned by the NEOs under the 2025 Annual Bonus Program, the 2024 Annual Bonus Program and the 2023 Annual Bonus Program, which were paid out in March of 2026, 2025 and 2024, respectively.
(4)The dollar amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the above-market value of accrued interest on compensation previously deferred by the applicable NEO under our Deferred Compensation Plan. The above-market value of accrued interest is that portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the interest rate under the Deferred Compensation Plan was set.
(5)The following table provides additional information about the 2025 amounts that appear in the “All Other Compensation” column in the Summary Compensation Table above:

Name	401(k) Plan ($)(a)	Life Insurance ($)(b)	SIFL Gross-up ($)(b)	Housing ($)(b)	Airplane Usage ($)(b)	Tax Assistance($)(b)	Attorney Fees($)(b)	Misc. ($)(c)	Total ($)
Balan Nair	23,500	891	12,193	—	279,112	—	47,208	5,635	368,539
Christopher Noyes	23,500	891	—	—	—	—		10,285	34,676
Aamir Hussain	—	6,360	—	84,000	—	25,851		185	116,396
John Winter	23,500	891	—	—	—	—		—	24,391
(a)Represents matching employer contributions made under the Liberty Latin America 401(k) Savings Plan. Under such plan, participants may make contributions annually, subject to U.S. federal limits, and Liberty Latin America makes a matching contribution equal to 100% of the participant’s contribution up to the lesser of the federal limit on contributions or 10% of their cash compensation (excluding awards under Liberty Latin America’s incentive plans). Voluntary catch-up contributions permitted under U.S. federal law for persons age 50 or older, however, are not matched.
(b)Amounts reflect the following:
•Premiums for term life insurance under our group term life insurance benefit plans.
•Payments made on behalf of Mr. Hussain related to his housing costs.
•Our aggregate incremental cost attributable to personal use of our aircraft or having a personal guest on a business flight by Mr. Nair was $279,112; in addition, Mr. Nair received gross-up amounts totaling $12,193 for personal flight hours. Aggregate incremental cost for personal use of our aircraft is determined on a per flight basis and includes fuel, oil, lubricants, hourly costs of aircraft maintenance for the applicable number of flight hours, in-flight food and beverage services, trip-related hangar and tie down costs, landing and parking fees, travel expenses for crew and other variable costs specifically incurred. Aggregate incremental cost for a personal guest is determined based on our average direct variable costs per passenger for fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred.
•Payments made on behalf of Mr. Hussain for tax assistance.
•Payments made on behalf of Mr. Nair for tax planning-related attorneys’ fees.
(c)Amounts reflect the following:
•Payments made on behalf of Messrs. Nair and Noyes under our executive health plan.
•Gifts given to Messrs. Nair, Noyes and Hussain.

(6)The annual base salary in effect for Mr. Noyes for January and February 2024 was $675,000, which was increased to $708,750, effective in March 2024. In March 2025, Mr. Noyes’ annual base salary was increased to $730,013.
(7)In August 2025, the compensation committee approved cash retention bonuses for Messrs. Noyes and Winter that vest in three equal annual installments on October 15 of each of 2025, 2026 and 2027. The amounts in the table reflect the first installments that were paid in October 2025.
(8)The annual base salary in effect for Mr. Hussain for January and February 2024 was $625,000, which was increased to $656,250, effective in March 2024. In March 2025, Mr. Hussain’s annual base salary was increased to $675,938. Mr. Hussain’s annual base salary also includes payment of a thirteenth month of salary as required by Panamanian law.
(9)The annual base salary in effect for Mr. Winter for January and February 2024 was $550,000, which was increased to $577,500, effective in March 2024. In March 2025, Mr. Winter’s annual base salary was increased to $640,000.

Grants of Plan-Based Awards
The table below sets forth certain information concerning the grants of equity based awards and the annual performance bonus awards approved and granted to our NEOs under the 2018 incentive plan during the year ended December 31, 2025, as described above in —Compensation Discussion and Analysis—Elements of Our Compensation Packages.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)(1)
Name	Grant Date	Board/ Committee Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Balan Nair
	03/14/2025 (2)		—	6,175,000	9,262,500	—	—	—	—	—	—	—
LILA	03/14/2025 (3)		—	—	—	—	—	—	231,795	—	—	1,550,709
	03/14/2025 (4)		—	—	—	—	—	—	—	426,997	6.69	1,784,639
LILAB	03/12/2024 (5)	10/10/2025	—	—	—	—	156,250	—	—	—	—	1,250,000
LILAK	03/14/2025 (3)		—	—	—	—	—	—	463,591	—	—	3,087,516
	03/14/2025 (4)		—	—	—	—	—	—	—	853,994	6.66	3,542,994
Christopher Noyes
	03/14/2025 (2)		—	1,300,000	1,950,000	—	—	—	—	—	—	—
LILA	03/14/2025 (3)		—	—	—	—	—	—	74,773	—	—	500,231
	03/14/2025 (4)		—	—	—	—	—	—	—	137,741	6.69	575,690
LILAK	03/14/2025 (3)		—	—	—	—	—	—	149,545	—	—	995,970
	03/14/2025 (4)		—	—	—	—	—	—	—	275,482	6.66	1,142,902
Aamir Hussain
	03/14/2025 (2)		—	1,300,000	1,950,000	—	—	—	—	—	—	—
LILA	03/14/2025 (3)		—	—	—	—	—	—	67,295	—	—	450,204
	03/14/2025 (4)		—	—	—	—	—	—	—	123,967	6.69	518,122
LILAK	03/14/2025 (3)		—	—	—	—	—	—	134,591	—	—	896,376
	03/14/2025 (4)		—	—	—	—	—	—	—	247,933	6.66	1,028,608
John Winter
	03/14/2025 (2)		—	1,300,000	1,950,000	—	—	—	—	—	—	—
LILA	03/14/2025 (3)		—	—	—	—	—	—	59,818	—	—	400,182
	03/14/2025 (4)		—	—	—	—	—	—	—	110,193	6.69	460,553
LILAK	03/14/2025 (3)		—	—	—	—	—	—	119,636	—	—	796,776
	03/14/2025 (4)		—	—	—	—	—	—	—	220,385	6.66	914,319
(1)These amounts represent the grant date fair value of these awards computed in accordance with ASC 718.
(2)The compensation committee determined that 79.1% of amounts earned by Messrs. Nair, Noyes, Hussain and Winter under the 2025 Annual Bonus Program would be paid in cash.

(3)These amounts represent the annual equity grant to our executives in the form of RSUs, as more fully described in Compensation Discussion and Analysis—Elements of Our Compensation Packages—Equity Incentive Awards—2025 Long-Term Equity Awards above. These RSUs will vest in three equal annual installments on March 15 of 2026, 2027 and 2028.
(4)These amounts represent the annual equity grant to our executives in the form of SARs, as more fully described in Compensation Discussion and Analysis—Elements of Our Compensation Packages—Equity Incentive Awards—2025 Long-Term Equity Awards above. These SARs will vest in three equal annual installments on March 15 of 2026, 2027 and 2028.
(5)In connection with our entry into the 2022 Nair Agreement, Mr. Nair received the Sign-on LILAB Award, which was split into three installments. The first two installments vested on July 28, 2022 and March 15, 2023, and half of the final installment vested on March 15, 2024. On March 14, 2025, the compensation committee determined that the remaining 156,250 PSUs could vest in March 2026, due to extending the performance period from Mr. Nair’s 2024 grant of LILAB PSUs for an additional year subject to the compensation committee’s determination that Mr. Nair’s performance met or exceeded the compensation committee’s expectations for 2025. On March 30, 2026, the compensation committee determined that 85% (or 132,813) of the PSUs had been earned and vesting of the remaining 15% would be subject to 2026 performance, as more fully described in Compensation Discussion and Analysis—Elements of Our Compensation Packages—Equity Incentive Awards—CEO Award of LILAB PSUs above.

Outstanding Equity Awards at 2025 Fiscal Year-End
The table below sets forth certain information concerning options, SARs, PSARs, PSUs and RSUs held by our NEOs at December 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Balan Nair
LILA
	1/2/2018	200,000	—	21.58	1/3/2028	—	—	—	—
	5/1/2018	115,740	—	18.63	5/1/2028	—	—	—	—
	4/1/2019	122,827	—	19.91	5/1/2029	—	—	—	—
	3/13/2020	220,734	—	10.42	3/16/2030	—	—	—	—
	5/12/2021	195,860	—	14.00	3/16/2031	—	—	—	—
	5/12/2021	1,000,000	—	14.00	3/16/2031	—	—	—	—
	3/11/2022	300,717	—	9.69	3/16/2032	—	—	—	—
	7/28/2022	23,132	—	9.69	3/16/2032	—	—	—	—
(1)	3/20/2023	—	—	—	—	60,116	523,310	—	—
(1)	3/20/2023	232,316	116,158	7.81	3/20/2033	—	—	—	—
(2)	3/12/2024	—	—	—	—	157,480	1,370,863	—	—
(2)	3/12/2024	149,032	298,062	6.16	3/12/2034	—	—	—	—
(3)	3/14/2025	—	—	—	—	231,795	2,017,775	—	—
(3)	3/14/2025	—	426,997	6.69	3/15/2035	—	—	—	—

LILAB
(4)	3/12/2024	—	—	—	—	—	—	156,250	1,612,500

LILAK
	1/2/2018	400,000	—	21.39	1/3/2028	—	—	—	—
	5/1/2018	231,480	—	18.24	5/1/2028	—	—	—	—
	4/1/2019	245,654	—	20.03	5/1/2029	—	—	—	—
	3/13/2020	441,468	—	10.48	3/16/2030	—	—	—	—
	5/12/2021	391,720	—	14.10	3/16/2031	—	—	—	—
	5/12/2021	2,000,000	—	14.10	3/16/2031	—	—	—	—
	3/11/2022	601,434	—	9.63	3/16/2032	—	—	—	—
	7/28/2022	46,264	—	9.63	3/16/2032	—	—	—	—
(1)	3/20/2023	—	—	—	—	120,232	1,054,435	—	—
(1)	3/20/2023	464,632	232,316	7.78	3/20/2033	—	—	—	—
(2)	3/12/2024	—	—	—	—	314,960	2,762,199	—	—
(2)	3/12/2024	298,064	596,124	6.22	3/12/2034	—	—	—	—
(3)	3/14/2025	—	—	—	—	463,591	4,065,693	—	—
(3)	3/14/2025	—	853,994	6.66	3/15/2035	—	—	—	—

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christopher Noyes
LILA
	1/2/2018	11,854	—	21.58	1/3/2028	—	—	—	—
	5/1/2018	28,935	—	18.63	5/1/2028	—	—	—	—
	4/1/2019	28,345	—	19.91	5/1/2029	—	—	—	—
	3/13/2020	50,939	—	10.42	3/16/2030	—	—	—	—
	5/12/2021	75,331	—	14.00	3/16/2031	—	—	—	—
	5/12/2021	100,000	—	14.00	3/16/2031	—	—	—	—
	3/11/2022	115,660	—	9.69	3/16/2032	—	—	—	—
(1)	3/20/2023	—	—	—	—	20,729	180,446	—	—
(1)	3/20/2023	80,109	40,054	7.81	3/20/2033	—	—	—	—
(2)	3/12/2024	—	—	—	—	52,492	456,943	—	—
(2)	3/12/2024	49,677	99,354	6.16	3/12/2034	—	—	—	—
(3)	3/14/2025	—	—	—	—	74,773	650,899	—	—
(3)	3/14/2025	—	137,741	6.69	3/15/2035	—	—	—	—

LILAK
	1/2/2018	23,708	—	21.39	1/3/2028	—	—	—	—
	5/1/2018	57,870	—	18.24	5/1/2028	—	—	—	—
	4/1/2019	56,690	—	20.03	5/1/2029	—	—	—	—
	3/13/2020	101,878	—	10.48	3/16/2030	—	—	—	—
	5/12/2021	150,662	—	14.10	3/16/2031	—	—	—	—
	5/12/2021	200,000	—	14.10	3/16/2031	—	—	—	—
	3/11/2022	231,320	—	9.63	3/16/2032	—	—	—	—
(1)	3/20/2023	—	—	—	—	41,459	363,595	—	—
(1)	3/20/2023	160,218	80,108	7.78	3/20/2033	—	—	—	—
(2)	3/12/2024	—	—	—	—	104,986	920,727	—	—
(2)	3/12/2024	99,354	198,708	6.22	3/12/2034	—	—	—	—
(3)	3/14/2025	—	—	—	—	149,545	1,311,510	—	—
(3)	3/14/2025	—	275,482	6.66	3/15/2035	—	—	—	—
Aamir Hussain
LILA
	4/18/2022	100,000	—	10.75	4/19/2032	—	—	—	—
	4/18/2022	104,094	—	10.75	4/19/2032	—	—	—	—
(1)	3/20/2023	—	—	—	—	18,656	162,400	—	—
(1)	3/20/2023	72,098	36,049	7.81	3/20/2033	—	—	—	—
(2)	3/12/2024	—	—	—	—	47,244	411,259	—	—
(2)	3/12/2024	44,710	89,418	6.16	3/12/2034	—	—	—	—
(3)	3/14/2025	—	—	—	—	67,295	585,803	—	—
(3)	3/14/2025	—	123,967	6.69	3/15/2035	—	—	—	—

LILAK
	4/18/2022	200,000	—	10.70	4/19/2032	—	—	—	—
	4/18/2022	208,188	—	10.70	4/19/2032	—	—	—	—
(1)	3/20/2023	—	—	—	—	37,313	327,235	—	—
(1)	3/20/2023	144,196	72,098	7.78	3/20/2033	—	—	—	—

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(2)	3/12/2024	—	—	—	—	94,488	828,660	—	—
(2)	3/12/2024	89,420	178,836	6.22	3/12/2034	—	—	—	—
(3)	3/14/2025	—	—	—	—	134,591	1,180,363	—	—
(3)	3/14/2025	—	247,933	6.66	3/15/2035	—	—	—	—
John Winter
LILA
	1/2/2018	11,854	—	21.58	1/3/2028	—	—	—	—
	5/1/2018	24,112	—	18.63	5/1/2028	—	—	—	—
	4/1/2019	23,621	—	19.91	5/1/2029	—	—	—	—
	3/13/2020	42,449	—	10.42	3/16/2030	—	—	—	—
	5/12/2021	60,265	—	14.00	3/16/2031	—	—	—	—
	5/12/2021	100,000	—	14.00	3/16/2031	—	—	—	—
	3/11/2022	92,528	—	9.69	3/16/2032	—	—	—	—
(1)	3/20/2023	—	—	—	—	16,583	144,355	—	—
(1)	3/20/2023	64,088	32,043	7.81	3/20/2033	—	—	—	—
(2)	3/12/2024	—	—	—	—	41,994	365,558	—	—
(2)	3/12/2024	39,743	79,482	6.16	3/12/2034	—	—	—	—
(3)	3/14/2025	—	—	—	—	59,818	520,716	—	—
(3)	3/14/2025	—	110,193	6.69	3/15/2035	—	—	—	—

LILAK
	1/2/2018	23,708	—	21.39	1/3/2028	—	—	—	—
	5/1/2018	48,224	—	18.24	5/1/2028	—	—	—	—
	4/1/2019	47,242	—	20.03	5/1/2029	—	—	—	—
	3/13/2020	84,898	—	10.48	3/16/2030	—	—	—	—
	5/12/2021	120,530	—	14.10	3/16/2031	—	—	—	—
	5/12/2021	200,000	—	14.10	3/16/2031	—	—	—	—
	3/11/2022	185,056	—	9.63	3/16/2032	—	—	—	—
(1)	3/20/2023	—	—	—	—	33,167	290,875	—	—
(1)	3/20/2023	128,175	64,087	7.78	3/20/2033	—	—	—	—
(2)	3/12/2024	—	—	—	—	83,988	736,575	—	—
(2)	3/12/2024	79,484	158,966	6.22	3/12/2034	—	—	—	—
(3)	3/14/2025	—	—	—	—	119,636	1,049,208	—	—
(3)	3/14/2025	—	220,385	6.66	3/15/2035	—	—	—	—
(1)Vested on March 15, 2026.
(2)Vests in 2 remaining annual installments on March 15 of 2026 and 2027.
(3)Vests in 3 remaining annual installments on March 15 of 2026, 2027 and 2028.
(4)Represents the target number of LILAB shares underlying Mr. Nair’s Sign-on LILAB PSUs that were subject to achievement of his individual performance objectives during 2025. On March 30, 2026, the compensation committee determined that 85% (or 132,813) of the 156,250 LILAB PSUs were earned and to condition vesting of the remaining 15% of the PSUs on 2026 performance.

2025 Option Exercises and Stock Vested
The table below sets forth certain information concerning the vesting of our named executive officers’ PSUs and RSUs during the year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)

Balan Nair
LILA	—	—	192,073	1,285,337
LILAB	—	—	—	—
LILAK	—	—	384,146	2,558,873
Christopher Noyes
LILA	—	—	66,005	441,707
LILAK	—	—	132,010	879,353
Aamir Hussain
LILA	—	—	59,570	398,657
LILAK	—	—	119,142	793,652
John Winter
LILA	—	—	53,096	355,342
LILAK	—	—	106,192	707,401
(1)Includes shares withheld in payment of withholding taxes at election of holder.

Employment and Other Agreements
Mr. Nair serves as President and CEO of Liberty Latin America and our subsidiary, Liberty LA, pursuant to the 2022 Nair Agreement. We also entered into employment agreements with Messrs. Noyes and Winter, effective July 24, 2019, and with Mr. Hussain (collectively, the Officers). Each of our NEOs also holds equity awards granted under the 2018 incentive plan These plans are described below under “Incentive Plans.”
Summary of Mr. Nair’s Employment Agreement
The 2022 Nair Agreement, which replaced a 2017 employment agreement with our company on July 28, 2022, has an initial five-year term that expires on July 27, 2027. After the initial term, the 2022 Nair Agreement automatically renews for successive one-year terms unless we, Liberty LA or Mr. Nair provide at least 180 days’ prior written notice of their respective intention not to renew the term. Notwithstanding the foregoing, the 2022 Nair Agreement and Mr. Nair’s employment may be terminated at any time during the initial five-year term or a renewal term.
In connection with his entry into the 2022 Nair Agreement, Mr. Nair received the CEO Commitment Award of $750,000 in cash and $1.25 million in LILAK shares. Mr. Nair also received the Sign-on LILAB Award that was split into three installments: (i) 125,000 unrestricted shares that were granted and vested on July 28, 2022, (ii) 187,500 LILAB PSUs that vested on March 15, 2023 based on Mr. Nair’s attainment of his 2022 individual performance objectives for 2022; and (iii) 312,500 LILAB PSUs that would vest, subject to Mr. Nair’s attainment of his 2023 individual performance objectives, on March 15, 2024. On March 12, 2024, the compensation committee determined to vest 50% of the third installment (or 156,250 LILAB PSUs) on March 15, 2024 and to condition vesting of the remaining 50% of the target award on 2024 performance. If earned, the remaining 50% of the target award would have vested on March 15, 2025. In March 2025, the compensation committee reviewed Mr. Nair’s 2024 performance and determined that the remaining 50% of the target award (156,250 PSUs) had not been earned. Instead, the committee decided to condition vesting of the 156,250 remaining PSUs on 2025 performance. In March 2026, the compensation committee reviewed Mr. Nair’s 2025 performance determined that 132,813 out of the 156,250 PSUs (or 85% of that installment) had been earned and that vesting of the remaining 23,437 LILAB PSUs would be subject to 2026 performance. The 2022 Nair Agreement also provides Liberty Latin America with a right of first refusal with respect to transfers by Mr. Nair of LILAB shares that he receives upon vesting of the Sign-on LILAB Award, subject to certain exceptions.
Pursuant to the 2022 Nair Agreement, Mr. Nair’s base salary has remained at $1.5 million since July 2022.
Mr. Nair is eligible to earn an annual bonus each year. For 2022, the compensation committee increased Mr. Nair’s target annual bonus from $3.5 million to $4 million. In 2023 and again in 2024, 2025 and 2026, Mr. Nair’s target annual bonus increased by $250,000 pursuant to the terms of the 2022 Nair Agreement’s. There is no guaranteed bonus amount. The actual amount paid to Mr. Nair will depend on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the compensation committee. See Annual Performance Awards above. Mr. Nair will have the opportunity to receive his annual bonus payment in LILA shares and/or LILAK shares in lieu of cash under the shareholding incentive program of our annual performance bonus plan.
During the term of the 2022 Nair Agreement, Mr. Nair is entitled to participate in our equity compensation programs on the same basis as our other executives. Pursuant to these programs, Mr. Nair will be entitled to receive grants of annual equity awards (the Annual Equity Awards) in the form of PSUs, SARs, or other forms of equity as determined by the compensation committee. In addition, Mr. Nair’s annual equity grants will be split into one-third LILA grants and two-thirds LILAK grants, consistent with our past practice. For 2022, the compensation committee increased the target of Mr. Nair’s Annual Equity Awards from $6.5 million to $7 million. For 2023, 2024, 2025 and 2026, the target value of Mr. Nair’s annual equity grant increased by $250,000 each year (2023: $7.25 million; 2024: $7.5 million; 2025: $7.75 million; and 2026: $8.0 million), pursuant to the terms of the 2022 Nair Agreement.
In its sole discretion, the compensation committee may annually increase Mr. Nair’s base salary, target annual bonus, or target Annual Equity Award value but may not reduce any of these amounts.
In addition to participating in U.S. employee benefit plans and arrangements sponsored by Liberty LA for the benefit of its senior executive group, Mr. Nair is entitled to use the company’s aircraft for up to 100 hours of personal use per year, in accordance with the terms of an aircraft time sharing agreement with Liberty LA. See Aircraft Policy below.
If Mr. Nair’s employment is terminated as a result of his death or disability, he or his heirs, as applicable, will be entitled to receive: (1) his accrued but unpaid base salary, reimbursement of his business expenses and any accrued vested benefits under our employee benefit plans (the Accrued Benefits); (2) a pro-rated annual bonus for the year of the termination based on actual performance; (3) full vesting of all non-performance based equity grants; (4) full vesting of the Sign-on LILAB Award based on actual performance; (5) pro-rated vesting of outstanding annual performance awards, based on (x) target if his termination occurs in the first year of a performance period or (y) actual performance if his termination occurs after the first year of a performance period; and (6) continued health coverage for him and his dependents for up to 18 months. In addition, we, in the sole discretion of the compensation committee, may require Mr. Nair or his estate to exchange the LILAB shares issued as a result of vesting of the Sign-on LILAB Award for (i) LILA shares on a one-for-one basis and (ii) $1 million in LILAK shares.
If Mr. Nair’s employment is terminated without cause (as defined in the 2022 Nair Agreement) or by Mr. Nair for good reason (as defined in the 2022 Nair Agreement), he will be entitled to receive: (1) the Accrued Benefits; (2) a pro-rated annual bonus for the year of the termination based on actual performance; (3) severance equal to two times (x) the average of Mr. Nair’s annualized salary for the year of the termination and salary paid for the prior year and (y) the average of the annualized annual bonus for the year of the termination and annual bonus paid or payable for the prior year paid in installments for the next two years; (4) full vesting of all non-performance based equity grants; (5) full vesting of the Sign-on LILAB Award based on actual performance; (6) vesting of outstanding annual performance equity grants, based on actual performance; (7) if the termination occurs before Mr. Nair’s annual equity grants have been granted for the year, a lump sum cash payment equal to 50% of his target grant value for the year of the termination or if such target grant value has not been determined for the year of the termination, the target grant value for the prior year; and (8) continued health coverage for him and his dependents for up to 18 months. In addition, we, in the sole discretion of the compensation committee, may determine to exchange the LILAB shares issued as a result of vesting of the Sign-on LILAB Award for (i) LILA shares on a one-for-one basis and (ii) $1 million in LILAK shares.
If Mr. Nair’s employment is terminated without cause or by him for good reason within 13 months of a change in control, he will be entitled to receive: (1) full vesting of his then-unvested equity awards with the Sign-on LILAB Award vesting in full based on actual performance and all other performance awards vesting in full at the greater of target or actual performance; and (2) a lump sum cash payment of severance equal to two times (x) the average of Mr. Nair’s annualized salary for the year of the termination and salary paid for the prior year and (y) the average of the annualized annual bonus for the year of the termination and annual bonus paid or payable for the prior year.
If the compensation committee determines that the Sign-on LILAB Award was effectively continued or assumed and a termination occurs after the change in control, the PSU portion of the Sign-on LILAB Award will be earned and remain subject to vesting during the service period and (i) if Mr. Nair’s employment is terminated for cause or by him without good reason (and not due to disability), his earned LILAB PSUs will be forfeited or (ii) if Mr. Nair’s employment is terminated without cause, due to death or disability or by him for good reason, his earned LILAB PSUs will vest immediately.
If a change in control occurs and the compensation committee determines that the Sign-on LILAB Award has not been effectively continued or assumed, the outstanding PSU portion of the Sign-on LILAB Award will be earned and vest immediately.
For purposes of the 2022 Nair Agreement and the Sign-on LILAB Award agreement, a “change in control” means an “Approved Transaction” (which would include a going-private transaction), “Board Change” or “Control Purchase,” each as defined in the 2018 incentive plan.
If Mr. Nair is terminated for cause (as defined in the 2022 Nair Agreement) or if he resigns (other than for good reason (as defined in the 2022 Nair Agreement)), Mr. Nair will not be entitled to any severance or other benefits under the 2022 Nair Agreement.
In addition, if Mr. Nair’s employment is terminated for any reason (other than due to death or disability, by us without cause or by him for good reason), we may, in the sole discretion of the compensation committee, require Mr. Nair to exchange the LILAB shares issued as a result of the vesting of the Sign-on LILAB Award for LILA shares on a one-for-one basis, subject to the following exception. Mr. Nair will not be required to exchange any LILAB shares issued as a result of the vesting of the Sign-on LILAB Award if his employment is terminated due to the expiration of the 2022 Nair Agreement’s initial term either because he has elected not to remain our President and Chief Executive Officer following the expiration of the initial term or we have elected not to renew the 2022 Nair Agreement.
Pursuant to the 2022 Nair Agreement, Mr. Nair is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the 2022 Nair Agreement and for two years after termination of his employment (or for an indefinite period after termination of employment in the case of the restrictive covenants relating to confidentiality).

Summary of the Employment Agreements with our other NEOs
We also entered into employment agreements with Messrs. Noyes and Winter, effective July 24, 2019, and with Mr. Hussain, effective April 18, 2022. Each employment agreement provides for an indefinite term continuing until either party provides advance written notice to the other party of their respective intention to terminate employment with the company.
Under their employment agreements, the Officers will each receive a base salary and our CEO or compensation committee may annually increase, but not decrease, each executive’s base salary. The initial base salaries set forth in the employment agreements for Messrs. Noyes, Hussain and Winter were $550,000, $625,000 and $500,000, respectively. In 2021, Mr. Winter’s base salary was increased to $550,000, and in 2020 and 2022, Mr. Noyes’s base salary was increased to $625,000 and $675,000, respectively. There were no changes to our Officers’ 2023 base salaries. In 2024, our compensation committee increased our Officers’ salaries (other than Mr. Nair) as follows: Mr. Noyes - $708,750; Mr. Hussain - $656,250; and Mr. Winter - $577,500. For 2025, the compensation committee increased our Officers’ base salaries to $730,013, $675,938 and $640,000, respectively. The compensation committee also increased our Officers’ 2026 salaries (other than Mr. Nair) as follows: Mr. Noyes - $744,613; Mr. Hussain - $689,456; and Mr. Winter - $659,200. The Officers’ (other than Mr. Nair) target annual bonuses have been $1.0 million since 2022. There is no guaranteed bonus amount. The actual amount of the annual bonus paid to the Officers will depend on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the compensation committee. The compensation committee has the discretion to annually increase or decrease each Officer’s target annual bonus.
In addition, each Officer will participate in our equity compensation programs. Pursuant to these programs, they will each be entitled to receive Annual Equity Awards in the form of PSUs, SARs, or other forms of equity as determined by the compensation committee, with the terms and conditions substantially the same as those for our other senior executive officers. The target value of these Annual Equity Awards has been $2.5 million for Mr. Noyes, $2.25 million for Mr. Hussain and $2.0 million for Mr. Winter since 2022, and these values remain the same for 2026. The compensation committee has the discretion to annually increase or decrease each Officer’s Annual Equity Award value.
Mr. Hussain’s employment agreement also provides for relocation and expatriate benefits, a housing allowance of $7,000 per month for five years, tuition support of $20,000 initially and an additional $18,000 per year per child for up to five years, medical coverage for Mr. Hussain’s family and reimbursement of reasonable attorney’s fees incurred in connection with the negotiation of his employment agreement, capped at $20,000.
If an Officer’s employment is terminated as a result of death, the Officer’s heirs will be entitled to receive (1) an amount equal to a pro rata portion of the annual bonus he would have received for the calendar year of termination, which shall be based on the number of days he was employed by our company during the calendar year of termination and actual performance results as determined by the compensation committee and shall be paid at the same time that such bonuses are paid to active executive officers as if his employment had not terminated until such date and (2) cash severance equal to one times his annual base salary in a single lump sum on the 60th day following the date of termination.
If the company terminates the employment of an Officer without cause, due to his disability, or if he voluntarily terminates employment for good reason (as those terms are defined in the Officer’s respective employment agreement), in addition to the prorated annual bonus described in the foregoing paragraph, (1) if the Officer is U.S.-based, the Officer and his family will continue to receive coverage under the company’s group health benefits plan subject to the terms of such plan or receive COBRA continuation of the group health benefits with premiums no higher than those applicable to active senior executive employees of the company for a period ending on the earlier of (x) the one year anniversary of the executive’s date of termination and (y) the date that he obtains similar coverage from a subsequent employer and (2) the executive will be entitled to cash severance equal to one times the annual base salary in substantially equal installment payments over the 12-month period commencing on the 60th day following the date of termination; provided, however, that if his termination is due to a disability, such severance amount shall be reduced by the amount of disability benefits he receives pursuant to any employee benefit plans maintained by the company during the period of such installment payments.
If an Officer is terminated for cause (as defined in the Officer’s respective employment agreement) or if he resigns other than for good reason (as defined in his respective employment agreement), he will not be entitled to any severance or other benefits under the employment agreement.
Pursuant to their respective employment agreements, the Officers are subject to customary restrictive covenants, including those relating to non-solicitation, noninterference, non-competition and confidentiality, during the term of the employment agreement and, depending on the circumstances of termination, for a period of up to one year thereafter.

Under their respective employment agreements, the Officers have each agreed to waive any rights to a gross-up for any taxes associated with a parachute payment.
Aircraft Policy
Our policy for the personal use of our aircraft by members of our Board, our CEO, other executive officers, including our NEOs, and certain senior officers was established in 2018. The policy allows non-employee directors to use our aircraft for personal flights, subject to availability, without charge. The policy requires each user who is an officer to lease the corporate aircraft for personal use pursuant to an aircraft time sharing agreement and to pay us an amount equal to the aggregate incremental cost of each flight up to certain limits established under the U.S. Federal Aviation Administration rules. Incremental costs may include fuel, oil, lubricants and other additives, hangar and tie down costs away from aircraft home airport, travel expenses for crew, landing and parking fees, customs and immigration fees, insurance obtained for a specific flight, in-flight food and beverage services, ground transportation, de-icing fees and flight planning and weather contract services. With approval, family members or guests may join an executive or senior officer or director on a business flight without charge for these additional passengers. Also, on limited occasions, we may allow a business-related flight to land at an airport other than its destination to drop off or pick up a passenger for personal convenience without requiring reimbursement of our incremental cost.
Pursuant to the terms of the 2022 Nair Agreement, Mr. Nair is allowed 100 annual flight hours for personal use of our aircraft. If Mr. Nair’s personal use of our aircraft exceeds 100 annual flight hours for a relevant calendar year, he will also be obligated to pay us the aggregate incremental cost of such usage over his allotted 100 annual flight hours.
For U.S. tax reporting purposes, when family members or guests of a director or executive or senior officer travel on business flights, the value of such personal use, determined using a method based on SIFL rates as published by the IRS, is imputed as income to such director or executive or senior officer. A director or executive or senior officer will also have imputed income based on SIFL rates for a personal flight, less any amounts reimbursed to us. In accordance with applicable tax rules and regulations, such imputed income is included in taxable income for the applicable director or executive or senior officer.
Notwithstanding the policy, we and the flight crew retain the authority to determine when a flight may be cancelled or changed for safety or maintenance reasons.
Incentive Plans
Effective December 29, 2017, our Board adopted the Prior Plans. We may generally grant non-qualified share options, SARs, restricted shares, RSUs, cash awards, performance awards or any combination of the foregoing under either the 2018 incentive plan or the Director Plan. Common shares issuable pursuant to awards made under the 2018 incentive plan or the Director Plan will be made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. These awards may be granted at or above fair value in any class of our common shares. The maximum number of common shares of Liberty Latin America with respect to which awards may be issued under the 2018 incentive plan and the Director Plan is 75 million (of which no more than 10 million shares may consist of Class B common shares) and 5 million, respectively, in each case, subject to anti-dilution and other adjustment provisions in the respective plan.
All of our SAR awards granted under the 2018 incentive plan, expire ten years after the grant date.
Awards of RSUs under the Director Plan generally vest in full on the first anniversary of the grant date, provided the director continues to serve as director immediately prior to the vesting date.
It is our policy that, except for anti-dilution adjustments provided by the 2018 incentive plan and the Director Plan in connection with corporate transactions, the exercise or base price of common shares for any outstanding option or SAR granted under the 2018 incentive plan and the Director Plan will not be decreased after the date of grant nor will an outstanding option or SAR granted under the 2018 incentive plan or the Director Plan be surrendered to our company as consideration for the grant of a new option or SAR with a lower exercise or base price, cash or a new award unless there is prior approval by our shareholders. Any other action that is deemed to be a repricing under any applicable rule of Nasdaq shall be prohibited unless there is prior approval by our shareholders.
If the 2026 Incentive Plan is approved, it will be the only incentive plan under which awards will be made, and no additional awards will be made under the 2018 incentive plan or the Director Plan.

Nonqualified Deferred Compensation
The Deferred Compensation Plan was approved by the compensation committee in March 2018 and became effective on May 1, 2018. Officers of Liberty LA, which include our NEOs may participate in the Deferred Compensation Plan. Each designated participant may elect to defer all or any portion of his or her (1) annual performance award, (2) annual salary up to limits specified by the compensation committee (currently 90%) and (3) award, if any, under a current or future multi-year performance award arrangement.
Compensation deferred under the Deferred Compensation Plan prior to 2022 will be credited with interest initially at the rate of 8.5% per year, compounded daily (the credited interest fund). In setting the interest rate, the compensation committee reviews data on the implied yields of our significant bank debt and outstanding bonds, as well as credit market conditions. The compensation committee reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections that become irrevocable after the new rate is set, and in fact, reduced the interest rate to 8.0% per year, compounded daily, for compensation deferred in 2022 and 2023. For compensation deferred in 2024, the compensation committee increased the interest rate to 9.5%, which remains the same for compensation deferred in 2025 and 2026. Deferred equity awards will not be credited with interest, but will be adjusted for splits, combinations, dividends or distributions. If the compensation committee approves the establishment of one or more phantom investment funds for purposes of the Deferred Compensation Plan, a participant may, but will not be obligated to, elect one or more of such phantom investment funds as the measurement fund for the purpose of calculating notional earnings, losses and other relevant amounts to be credited to or deducted from all or a portion of his or her deferred compensation instead of the credited interest fund.
The Deferred Compensation Plan provides the compensation committee with the discretion to terminate the Deferred Compensation Plan within 12 months of certain change in control events and distribute each participant’s account balance. Otherwise, the amount of compensation deferred will be distributed in a lump sum or in up to three installments upon the date or dates selected by the participant, or in up to five equal annual installments, or in a lump sum when the participant ceases to be an employee of our company. At the participant’s request, if the compensation committee determines that such participant has suffered a financial hardship, it may authorize immediate distribution of all or a portion of his or her account balance. The compensation committee has reserved the right to terminate the Deferred Compensation Plan at any time. Such an optional termination will not result in accelerated distributions.
Our NEOs were eligible to participate under the Deferred Compensation Plan during 2025. Messrs. Nair and Winter, each a U.S. taxpayer as of December 31, 2025, have deferred compensation under the Deferred Compensation Plan. The table below sets forth certain information concerning the deferred compensation of these officers at year end 2025.

Name	Company Plan	Executive contributions in 2025 ($)(1)	Registrant contributions in 2025 ($)	Aggregate earnings in 2025 ($)(1)	Aggregate withdrawals/ distributions ($)	Aggregate balance at 12/31/25 ($)(1)
Balan Nair	LLA	1,246,000	—	199,629	1,914,997	2,691,380
	LG	—	—	—	—	—
John Winter	LLA	149,000	—	59,323	459,110	734,927
	LG(2)	—	—	7,774	—	95,409
(1)These totals include annual bonuses that were earned by such executive with respect to performance in 2023 and 2024 and paid and deferred, in part, in 2024 and 2025. The annual bonuses with respect to 2023 performance were paid 50% in shares and 50% in cash and are reported in the “Stock Awards” and “Non-equity Incentive Plan Compensation” columns of the 2025 Summary Compensation Table. The annual bonuses with respect to 2024 performance were paid entirely in cash and are included in the “Non-equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table. Our named executive officers did not defer any 2025 compensation.

Name	2023 Annual Bonus Deferred in 2024 ($)	2024 Annual Bonus Deferred in 2025 ($)
Balan Nair	1,395,063	1,246,000
John Winter	164,125	149,000

The following table reports above-market earnings that were credited to the named executive officer’s deferred compensation account during 2023, 2024 and 2025, as set forth in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2025 Summary Compensation Table.

Name	Company Plan	2023 Above-market Earnings ($)	2024 Above-market Earnings ($)	2025 Above-market Earnings ($)
Balan Nair	LLA	43,767	58,547	44,205
	LG	—	—	—
John Winter	LLA	10,564	19,266	13,456
	LG	1,105	1,778	1,757
(2)    Prior to the Split-Off, Mr. Winter was permitted to defer a portion of annual base salary and annual cash bonus under the Liberty Global, Inc. Deferred Compensation Plan (the LG Deferred Compensation Plan). Although such amounts relate to compensation while he was employed by Liberty Global prior to the Split-Off, we reimburse Liberty Global for the interest income that accrues on Mr. Winter’s accounts under the LG Deferred Compensation Plan, which was initially set at 8.5% per year, compounded daily, for amounts deferred by Mr. Winter during 2017.
Potential Payments upon Termination or Change in Control
The Termination of Employment Table and the Change in Control Table set forth below reflect the potential payments to our NEOs in connection with termination of their employment or a change in control of us as of December 31, 2025. The Termination of Employment Table assumes that a change in control has not occurred. The Change in Control Table assumes that a change in control has occurred as of December 31, 2025. Certain of our plans and agreements provide benefits upon the occurrence of a change in control without regard to whether employment is terminated, whereas others have a “double trigger” requiring employment to be terminated for benefits to be realized. These are separately reflected in the Change in Control Table.
The amounts provided in the tables are based on the assumptions stated below. The actual amounts may be different at the time of termination or change in control, as the case may be, due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.
•Because the base price of SARs granted prior to 2024 to each NEO was more than the closing market price of LILA and LILAK shares, as applicable, on December 31, 2025, these SARs have been excluded from the tables below. SARs, RSUs and PSUs that would vest on an accelerated basis or continue to vest are valued using the applicable closing market price on December 31, 2025. On December 31, 2025, the closing market price for LILA, LILAB and LILAK shares was as follows:
•LILA shares: $7.39
•LILAB shares: $10.74
•LILAK shares: $7.46
The termination provisions of the 2022 Nair Agreement and of the employment agreements with each of our other NEOs are described under —Employment and Other Agreements above. The 2018 incentive plan is described under —Incentive Plans above. In addition to such descriptions, additional information on the termination and/or change in control provisions of these plans and agreements is provided below.
The Deferred Compensation Plan provides that the amount of compensation deferred will be distributed in a lump sum or in up to three installments upon the date or dates selected by the participant, or in up to five equal annual installments, or in a lump sum when the participant ceases to be an employee of our company, including in each of the termination of employment scenarios described below. The Deferred Compensation Plan also provides for a payout of the account balance when a participant ceases to be an employee due to death or disability.
Termination of Employment
The availability of benefits under our plans or agreements varies with the reason employment terminates as described below.

Voluntary Termination
The executive would retain his vested equity grants under the 2018 incentive plan, which must be exercised within the period following termination prescribed by the applicable plan. See —Outstanding Equity Awards at Fiscal Year-End above for amounts in respect of each NEO’s vested equity awards as of December 31, 2025. There would be no other payments or benefits, except with respect to elections made under the Deferred Compensation Plan (as applicable).
Retirement
Except with respect to elections made under the Deferred Compensation Plan (as applicable), no benefits are payable to any of our NEOs in the event of retirement. However, under the 2018 incentive plan a person who retires with a combined age and years of service of 70 or greater will vest an additional year of unvested SARs and RSUs granted under this plan from the date of retirement. Award agreements corresponding to RSUs granted to executive officers (other than Mr. Nair) on or after January 1, 2024 further provide that the foregoing vesting treatment occurs only if the grantee’s date of retirement occurs after the first vesting date of the award. As of December 31, 2025, Messrs. Nair and Noyes were retirement-eligible under the 2018 incentive plan. Messrs. Nair and Noyes’ benefits are reflected in the “Retirement” column in the Termination of Employment Table below, including an additional year of vesting with respect to their 2023 RSUs, 2024 RSUs and 2024 SARs. The 2025 RSUs and 2025 SARs granted to Messrs. Nair and Noyes would be forfeited if a termination due to retirement occurred before March 15, 2026, and as a result, their 2025 RSUs and 2025 SARs are excluded from the “Retirement” column in the Termination of Employment Table below. Although the 2022 Nair Agreement provides that the compensation committee may, in its sole discretion, require Mr. Nair to exchange the LILAB shares issued as a result of vesting of the Sign-on LILAB Award for LILA shares on a one-for-one basis, we have assumed that the compensation committee did not require Mr. Nair to complete such an exchange for purposes of the Termination of Employment Table below.
Termination for Cause
The executive would not receive any payment or benefit, except with respect to elections made under the Deferred Compensation Plan (as applicable), and typically would forfeit all unexercised equity awards, whether or not vested. The definition of “cause” varies among the plans and agreements, but generally includes (1) dishonesty, incompetence or other misconduct, (2) failure to perform duties and (3) a felony conviction for fraud, embezzlement or other illegal conduct. For purposes of such a termination within 12 months following a change in control event, “cause” is defined to mean only a felony conviction for fraud, embezzlement or other illegal conduct.
Termination Without Cause
The employment agreements entered into with our NEOs provide for benefits in the case of termination by our company without cause. The 2022 Nair Agreement provides for severance equal to two times (i) the average of Mr. Nair’s annualized base salary for the year of termination and salary paid for the prior year and (ii) the average of Mr. Nair’s annualized annual bonus for the year of termination and the annual bonus paid or payable for the prior year. The other NEOs’ employment agreements provide for severance of one times base salary, plus an amount equal to a pro rata portion of the annual bonus he would have received for the calendar year of termination, which shall be based on the number of days he was employed by our company during the calendar year of termination and actual performance results as determined by the compensation committee. See —Employment and Other Agreements above. If we terminate Mr. Noyes’s or Mr. Winter’s employment without cause before October 15, 2027, then he will receive the remaining amounts that were originally scheduled to be paid after his exit date. If Mr. Noyes or Mr. Winter leaves our company voluntarily before October 15, 2027, then he will forfeit the remainder of his unpaid bonus. The 2022 Nair Agreement also provides for a pro-rated annual bonus for the year of termination based on actual performance, full vesting of his outstanding non-performance-based equity awards, full vesting of the Sign-on LILAB Award based on actual performance and vesting of outstanding annual performance equity awards based on actual performance. If Mr. Nair is terminated without cause before his annual equity grant has been granted for the year, he will also receive a lump sum cash payment equal to 50% of his target grant value for the year of the termination or if such target grant value has not been determined for the year of the termination, the target grant value for the prior year. In addition, the 2022 Nair Agreement provides that the compensation committee may, in its sole discretion, require Mr. Nair to exchange the LILAB shares issued as a result of vesting of the Sign-on LILAB Award for (i) LILA shares on a one-for-one basis and (ii) $1 million in LILAK shares pursuant to the 2022 Nair Agreement. However, we have assumed that the compensation committee did not require Mr. Nair to complete such an exchange for purposes of the Termination of Employment Table below.
Under the SARs awarded to our other executives, if termination of employment is without cause and occurs after the first scheduled vesting date for the award, then the employee would be entitled to accelerated vesting of a pro rata portion of one-third of the unvested amount of each award that would have vested on the next vesting date, based on the number of full months of the current vesting period that employment continued prior to termination. The 2023 SARs have been excluded from the “By Company Without Cause” column in the table below because the exercise prices exceeded the closing stock prices of our LILA and LILAK shares on December 31, 2025. The 2025 SARs would be forfeited if a termination of employment without cause occurred before March 15, 2026.
Under the 2023 RSUs and 2024 RSUs awarded to our executives, other than Mr. Nair, if termination of employment is without cause and occurs after March 15, 2024 or March 15, 2025, respectively, then the employee would be entitled to accelerated vesting of a pro rata portion of the next installment of each award that would have vested on the next vesting date, based on the number of full months of the current vesting period that employment continued prior to termination. The 2025 RSUs provide that the entire award will be forfeited if a termination (other than due to death or disability) occurs before March 15, 2026. Accordingly, the 2025 RSUs granted to our NEOs, other than Mr. Nair whose grant is governed by the 2022 Nair Employment Agreement, are excluded from the “By Company Without Cause” column in the Termination of Employment table below. For the benefits payable under the applicable employment agreement or award agreement and the value of the prorated vesting of awards, if any, see the “By Company Without Cause” column in the Termination of Employment Table below.
Death
In the event of death, unless otherwise provided in another agreement, the 2018 incentive plan provides for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or RSU awards. The 2022 Nair Agreement provides for a pro-rated annual bonus for the year of termination based on actual performance, full vesting of his outstanding non-performance-based equity awards, full vesting of the Sign-on LILAB Award based on actual performance and pro-rated vesting of Mr. Nair’s outstanding annual performance equity awards based on (i) target if his termination occurs in the first year of a performance period or (ii) actual performance if his termination occurs after the first year of a performance period. The 2022 Nair Agreement also provides that the compensation committee may, in its sole discretion, require Mr. Nair’s estate to exchange the LILAB shares issued as a result of vesting of the Sign-on LILAB Award for (i) LILA shares on a one-for-one basis and (ii) $1 million in LILAK shares pursuant to the 2022 Nair Agreement. Performance SAR awards granted to the NEOs pursuant to the 2018 incentive plan in 2021 (or 2022 in Mr. Hussain’s case) (the Phoenix Awards), which are fully vested, have been excluded from the “Death” column in the table below because the exercise prices exceeded the closing stock prices of our LILA and LILAK shares on December 31, 2025. The NEOs’ employment agreements (other than for Mr. Nair) provide for a payment of one times base salary plus an amount equal to a pro rata portion of the annual bonus he would have received for the calendar year of termination, which shall be based on the number of days he was employed by our company during the calendar year of termination and actual performance results as determined by the compensation committee. The value of all these benefits is in the “Death” column in the Termination of Employment Table, except that the 2023 SARs have been excluded because the exercise prices exceeded the closing stock prices of our LILA and LILAK shares on December 31, 2025. No amounts are shown for payments pursuant to life insurance policies, which we make available to all our salaried employees.
Disability
In the event of termination of employment due to disability, unless otherwise provided in another agreement, the 2018 incentive plan provides for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or RSU awards. If Mr Nair’s employment is terminated due to disability, he would also be entitled to the same benefits as described in —Death above. No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees. The Phoenix Awards, which are fully vested, have been excluded from the “Disability” column in the table below because the exercise prices exceeded the closing stock prices of our LILA and LILAK shares on December 31, 2025. The NEOs’ employment agreements (other than for Mr. Nair) provide for a payment of one times base salary plus an amount equal to a pro rata portion of the annual bonus he would have received for the calendar year of termination, which shall be based on the number of days he was employed by our company during the calendar year of termination and actual performance results as determined by the compensation committee. The value of all these benefits is in the “Disability” column in the Termination of Employment Table, except that the 2023 SARs have been excluded because the exercise prices exceeded the closing stock prices of our LILA and LILAK shares on December 31, 2025. For purposes of the 2018 incentive plan, SARs, the 2023 RSUs, the 2024 RSUs, and the 2025 RSUs, “disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable condition that has lasted or can be expected to last for a continuous period of at least 12 months or can be expected to result in death; provided, however, that

Mr. Nair’s equity awards, defer to the definition of “disability” in the 2022 Nair Agreement which generally means his qualification for benefits under our long-term disability plan.
Resignation for Good Reason
The employment agreements with our NEOs provide for benefits in the case of resignation for good reason. See
—Employment and Other Agreements above. Except with respect to Mr. Nair, the compensation committee has the discretion to vest a portion of the RSUs upon a termination for good reason. Otherwise, no payment or benefit is required upon resignation by an executive for good reason, absent a change in control. The other benefits payable for termination due to good reason under the employment agreements with our NEOs are the same as the benefits payable upon a termination by our company without cause.

The 2022 Nair Agreement defines good reason as a material diminution in Mr. Nair’s position, title, authority, reporting lines, status, duties or responsibilities, a material breach of the 2022 Nair Agreement, a reduction in his base salary, target annual bonus or target annual equity award, relocation of his principal place of employment that is more than 35 miles from the Denver Metro area and our failure to re-nominate Mr. Nair to our board of directors or Mr. Nair ceasing to be a member of the executive committee of our board of directors.

For our other NEOs, good reason includes the assignment of duties materially inconsistent with the NEO’s position, authority, duties or responsibilities or an action by us that results in a material diminution in his position, authority, duties or responsibilities, a material breach of the employment agreement by us, a reduction in his base salary or target annual bonus opportunity or relocation of his principal place of employment from the Denver area or, in the case of Mr. Hussain, Panama City, Panama. See the “By Company Without Cause” column in the Termination of Employment Table below.

Termination of Employment

Name	By Company Without Cause ($)	Disability ($)	Death ($)	Retirement ($)

Balan Nair
Severance & Bonus Payment	13,106,500	3,757,250	3,757,250	—
Deferred Compensation (1)	2,691,380	2,691,380	2,691,380	2,691,380
SARs Accelerated	2,640,812	2,640,812	2,640,812	880,271
RSUs & PSUs Accelerated	11,452,332	13,209,022	13,209,022	3,097,877
Benefits (2)	53,686	53,686	53,686	—
Total	29,944,710	22,352,149	22,352,149	6,669,528

Christopher Noyes
Severance & Bonus Payment	1,521,013	1,521,013	1,521,013	—
Retention Bonus	1,216,688	—	—	—
SARs Accelerated	138,225	869,709	869,709	—
RSUs Accelerated	786,033	1,633,583	1,633,583	1,048,027
Benefits (2)	35,791	35,791	—	—
Total	3,697,750	4,060,096	4,024,305	1,048,027

Aamir Hussain
Severance & Bonus Payment	1,466,938	1,466,938	1,466,938	—
SARs Accelerated	124,404	782,738	782,738	—
RSUs Accelerated	707,435	2,971,595	2,971,595	—
Benefits (2)	35,791	35,791	—	—
Total	2,334,568	5,257,063	5,221,272	—

Name	By Company Without Cause ($)	Disability ($)	Death ($)	Retirement ($)
John Winter
Severance & Bonus Payment	1,668,300	1,668,300	1,668,300	—
Retention Bonus	1,066,666	—	—	—
Deferred Compensation (1)	734,927	830,336	830,336	734,927
SARs Accelerated	110,580	695,768	695,768	—
RSUs Accelerated	628,830	3,011,374	3,011,374	—
Benefits (2)	27,301	27,301	—	—
Total	4,236,604	6,233,079	6,205,778	734,927
(1)    Each of Mr. Nair and Mr. Winter had the right to file an election at the time of his initial deferral to receive distributions under the Deferred Compensation Plan and the LG Deferred Compensation Plan upon his separation from service, including under the termination scenarios in the table above.  For purposes of the tabular presentation above, we have assumed that each of Mr. Nair and Mr. Winter has elected to receive a lump sum payout of the account balance in the Deferred Compensation Plan upon a termination without cause at our company or retirement from our company. The Deferred Compensation Plan and the LG Deferred Compensation Plan each provides for a payout of the account balance when a participant ceases to be an employee due to death or disability.
(2)    Our executives would be entitled to maintenance of health benefits for them and their dependents during the 12-month period (or in Mr. Nair’s case, the 18-month period) following his termination. For Mr. Nair, this amount represents the full estimated cost of providing this benefit to him and his dependents. For our other NEOs, these amounts represent our portion of the cost of providing this benefit to the NEO and his respective dependents, assuming payment of premiums by the NEO.
Change in Control
The 2018 incentive plan and the Sign-on LILAB Award each provide for various benefits either upon the occurrence of specified change in control events or upon termination of employment following a change in control event.
Change in Control Events
The change in control events vary under the relevant arrangements but generally fall into three categories:
1.    A person or entity, subject to specified exceptions, acquires beneficial ownership of at least 20% of the combined voting power of our outstanding shares ordinarily having the right to vote in the election of directors in a transaction that has not been approved by our Board. We refer to this change in control event as an “Unapproved Control Purchase.”
2.    During any two-year period, persons comprising the Board at the beginning of the period cease to be a majority of the Board, unless the new directors were nominated or appointed by two-thirds of the continuing original directors. We refer to this change in control event as a “Board Change.”
3.    Our Board approves certain transactions such as (a) a merger, amalgamation, consolidation or binding share exchange that results in the shareholders of our company prior to the transaction owning less than a majority of the combined voting power of our shares after the transaction or in which our common shares are converted into cash, securities or other property, subject to certain exceptions, (b) a plan of liquidation of our company, or (c) a sale of substantially all the assets of our company. We refer to this change in control event as a “Reorganization.”
Under the 2018 incentive plan, outstanding equity awards will vest in full upon the occurrence of an Unapproved Control Purchase or Board Change and immediately prior to consummation of a Reorganization, unless, in the case of a Reorganization, the compensation committee determines that effective provision has been made for the award to be assumed or replaced with an equivalent award.
If a change in control occurs and the compensation committee determines that the Sign-on LILAB Award has not been effectively continued or assumed, the outstanding PSU portion of the Sign-on LILAB Award will be earned and vest immediately.

For purposes of the table below, the Phoenix Awards, which are fully vested, have been excluded because the exercise prices exceeded the closing prices of our LILA shares and LILAK shares on December 31, 2025.
The Deferred Compensation Plan provides the compensation committee with the discretion to terminate the Deferred Compensation Plan within 12 months of certain change in control events and distribute each participant’s account balance.
Termination After Change in Control
If Mr. Nair’s employment is terminated without cause or by him for good reason within 13 months of a change in control, he will be entitled to receive: (1) full vesting of his then-unvested equity awards with the Sign-on LILAB Award vesting in full based on actual performance and all other performance awards vesting in full at the greater of target or actual performance; and (2) a lump sum cash payment of severance equal to two times (x) the average of Mr. Nair’s annualized salary for the year of the termination and salary paid for the prior year and (y) the average of the annualized annual bonus for the year of the termination and annual bonus paid or payable for the prior year.
If the compensation committee determines that the Sign-on LILAB Award was effectively continued or assumed and a termination occurs after the change in control, the PSU portion of the Sign-on LILAB Award will be earned and remain subject to vesting during the service period and (i) if Mr. Nair’s employment is terminated for cause or by him without good reason (and not due to disability), his earned LILAB PSUs will be forfeited or (ii) if Mr. Nair’s employment is terminated without cause, due to death or disability or by him for good reason, his earned LILAB PSUs will vest immediately.
If the SAR awards are continued after a Reorganization, the awards provide for full vesting if the executive is terminated by us without cause or resigns with good reason within twelve months after the Reorganization, or if later, within the expiration of a 30-day cure period that began once the executive provided written notice of an event giving rise to good reason.
For purposes of the SAR awards, “good reason” for a participant to resign following a change in control event requires that one of the following has occurred without the consent of the participant: (1) a material diminution in the participant’s base compensation; (2) a material diminution of his official position or authority; or (3) a required relocation of his principal business office to a different country. Additional procedural requirements apply for a resignation to qualify as being for “good reason.” See —Resignation for Good Reason above for the definition of “good reason” applicable to Mr. Nair’s equity awards.
The “Employment Terminated” columns assume that the executive’s employment is terminated as of December 31, 2025, without cause and include the incremental benefits that would result from such a termination under the employment agreements and equity incentive plans as described under —Termination of Employment above.
280G Tax Gross-Up. Our NEOs have agreed in their employment agreements to waive any rights they would have under any equity or other agreements to any 280G tax gross-up payment from us or Liberty LA.  The NEOs’ employment agreements limit the change in control benefits payable to them as necessary to mitigate the adverse impact of the golden parachute excise tax under Section 4999 of the Internal Revenue Code on the NEOs.
For purposes of the change-of-control events in the table below, we have assumed that the amounts payable to the NEOs would not exceed the threshold that would subject such amounts to excise taxes pursuant to Section 280G of the Code and that no parachute cap would apply.
Change In Control

	Unapproved Control Purchase /Board Change - Plan Benefits Continued		Reorganization-Plan Benefits Continued	Change in Control - Plan Benefits Not Continued
Name	Employment Terminated ($)	Employment Continues ($)	Employment Terminated ($)	Employment Continues ($)
Balan Nair
Severance Payment	9,349,250	—	9,349,250	—
Deferred Compensation (1)	2,691,380	2,691,380	2,691,380	2,691,380
SARs Accelerated	2,640,812	2,640,812	2,640,812	2,640,812
RSUs & PSUs Accelerated	13,460,735	13,460,735	13,460,735	13,460,735
Benefits (2)	53,686	—	53,686	—
Total	28,195,863	18,792,927	28,195,863	18,792,927

	Unapproved Control Purchase /Board Change - Plan Benefits Continued		Reorganization-Plan Benefits Continued	Change in Control - Plan Benefits Not Continued
Name	Employment Terminated ($)	Employment Continues ($)	Employment Terminated ($)	Employment Continues ($)
Christopher Noyes
Severance Payment	1,521,013	—	1,521,013	—
Retention Bonus	1,216,688	—	1,216,688	—
SARs Accelerated	869,709	869,709	869,709	869,709
RSUs Accelerated	1,633,583	1,633,583	1,633,583	1,633,583
Benefits (2)	35,791	—	35,791	—
Total	5,276,784	2,503,292	5,276,784	2,503,292
Aamir Hussain
Severance Payment	1,466,938	—	1,466,938	—
SARs Accelerated	782,738	782,738	782,738	782,738
RSUs Accelerated	2,971,595	2,971,595	2,971,595	2,971,595
Benefits (2)	35,791	—	35,791	—
Total	5,257,063	3,754,334	5,257,063	3,754,334

John Winter
Severance Payment	1,668,300	—	1,668,300	—
Retention Bonus	1,066,666	—	1,066,666	—
Deferred Compensation (1)	734,927	734,927	734,927	734,927
SARs Accelerated	695,768	695,768	695,768	695,768
RSUs Accelerated	3,011,374	3,011,374	3,011,374	3,011,374
Benefits (2)	27,301	—	27,301	—
Total	7,204,336	4,442,069	7,204,336	4,442,069

(1)    For purposes of the tabular presentation above, we have assumed that the compensation committee will use its discretion to terminate the Deferred Compensation Plan and distribute each participant’s account balance if a change in control of our company had occurred on December 31, 2025. The amounts in this table exclude the amounts held in Mr. Winter’s account under the LG Deferred Compensation Plan, which is disclosed in Nonqualified Deferred Compensation above.
(2)    Our executives would be entitled to maintenance of health benefits for them and their dependents during the 12-month period (or in Mr. Nair’s case, the 18-month period) following his termination. For Mr. Nair, this amount represents the full estimated cost of providing this benefit to him and his dependents. For our other NEOs, these amounts represent our portion of the cost of providing this benefit to the NEO and his respective dependents, assuming payment of premiums by the NEO.
CEO Pay Ratio
We are a global company that employs approximately 9,000 people (on a full-time and part-time equivalent basis at year-end 2025) in approximately 40 markets, with a majority of our work force located outside the U.S. We strive to ensure that every employee is paid at a level reflective of their job responsibilities and is competitive within our peer group and the respective country and local employment markets. We are committed to providing pay equity throughout our company, which we view as critical to our success in supporting a diverse workforce with opportunities for employees to develop, advance and contribute.

Under the rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to provide the total compensation paid to our median employee, as well as the ratio of the total compensation paid to such median employee as compared to the total compensation paid to our CEO. For the year ended December 31, 2025:
•The annual total compensation of the employee identified as the median of our company (other than our CEO) was $52,437.
•The annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $16,885,852.
Based on the above, our 2025 CEO to median employee pay ratio is 322:1.
This pay ratio is an estimate calculated in a manner consistent with the SEC rules based on the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
We identified our median employee by collecting payroll data of our employee population on December 31, 2024, consisting of salary and wages (including overtime), annual bonus amounts and, if applicable, employer-paid 401(k) match contributions. At that time, our employee population consisted of 1.98% U.S. employees and 98.02% non-U.S. employees. We annualized the compensation of all newly hired permanent and part-time employees. We did not perform any other adjustments. After identifying the median employee, for purposes of the pay ratio, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation table.

Pay versus Performance
The following table sets forth information concerning the total compensation of our NEOs as reported in the Summary Compensation Table, compensation actually paid as defined in Regulation S-K Item 402(v) and our financial performance for fiscal years 2025, 2024, 2023, 2022 and 2021. “Compensation actually paid” has been calculated in accordance with Regulation S-K Item 402(v) and differs from Total Compensation as reported in the Summary Compensation Table during 2021, 2022, 2023, 2024 and 2025. References to “PEO” in the table below are to Mr. Nair, who has been our President and Chief Executive Officer since the Split-off was completed in December 2017. For further information concerning our variable pay-for-performance philosophy and how we design our executive compensation program to motivate our executives to achieve our company performance objectives and also reward individual performance, see —Compensation Discussion and Analysis above.
Pay versus Performance Table

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Total Shareholder Return		Peer Group Total Shareholder Return	Net Income (in millions)	Consolidated Adjusted OFCF (in millions)
(a)	($)(b)	($)(c)	($)(d)(1)	($)(e)	LILA ($)(f)(2)	LILAK ($)(g)(2)	($)(h)(2)	($)(i)	($)(j)(3)
2025	16,885,852	19,245,465 (4)	4,882,624	5,747,367 (5)	66.40	67.27	122.81	(554.3)	1,066.0
2024	18,487,068	14,639,298	4,465,213	3,790,153	57.14	57.17	91.95	(659.7)	897.9
2023	16,161,952	14,550,211	3,799,987	3,421,769	65.68	66.19	85.53	(86.8)	973.0
2022	15,745,617	6,402,860	4,131,692	2,423,503	67.65	68.53	77.88	(207.8)	930.0
2021	37,576,803	31,662,646	6,226,351	5,596,550	104.76	102.80	97.46	(490.6)	961.0
(1)    The dollar amounts reported in column (d) represent the average of the amounts reported for our named executive officers as a group (excluding Mr. Nair, who has served as our CEO since 2017) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Nair) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Christopher Noyes, Aamir Hussain and John Winter; (ii) for 2024, 2023 and 2022, Christopher Noyes, Aamir Hussain, Rocio Lorenzo and John Winter; and (iii) for 2021, Christopher Noyes, Betzalel Kenigsztein, Vivek Khemka, Rocio Lorenzo and John Winter.
(2)    The total shareholder return (TSR) in columns (f), (g) and (h) compares the changes in the cumulative TSR on our LILA and LILAK shares from market close on December 31, 2020 to December 31 of each of 2021, 2022, 2023, 2024 and 2025, to the change in the cumulative TSR of the MSCI Emerging Markets NTR Index, which is our peer group index in the 2025 Form 10-K (assuming reinvestment of dividends, where applicable, and that $100 was invested at the market close on December 31, 2020).
(3)    Consolidated adjusted OFCF is OFCF as adjusted each year in accordance with our annual bonus program and for certain other unbudgeted events that the compensation committee, in its discretion and consistent with past practice, determined distorted performance against the financial performance metrics. Historically, OFCF adjustments apply foreign currency exchange rates for the covered year to our OFCF for the immediately preceding year and include the impact of acquisitions, dispositions, volcanic activity, hurricanes, earthquakes and power outages. See Compensation Discussion and Analysis—Elements of Our Compensation Packages—Annual Performance Awards—Design of 2025 Annual Bonus Program and 2025 Performance for the definition of OFCF.
(4)    The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Nair, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Nair’s total compensation for

2025 to determine the compensation actually paid. With respect to equity award adjustments for 2025 as disclosed in the table below, the valuation assumptions used to calculate the fair values did not materially differ from those disclosed at the time of grant.

2025 ($)
Summary Compensation Table (SCT) Total Compensation	16,885,852
Less: Stock Award Values Reported in SCT for the Covered Year	5,888,225
Less: Option Award Values Reported in SCT for the Covered Year	5,327,633
Plus: Fair Value of Equity Awards Granted in the Covered Year and Outstanding and Unvested at End of Covered Year	10,915,555
Plus: Fair Value as of Vesting Date of Equity Awards Granted and Vested in Covered Year	0
Plus/Less: Change in Fair Value of Outstanding Unvested Equity Awards from Prior Years	2,318,246
Plus/Less: Change in Fair Value of Equity Awards from Prior Years that Vested in the Covered Year	341,671
Less: Fair Value of Equity Awards Forfeited during the Covered Year	0
Plus: Value of Dividends or other Earnings Paid on Equity Awards	0
Compensation Actually Paid	19,245,465
(5)    The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs identified in footnote 1 as a group (excluding Mr. Nair), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to average total compensation for the NEOs as a group (excluding Mr. Nair) for 2025 to determine the compensation actually paid, using the same methodology described above in footnote 1. With respect to equity award adjustments for 2025 as disclosed in the table below, the valuation assumptions used to calculate the fair value did not materially differ from those disclosed at the time of grant.

2025 Average ($)
SCT Total Compensation	4,882,624
Less: Stock Award Values Reported in SCT for the Covered Year	1,346,580
Less: Option Award Values Reported in SCT for the Covered Year	1,546,731
Plus: Fair Value of Equity Awards Granted in the Covered Year and Outstanding and Unvested at End of Covered Year	3,169,029
Plus: Fair Value as of Vesting Date of Equity Awards Granted and Vested in Covered Year	0
Plus/Less: Change in Fair Value of Outstanding Unvested Equity Awards from Prior Years	472,135
Plus/Less: Change in Fair Value of Equity Awards from Prior Years that Vested in the Covered Year	116,890
Less: Fair Value of Equity Awards Forfeited during the Covered Year	0
Plus: Value of Dividends or other Earnings Paid on Equity Awards	0
Compensation Actually Paid	5,747,367
We believe our performance-based compensation program provides the opportunity to reward our NEOs and other senior management for contributing to annual and long-term financial, operational, and share price performance. The majority of our NEOs’ compensation is aligned with shareholder interests and delivered in the form of annual performance bonuses and multi-year performance-based equity incentive awards in the form of SARs and, in prior years, PSARs, which are tied to share price appreciation and to company or individual performance.
The financial performance measures used by our company to link compensation actually paid to our NEOs for 2025 to our performance were:

Most Important Financial Measures for 2025
•Consolidated adjusted OFCF
•Revenue
Our NEOs’ 2025 annual bonuses were subject to achievement of the consolidated adjusted OFCF and revenue financial performance measures in the table above, as well as one other non-financial performance measure. For 2025, consolidated adjusted OFCF and revenue were weighted 60% and 25%, respectively, in our annual bonus program. See —Compensation Discussion and Analysis—Elements of Our Compensation Packages—Design of 2025 Annual Bonus Program and 2025 Performance above for additional information about the relationship between our financial performance and the annual bonuses paid to our NEOs for 2025, as well as our performance on non-financial performance measures and how it impacted our NEOs’ 2025 compensation.
We view consolidated adjusted OFCF as the most important financial measure linking our NEOs’ compensation actually paid to our performance, with performance on that measure accounting for 50%, 45%, 60%, 60% and 60% of our annual bonus program for 2021, 2022, 2023, 2024 and 2025, respectively. Accordingly, the graph below reflects general alignment between our consolidated adjusted OFCF and compensation actually paid to Mr. Nair and our other NEOs for 2021 through 2025.
As required by Item 402(v) of Regulation S-K, we are also presenting the graph below which compares the compensation actually paid to Mr. Nair and our other NEOs to the TSRs of our LILA and LILAK shares. This graph also compares the TSRs of our LILA and LILAK shares to the TSR of the MSCI Emerging Markets NTR Index, which is our peer group index in the 2025 Form 10-K. The TSRs reflected in the chart below assume reinvestment of dividends, where applicable, and that $100 was invested at the market close on December 31, 2020.

The following graph compares Mr. Nair and our NEOs’ compensation actually paid to our net income for 2021, 2022, 2023, 2024 and 2025, as required by Item 402(v) of Regulation S-K.

Director Compensation
Set forth below is a description of the compensation for our non-employee directors. Our directors are also entitled to the benefit of our policy on personal usage of our aircraft set forth above under —Aircraft Policy.
Fees and Expenses
Each member of our Board who is not an employee of Liberty Latin America (other than our Executive Chairman, Mr. Fries), received an annual retainer of $100,000. Each director who serves as the chair of the audit committee or the compensation committee receives a fee for such service of $20,000, and the chair of the nominating and corporate governance committee receives a $15,000 fee, in each case, for each full year of service in such position. Each other director who serves as a member of the audit committee or the compensation committee receives $10,000 and each nominating and corporate governance committee member receives $5,000, in each case, for each full year of service in such position. All annual director fees, including fees for chairpersons, are payable in arrears in four equal quarterly installments. Our directors may elect to have their quarterly fee installments paid in common shares instead of in cash. Such election for fees payable for a specific calendar quarter must be made not later than the last day of the immediately preceding calendar quarter and consist of a combination of LILA and LILAK shares. The number of shares issued is based on the fair market value on the last trading day of the quarter for which the election is made. Any fractional share is paid in cash. Currently, our President and CEO, Mr. Nair, does not receive any additional compensation for his service as a director.
Generally, we expect to reimburse our non-executive directors for travel, lodging and other reasonable expenses related to their service on our Board and related committees. From time to time, we expect to provide our directors with information on conferences and seminars that may be of interest to them as a director of Liberty Latin America. For directors who elect to attend these events, we expect to cover the costs as part of our policy to keep members of our Board informed on issues that relate to their duties as a director. In addition, we make available to members of our Board, at their election, health insurance under our health insurance policies.
Equity Awards
Each of our current non-executive directors receives an annual equity award under the Director Plan in the form of a grant of LILA RSUs and a grant of LILAK RSUs in a one for two ratio, with a combined grant date fair value of $150,000 for 2025. For 2025, our Executive Chairman, Mr. Fries, earned an equity award with a combined grant date fair value of $475,000 awarded in the form of a grant of LILA RSUs and a grant of LILAK RSUs in a one for two ratio. The director RSUs are made at the same time the annual equity grants are made to our employees under the annual incentive plan. The awards of RSUs vest in full on March 15 of the following year.
Deferred Compensation Plan
At its February 21, 2020 meeting, the compensation committee adopted the Liberty Latin America Ltd. Director Deferred Compensation Plan, effective March 1, 2020 (the Director Deferred Compensation Plan). Under the Director Deferred Compensation Plan, beginning with deferral elections for the second quarter of 2020 and after, non-executive directors may elect to defer payment of up to 85% of their annual retainer and their annual equity awards to the extent payable in restricted shares or RSUs. Annual retainers payable in cash and deferred under the Director Deferred Compensation Plan prior to 2022 will be credited with interest at the rate of 8.5% per year, compounded daily (the credited interest fund). Our Board reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections that become irrevocable after the new rate is set, and in fact, reduced the interest rate to 8.0% per year, compounded daily, for compensation deferred in 2022 and 2023. For deferrals of the 2024 and 2025 annual retainers, our compensation committee increased the rate to 9.5% per year. Annual equity awards payable in restricted shares or RSUs that are deferred will not be credited with interest, but will be adjusted for splits, combinations, dividends or distributions (the stock fund). The deferred annual retainers and deferred equity awards may be distributed in a lump sum or in a series of up to two annual installments upon a distribution event. A distribution event is when (1) the director ceases to be a member of our Board or dies, or (2) at the election of our Board, within 12 months of certain change in control events, or (3) a specific date is selected by the director at the time he or she makes a deferral election. The Director Deferred Compensation Plan provides our Board with the discretion to terminate the Director Deferred Compensation Plan at any time. This optional termination will not result in accelerated distributions.

2025 Director Compensation
The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year 2025.

Name (1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)(3)		Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael T. Fries	—		—		—	—	—	473,797
LILA	—		158,406		—
LILAK	—		315,391		—
Alfonso de Angoitia Noriega	110,000	(4)	—		—	2,637	—	262,252
LILA	—		50,021		—
LILAK	—		99,594		—
Charles H.R. Bracken	100,000		—		—	—	—	249,615
LILA	—		50,021		—
LILAK	—		99,594		—
Miranda Curtis	130,000		—		—	—	—	279,615
LILA	—		50,021		—
LILAK	—		99,594		—
Paul A. Gould	130,000	(5)	—		—	9,343	—	288,958
LILA	—		50,021		—
LILAK	—		99,594		—
Roberta S. Jacobson	100,000		—		—	—	—	249,615
LILA	—		50,021		—
LILAK	—		99,594		—
Brendan Paddick	110,000	(6)	—		—	—	—	259,615
LILA	—		50,021		—
LILAK	—		99,594		—
Daniel E. Sanchez	100,000		—		—	—	—	249,615
LILA	—		50,021		—
LILAK	—		99,594		—
Eric L. Zinterhofer	110,000		—		—	—	—	259,615
LILA	—		50,021	(7)	—
LILAK	—		99,594	(7)	—
(1)Mr. Nair, our President and CEO, does not receive any additional compensation as a director. For information on Mr. Nair’s compensation, see —Summary Compensation Table above.
(2)The dollar amounts in the table reflect the grant date fair value of share awards and RSUs related to LILA shares and     LILAK shares at the time of grant, in accordance with ASC 718. For a description of the assumptions used in these calculations, see Notes 3 and 12 to our consolidated financial statements for the year ended December 31, 2025, which are included in the 2025 Form 10-K.

(3)At December 31, 2025, our current non-employee directors had the following awards outstanding:

Name	Class	Options (#) (a)	Restricted Shares/RSUs (#)
Michael T. Fries	LILA	166,667	23,678
	LILAK	333,333	47,356
Alfonso de Angoitia Noriega	LILA	—	7,477
	LILAK	—	14,954
Charles H.R. Bracken	LILA	23,708	7,477
	LILAK	47,416	14,954
Miranda Curtis	LILA	—	7,477
	LILAK	—	14,954
Paul A. Gould	LILA	—	7,477
	LILAK	—	14,954
Roberta S. Jacobson	LILA	—	7,477
	LILAK	—	14,954
Brendan Paddick	LILA	—	7,477
	LILAK	—	14,954
Daniel E. Sanchez	LILA	—	7,477
	LILAK	—	14,954
Eric L. Zinterhofer (b)	LILA	—	—
	LILAK	—	—
a.Includes shares that are subject to options or SARs, reported on a gross basis.
b.On December 31, 2025, Mr. Zinterhofer’s 2025 grant of 7,477 LILA RSUs and 14,954 LILAK RSUs vested in full in connection with his departure from the Board.
(4)    Includes approximately $108,911 that Mr. Angoitia Noriega received in our common shares in lieu of cash.
(5)     Includes approximately $4,875 that Mr. Gould received in our common shares in lieu of cash.
(6)     Includes approximately $105,426 that Mr. Paddick received in our common shares in lieu of cash.
(7)    Mr. Zinterhofer transferred all of the common shares that he received to affiliates of Searchlight Capital Partners, LP.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2025, with respect to our common shares authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants, and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)(1)
Equity compensation plans approved by security holders:
Liberty Latin America 2018 Incentive Plan(2)			4,726,992
LILA	17,336,017	10.93
LILAB	156,250	N/A
LILAK	34,522,081	10.96
Liberty Latin America 2018 Nonemployee Director Incentive Plan			3,856,308
LILA	75,444	N/A
LILAB	N/A	N/A
LILAK	150,887	N/A
Liberty Latin America Ltd. Employee Stock Purchase Plan			169,509	(3)
LILA	—	N/A
LILAB	—	N/A
LILAK	—	N/A
Total
LILA	17,411,461	10.93
LILAB	156,250	N/A
LILAK	34,672,968	10.96
			8,752,809
(1)Each plan permits grants of, or with respect to, any class of our common shares, subject to a single aggregate limit.
(2)Consists of SARs, PSARs, PSUs and RSUs held by participants at our company under the 2018 incentive plan. The weighted average exercise prices do not take into account the PSUs and RSUs held by participants under the 2018 incentive plan.
(3)The Employee Stock Purchase Plan provides for an automatic increase of 500,000 shares each January 1, unless the compensation committee approves a smaller increase. At its October 10, 2025 meeting, the compensation committee approved an additional 286,000 LILAK shares for future issuance under the plan, effective January 1, 2026.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Under our written Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed “related party transaction” (as defined by Item 404 of Regulation S-K)), the director or executive officer should promptly inform the chief executive officer and the chairperson of the audit committee to address such actual or potential conflicts. No “related party transaction” may be effected by our company without the approval of the audit committee or other independent committee of the Board designated to address such actual or potential conflicts.
On March 27, 2026, the company entered into an exchange agreement with Mr. Nair, our director, president and chief executive officer, pursuant to which Mr. Nair exchanged 1,363,080 LILA shares (valued at approximately $10.6 million) for 1,300,243 LILAK shares. Mr. Nair continues to support our long-term business strategy, but desired to effect the exchange for tax planning purposes.
SHAREHOLDER PROPOSALS
This proxy statement relates to our AGM which will take place on June 23, 2026. Based solely on the date of our AGM and the date of this proxy statement, (i) a shareholder proposal must be submitted in writing to our Secretary and received at our principal executive offices at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda by the close of business on January 4, 2027, in order to be eligible for inclusion in our proxy materials for the 2027 Annual General Meeting of shareholders (the 2027 annual meeting), and (ii) while we currently anticipate that the 2027 annual meeting will be held during the second quarter of 2027, if the 2027 annual meeting is called for a date within 30 calendar days before or after June 23, 2027, a shareholder proposal, or any nomination by shareholders of a person or persons for election to the Board, must be submitted in writing to our Secretary and received at our principal executive offices at the foregoing address not earlier than March 25, 2027, and not later than April 26, 2027, to be considered for presentation at the 2027 annual meeting. In addition to satisfying the foregoing requirements under our bye-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide a notice to our company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 26, 2027. If the 2027 annual meeting is called for a date more than 30 calendar days before or 30 calendar days after June 23, 2027, a shareholder proposal, or any nomination by shareholders of a person or persons for election to the Board, will instead be required to be received at our principal executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2027 annual meeting is communicated to shareholders or public disclosure of the date of the 2027 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2027 annual meeting.
All shareholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our memorandum of association and bye-laws and applicable law.
ADDITIONAL INFORMATION
We file periodic reports, proxy materials and other information with the SEC. You may also inspect such filings on the internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.lla.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement). If you would like to receive a copy of our 2025 Form 10-K, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Liberty Latin America Ltd., 1550 Wewatta Street, Suite 810, Denver, Colorado 80202, United States, Tel. No. +1 (303) 925-6000, and we will provide you with the 2025 Form 10-K, without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

APPENDIX A
LIBERTY LATIN AMERICA 2026 INCENTIVE PLAN

ARTICLE I
PURPOSE OF PLAN

1.1 Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby eligible employees, directors and independent contractors of the Company and its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to acquire shares of the Company, thereby increasing their proprietary interest in the Company’s businesses, encouraging them to remain in the employ or service of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in attracting Persons of exceptional ability to become officers, employees, directors and independent contractors of the Company and its Subsidiaries.

1.2 Effective Date. The Plan has been initially adopted by the Compensation Committee of the Board on March 13, 2026, subject to approval by Shareholders, in accordance with applicable law. The Plan will become effective on the date of such approval by Shareholders (the “Effective Date”).

1.3 Prior Plans. Following the Effective Date, no new awards shall be made under the Company’s 2018 Incentive Plan or the Company’s 2018 Nonemployee Director Incentive Plan (collectively, the “Prior Plans”), although outstanding awards previously made under the Prior Plans shall continue to be governed by the terms of the applicable Prior Plan.

ARTICLE II
DEFINITIONS

2.1 Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Act” means the Bermuda Companies Act 1981, as amended from time to time, and the rules and regulations thereunder.

“Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means a share option agreement, share appreciation rights agreement, restricted shares agreement, restricted share units agreement, cash award agreement or an agreement evidencing more than one type of Award, specified in Section 11.5, as any such Agreement may be supplemented or amended from time to time.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the Shareholders) shall approve (i) any consolidation, amalgamation or merger of the Company, or binding share exchange, pursuant to which Shares of the Company would be changed or converted into or exchanged for cash, securities, or other property (including pursuant to a Scheme of Arrangement), other than any such transaction in which the Shareholders immediately prior to such transaction have the same proportionate ownership of the shares of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation, amalgamation or binding share exchange to which the Company is a party as a result of which the Persons who are Shareholders immediately prior thereto have less than a majority of the combined voting power of the outstanding capital shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation, amalgamation or binding share exchange (including pursuant to a Scheme of Arrangement), (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

“Award” means a grant of Options, SARs, Restricted Shares, Restricted Share Units, Performance Awards, Cash Awards, cash amounts, Other Awards or any other authorized award under the Plan (other than cash payable under Article XII with respect to Director Compensation, including cash in lieu of fractional Shares) under the Plan.

“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Cash Award” means an Award made pursuant to Section 10.1 of the Plan to a Holder which may be settled in cash or in a combination of cash and Shares as determined by the Committee.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means the committee of the Board appointed pursuant to Section 3.1 to administer the Plan.

“Company” means Liberty Latin America Ltd., an exempted Bermuda company limited by shares.

“Control Purchase” means any transaction (or series of related transactions) in which any Person (as such term is so defined), corporation or other entity (other than the Company, any Subsidiary of the Company, any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means the Chairman of the Board and each of the directors and director emeritus of the Company as of January 1, 2026, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term “family member” means the spouse, siblings and lineal descendants of such Person.

“Director Compensation” means the fees prescribed to be paid by the Company to Nonemployee Directors under the heading “Annual Fees” of the Liberty Latin America Compensation Policy for Nonemployee Directors, as may be in effect from time to time.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as supported by a written opinion of a physician and determined by the Company. The Company may seek a second opinion as to the determination of Disability from a physician selected by the Company, and in such case, the Holder will be required to submit to an examination and provide the physician with any information that is necessary for such determination.

“Dividend Equivalents” means, with respect to Restricted Share Units, to the extent specified by the Committee only, a right to receive a cash amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to Shareholders of record during the Restriction Period on a like number and kind of Shares represented by the Award of Restricted Share Units.

“Domestic Relations Order” means any final and legally enforceable judgment, decree or other order regarding the division of property under domestic relations law applicable to the Holder.

“Effective Date” has the meaning ascribed thereto in Section 1.2.

“Election Deadline” means, with respect to a particular calendar quarter, the last day of the immediately preceding calendar quarter.

“Election Notice” means a written notice provided by a Nonemployee Director to the Company informing the Company of the Nonemployee Director’s decision to exercise such Nonemployee Director’s Share Election Right. For purposes of Section 12.2, valid Election Notices filed pursuant to the Company’s 2018 Nonemployee Director Incentive Plan (or any predecessor plan) shall continue to apply to the Plan.

“Eligible Person” means employees (including officers and directors) and independent contractors of the Company or of any Subsidiary, and Nonemployee Directors.

“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” of a Share on any day means the closing price (or, if no closing price is reported, the average of the high bid and low asked prices) for a Share on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the Nasdaq or, if not traded on the Nasdaq, such other principal U.S. securities exchange for such security on the date of determination. If for any day the Fair Market Value of a Share is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate. For purposes of determining the tax withholding due upon the vesting or settlement of Restricted Shares, Restricted Share Units and performance share units under the Plan (and for the related purpose of valuing shares withheld to satisfy such tax withholding obligations), the closing price of a Share of such class of common shares on the trading day next preceding the day that such award vests as reported on the consolidated transaction reporting system for the principal national securities exchange on which Shares of such class of common shares are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by OTC Markets Group Inc.

“Free Standing SAR” has the meaning ascribed thereto in Section 7.1.

“Holder” means a Person who has received an Award under the Plan, including Nonemployee Directors who have exercised his or her Share Election Right with respect to a particular calendar quarter and have not yet received the Shares issuable as a result of such exercise.

“Nasdaq” means the Nasdaq Global Select Market.

“Nonemployee Director” means an individual who is a member of the Board and who is not an employee of the Company or any Subsidiary.

“Option” means a share option granted under Article VI.

“Other Awards” has the meaning ascribed thereto in Section 10.4.

“Performance Award” means an Award made pursuant to Article X of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this Liberty Latin America 2026 Incentive Plan, as effective as of the Effective Date, and as may be amended from time to time.

“Prior Plans” has the meaning ascribed thereto in Section 1.3.

“Purchase Restriction” means any restriction under applicable law (including, without limitation, a blackout period under the U.S. Sarbanes Oxley Act of 2002) or the rules of Nasdaq or any other principal national securities exchange on which Shares are traded that would prohibit a Nonemployee Director from purchasing Shares.

“Rescission Notice” means a written notice provided by a Nonemployee Director to the Company informing the Company of the Nonemployee Director’s decision to rescind the future application of a previously delivered Election Notice in accordance with Section 12.3.

“Restricted Share Unit” means a unit representing the right to receive one Share or the equivalent value in cash that is subject to a Restriction Period and awarded pursuant to Article IX.

“Restricted Shares” means Shares subject to a Restriction Period and awarded pursuant to Article VIII.

“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares or Restricted Share Units and ending on the Vesting Date with respect to such Award.

“Retained Distribution” has the meaning ascribed thereto in Section 8.3.

“Retirement” means, with respect to Eligible Persons (other than independent contractors) the voluntary termination of a Holder’s employment with the Company and its Subsidiaries on such terms as are determined by the Committee and set forth in the Agreement, or, if not otherwise set forth in the Agreement, the voluntary termination on or after the date that the sum of the Holder’s years of age and years of employment with the Company and its Subsidiaries is at least 70.

“SARs” means share appreciation rights, awarded pursuant to Article VII, with respect to Shares.

“Scheme of Arrangement” means a scheme of a compromise or arrangement sanctioned by a court under Part VII of the Act, as may be amended or similar procedure under a succeeding law or regulation.

“Share” means each or any (as the context may require) share of a class in the share capital of the Company, each of which as of the Effective Date has a par value of $0.01.

“Share Election Right” means the right of a Nonemployee Director to elect to receive Shares, as prescribed by the Board, in consideration for an undertaking to pay for such Shares and on the basis that such undertaking to pay may be satisfied (in whole or in part) at the discretion of the Company by the release of the Director Compensation payable to such Nonemployee Director with respect to a particular calendar quarter.

“Shareholder” means a holder of any class of shares of the Company, sometimes referred to as “member” under Bermuda law.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of Section 5.1, a Subsidiary shall additionally mean a subsidiary within the meaning of Section 86 of the Act.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Tandem SARs” has the meaning ascribed thereto in Section 7.1.

“Vesting Date,” with respect to any Restricted Shares or Restricted Share Units awarded hereunder, means the date on which such Restricted Shares or Restricted Share Units cease to be subject to cancellation or automatic repurchase by the Company in accordance with applicable law for a price equal to the aggregate par value thereof, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares or Restricted Share Units. If more than one Vesting Date is designated for an Award of Restricted Shares or Restricted Share Units, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III
ADMINISTRATION

3.1 Committee. The Plan shall be administered by the Compensation Committee of the Board unless a different committee is subsequently appointed by the Board, except to the extent the Board elects to administer the Plan in which case references to the “Committee” shall be deemed to include references to the “Board.” The Committee shall be comprised of not less than two Persons who fulfill the “non‑employee director” requirements of Rule 16b‑3 under the Exchange Act, the “independent” requirement of the rules of any principal securities exchange on which any of the securities of the Company are traded, listed or quoted, if any. To the extent that one or more members of the Committee do not satisfy the foregoing requirements generally or with respect to a particular matter, any such members may recuse themselves or abstain from participation, and the remaining members of the Committee may act for the Committee as a whole provided such remaining members satisfy the requirements of the previous sentence. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

3.2 Powers. The Committee shall have full power and authority to grant to Eligible Persons Awards under the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted (which may include, without limitation, providing for the recoupment of Shares or the cash equivalent thereof), to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan, to adopt sub-plans under the Plan, to adopt special terms for Awards granted to Eligible Persons in countries outside Bermuda and the United States, to enter into arrangements to facilitate the administration of Awards under the Plan, and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of Persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

3.3 Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the Committee shall be liable for any action or determination made or taken by him or her or the Committee in good faith with respect to the Plan.

ARTICLE IV
SHARES SUBJECT TO THE PLAN

4.1 Number of Shares; Award Limits. Subject to the provisions of this Article IV, the maximum number of Shares with respect to which Awards may be granted during the term of the Plan shall not exceed 50,000,000 Shares, which includes Shares reserved for issuance under the Prior Plans that remain available for grant under the Prior Plans immediately prior to the Company’s 2026 Annual General Meeting of Shareholders, plus Shares subject to outstanding Awards under the Prior Plans that become available for issuance under this Plan pursuant to this Section 4.1; provided, however, that the maximum number of class B Shares of the Company with respect to which Awards may be so granted during the term of the Plan shall be 10 million Shares. Shares issued pursuant to the Plan shall be fully paid and, to the extent permitted by the laws of Bermuda, will be made available from treasury Shares or newly allotted and issued Shares. Any Shares (i) subject to any Award granted under the Plan or the Prior Plans that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised), (ii) subject to any Award of any SAR granted under the Plan that shall be exercised for cash, (iii) subject to any Award of Restricted Shares that shall be automatically repurchased by the Company in accordance with applicable law for a price equal to the aggregate par value thereof or any Award of Restricted Shares or Restricted Share Units under the Plan or the Prior Plans that shall be forfeited, in each case prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Share Units other than voting rights), (iv) covered by an Award granted under the Plan or the Prior Plans and not delivered to the Holder due to payment of withholding taxes or purchase prices and (v) that the Company repurchases on the open market by the Company with the proceeds of an Option purchase price, shall to the extent permitted under applicable law, again be available for purposes of the Plan.

4.2 Adjustments. If the Company subdivides its outstanding Shares into a greater number of Shares (by share dividend, share split, reclassification, alteration of capital, capitalization of profits or otherwise) or combines its outstanding Shares into a smaller number of Shares (by reverse share split, consolidation, reclassification, amalgamation or otherwise) or if the Committee determines that there is any variation in the share capital of the Company or that there is any Share dividend, extraordinary cash dividend, alteration of capital, capitalization of profits, bonus issue, reclassification, recapitalization, reorganization, amalgamation, consolidation, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase any class of Shares or other similar corporate event (including compromises or arrangements sanctioned by a court under Part VII of the Act, mergers, amalgamations or consolidations, other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 11.1(b)) affects any class of Shares so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, may make such adjustments to any or all of (i) the number and kind of Shares which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of Shares subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of Shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all Shares of any class of Shares are redeemed, then each outstanding Award shall be adjusted to substitute for the Shares subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of Shares of such class of Shares and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of Free Standing SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement). The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

4.3 Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Person in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre‑existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, a number of Shares equal to the number of shares available for grant pursuant to the terms of such pre‑existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the shareholders of the entities party to such acquisition or combination) shall be available for grant under Section 4.1; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to Persons who were not employed by the Company or its Subsidiaries prior to such acquisition or combination.

ARTICLE V
ELIGIBILITY

5.1 General. Awards may be granted under the Plan only to Eligible Persons as the Committee shall select.

ARTICLE VI
OPTIONS

6.1 Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those Eligible Persons to be granted Options, the time when each Option shall be granted to such Eligible Persons, the class and number of Shares subject to such Option, and, subject to Section 6.2, the purchase price of the Shares subject to such Option.

6.2 Option Price. The price at which Shares may be purchased upon exercise of an Option shall be fixed by the Committee and may be no less than the Fair Market Value of the Shares subject to the Option as of the date the Option is granted.

6.3 Term of Options. Subject to the provisions of the Plan with respect to death, Disability, Retirement and termination of employment or service, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement, provided that such term may not exceed ten years.

6.4 Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

6.5 Manner of Exercise.

(a) Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of

Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required by Section 11.9 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note (subject to the Act and other applicable law), (iv) whole Shares of any class, (v) the withholding of Shares of the applicable class of Shares issuable upon such exercise of the Option (subject to the Act or other applicable law), (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price (subject to the Act and other applicable law), (vii) any other method as provided in the applicable Agreement or (viii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of Shares under the Act. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate. The Committee may adopt a policy providing for the automatic exercise of an Option due to its expiration.

(b) Value of Shares. Unless otherwise determined by the Committee and provided in the applicable Agreement, Shares of any class of Shares delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and Shares of any class of Shares withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date. Notwithstanding the foregoing, with respect to an Option exercise the purchase price of which is paid pursuant to clause (vi) of Section 6.5(a), Shares shall be valued at the price Shares are sold in the market.

(c) Issuance of Shares. The Company shall effect the transfer of the Shares purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 11.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other Person exercising an Option shall have any of the rights of a Shareholder with respect to Shares subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

ARTICLE VII
SARS

7.1 Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Committee to such Eligible Persons in such numbers, with respect to any specified class of Shares, and at such times during the term of the Plan as the Committee shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the Shares subject to the related Option (a “Tandem SAR”) or may be granted separately to an Eligible Person (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

7.2 Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of Shares with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive, for each of the applicable classes of Shares with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Share of the applicable class of Shares with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per Share, and

(ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of Shares with respect to which the Tandem SAR was so exercised.

7.3 Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. Subject to the provisions of the Plan with respect to death, Disability, Retirement and termination of employment or service, the term of a Free Standing SAR shall be for such period as the Committee shall determine as set forth in the applicable Agreement, provided that such term may not exceed ten years. Except in connection with Substitute Awards, the base price of a Free Standing SAR may be no less than the Fair Market Value of the Shares with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each Share with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Share with respect to which the Free Standing SAR was granted on the date of exercise over the base price per Share of such Free Standing SAR.

7.4 Consideration. Except as otherwise set forth in an Agreement, the consideration to be received upon the exercise of a SAR by the Holder shall be paid in the applicable class of Shares with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR). No fractional Shares shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of any fractional Shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically on its expiration date. Notwithstanding the foregoing, the issuance of Shares upon exercise of a SAR shall be for at least the minimum consideration necessary to permit such Shares to be fully paid, and the Committee may permit the Holder of a SAR who is not subject to United States federal income tax to be paid consideration in the form of cash, or a combination of cash and the applicable class of Shares with respect to which the SAR was granted.

7.5 Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

7.6 Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).

ARTICLE VIII
RESTRICTED SHARES

8.1 Grant. Subject to the limitations of the Plan, the Committee shall designate those Eligible Persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.

8.2 Award of Restricted Shares. An Award of Restricted Shares may be registered electronically in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, any electronically registered Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Any such electronically registered Restricted Shares and Retained Distributions shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian share powers or other instruments of assignment, each endorsed in blank, so as to permit transfer of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall not become vested in accordance with the Plan and the applicable Agreement.

8.3 Restrictions. Restricted Shares shall constitute issued and outstanding Shares of the applicable class of Shares for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of Shares of the applicable class of Shares with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of any electronically registered Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of any electronically registered Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) other than such dividends and distributions as the Committee may designate, the Company or its designee may retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his or her interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause (A) the automatic repurchase of such Restricted Shares by the Company in accordance with applicable law for a price equal to the aggregate par value of such Restricted Shares and (B) the automatic payment of any Retained Distributions with respect thereto to the Company.

8.4 Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested and (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested. Any such (x) Restricted Shares that shall not become vested shall be automatically repurchased by the Company in accordance with applicable law for a price equal to the aggregate par value of such Restricted Shares and (y) Retained Distributions that shall not become vested shall be automatically paid to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions. The Committee may, in its discretion, provide for the deferral of an Award of Restricted Shares, Retained Distributions and any cash amounts related to such Award, provided that any such deferral election of a recipient shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.

8.5 Cash Payments. In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares after such Restricted Shares shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

ARTICLE IX
RESTRICTED SHARE UNITS

9.1 Grant. Subject to the limitations of the Plan, the Committee shall designate those Eligible Persons to be granted Awards of Restricted Share Units, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each such Award of Restricted Share Units, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Share Units in addition to those provided in the Plan. The Committee shall determine the price to be paid by the Holder for the Restricted Share Units; provided, however, that the issuance of Shares in settlement of such Awards shall be made for at least the minimum consideration necessary to permit such Shares to be deemed fully paid. All determinations made by the Committee pursuant to this Section 9.1 shall be specified in the Agreement.

9.2 Restrictions with Respect to Restricted Share Units. Any Award of Restricted Share Units, including any Shares which are represented by an Award of Restricted Share Units, may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award. A breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Award of Restricted Share Units will cause a forfeiture of such Restricted Share Units and any Dividend Equivalents with respect thereto.

9.3 Award of Restricted Share Units. An Award of Restricted Share Units shall not constitute issued and outstanding Shares, and the Holder shall not have any of the rights of a Shareholder with respect to any Shares represented by an Award of Restricted Share Units, in each case until Shares shall have been issued to the Holder as provided in Section 9.4. To the extent provided by the Committee in an Agreement, the Holder may be entitled to receive Dividend Equivalents with respect to an Award of Restricted Share Units, which may be subject to such restrictions, including, but not limited to, the rules applicable to Retained Distributions in Section 8.3 hereof, as the Committee shall determine.

9.4 Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Share Units and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Share Units shall become vested and Shares issued or cash paid to the Holder therefor, (ii) any unpaid Dividend Equivalents with respect to such Restricted Share Units shall become vested and payable to the Holder to the extent that the Award related thereto shall have become vested, and (iii) with respect to Awards of Restricted Share Units that may be settled in cash or a combination of cash and Shares, any cash amount to be received by the Holder with respect to such Restricted Share Units shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Share Units and any unpaid Dividend Equivalents that shall not become vested shall be forfeited with no Shares issued therefor, and the Holder shall not thereafter have any rights with respect to such Restricted Share Units and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide for the deferral of an Award of Restricted Share Units, unpaid Dividend Equivalents and any cash amounts related to such Award, provided that any such deferral election of a recipient shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.

9.5 Cash Payments. In connection with any Award of Restricted Share Units that may be settled in cash or a combination of Cash and Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Share Units after such Restricted Share Units shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

ARTICLE X
CASH AND PERFORMANCE AWARDS

10.1 Cash Awards. In addition to granting Options, SARs, Restricted Shares and Restricted Share Units, the Committee shall, subject to the limitations of the Plan, have authority to grant to Eligible Persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 10.1 shall be specified in the applicable Agreement.

10.2 Designation as a Performance Award. The Committee shall have the right to designate any Award as a Performance Award.

10.3 Performance Objectives. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); share price measures (including growth measures and total shareholder return); price per Share; market share; earnings per Share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (EBITDA); Adjusted EBITDA less property and equipment additions, operating income before depreciation and amortization (OIBDA); Adjusted OIBDA less property and equipment additions, economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including operating cash flow, operating free cash flow, free cash flow, cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); net promoter score or other metrics regarding quality or extent of customer satisfaction or service; expense measures (including overhead cost and general and administrative expense); margins; shareholder value; total shareholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, corporate responsibility, environmental and safety); such other criteria as determined by the Committee. Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.

10.4 Other Awards. The Committee shall have the authority to establish the terms and provisions of other forms of Awards (such terms and provisions to be specified in the applicable Agreement) not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for (i) payments in the form of cash, Shares, notes or other property as the Committee may determine based in whole or in part on the value or future value of a Share or on any amount that the Company pays as dividends or otherwise distributes with respect to Shares, (ii) the acquisition or future acquisition of Shares, (iii) cash, Shares, notes or other property as the Committee may determine (including payment of Dividend Equivalents in cash or Shares) based on one or more criteria determined by the Committee unrelated to the value of a Share, or (iv) any combination of the foregoing (such Awards, “Other Awards”). Awards pursuant to this Section 11.2 may, among other things, be made subject to restrictions on transfer, repurchase, vesting requirements or cancellation under specified circumstances.

10.5 Waiver of Performance Objectives. The Committee shall have discretion to modify, adjust or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award.

ARTICLE XI
GENERAL PROVISIONS

11.1 Acceleration of Awards.

(a) Death or Disability. If a Holder’s employment or service with the Company and its Subsidiaries shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of Shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Share Units, each such Award of Restricted Share Units and any unpaid Dividend Equivalents shall become vested in full. With respect to any Award of Restricted Shares that may be settled in cash or a combination of cash and Shares, upon the deemed expiration of the Restriction Period applicable to each such Award of Restricted Shares in connection with the Holder’s termination of employment or service by reason of death or Disability, any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement.

(b) Approved Transactions; Board Change; Control Purchase. In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of Shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and any cash amounts payable pursuant to the applicable Agreement shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Share Units, each such Award of Restricted Share Units, any unpaid Dividend Equivalents and any cash amounts payable pursuant to the applicable Agreement shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. In the event that the terms of a Holder’s Agreement provide for vesting or expiration of a Restriction Period due to any designated termination of service event on or following an Approved Transaction then, to the extent that such Holder is employed by or providing services to the Company or any of its Subsidiaries as of the date of the Approved Transaction, the terms of such Holder’s Agreement shall be deemed to control in lieu of the foregoing sentence. The effects, if any, on a Cash Award of an Approved Transaction, Board Change, or Control Purchase shall be prescribed in the applicable Agreement. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable class of Shares may be changed, converted or exchanged in connection with the Approved Transaction. With respect to any Award of Restricted Shares that may be settled in cash or a combination of cash and Shares, upon the deemed expiration of the Restriction Period applicable to each such Award of Restricted Shares in connection with any Approved Transaction, Board Change or Control Purchase, unless the applicable Agreement provides otherwise, any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement. The effect, if any, on a Cash Award or Other Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement.

11.2 Termination of Employment or Service.

(a) General. If a Holder’s employment or service with the Company and its Subsidiaries shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2 or pursuant to a policy adopted under Section 6.5(a)) in full, or during the Restriction Period with respect to any Restricted Shares or prior to the vesting of any Restricted Share Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, any such unvested Restricted Share Units and unpaid Dividend Equivalents and any related cash amounts shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s employment or service terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder’s employment or service for cause will be treated in accordance with the provisions of Section 11.2(c). With respect to a Holder of an Award of Restricted Shares or Restricted Share Units that may be settled in cash or a combination of cash and Shares, if such if such Holder’s employment or service with the Company and its Subsidiaries shall terminate during the Restriction Period with respect to any Restricted Shares or Restricted Share Units, the Holder’s rights to any related cash amounts shall thereafter vest solely to the extent provided in the applicable Agreement. The effect on a Cash Award or Other Award of the termination of a Holder’s employment or service for any reason, other than for cause, shall be prescribed in the applicable Agreement.

(b) Retirement. Notwithstanding the provisions of Section 11.2(a) to the contrary and unless otherwise determined by the Committee, if a Holder’s employment with the Company and its Subsidiaries is terminated due to Retirement during a Restriction Period applicable to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting of any Restricted Share Units or the payment in full of any Cash Award or Other Award, then such Option or SAR shall thereafter become or be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, any such unvested Restricted Share Units and unpaid Dividend Equivalents and all unpaid Cash Awards shall immediately vest to the extent that such Awards (including any Retained Distributions and unpaid Dividend Equivalents) would have become vested and exercisable had the Holder remained in continuous employment with the Company through the date that is one year after the date of the Holder’s Retirement. Unless otherwise determined by the Committee, upon termination of a Holder’s employment with the Company and its Subsidiaries due to Retirement, Options and SARs that are vested and exercisable as of the date of the Holder’s Retirement shall remain exercisable until the first to occur of the date that is two years after the date of the Holder’s Retirement or the scheduled expiration of such Options or SARs. Notwithstanding the foregoing and unless otherwise determined by the Committee, for purposes of any Performance Award, a Holder’s Retirement during the performance period applicable to such Performance Award shall have no effect on such Performance Award, provided that the additional one-year of vesting service described in this Section 11.2(b) shall apply to a Performance Award if a Holder’s Retirement occurs during a service period applicable to such Performance Award following completion of the performance period. For the avoidance of doubt, this Section 11.2(b) shall not apply to Awards made to independent contractors or Nonemployee Directors.

(c) Termination for Cause. If a Holder’s employment or service with the Company and its Subsidiaries shall be terminated by the Company or a Subsidiary for “cause” during the Restriction Period with respect to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting of any Restricted Share Unit or the payment in full of any Cash Award (for these purposes, “cause” shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof or with respect to Nonemployee Directors, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for “cause” shall mean only a felony conviction (or its equivalent under local law) for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unvested Restricted Share Units and all unpaid Cash Awards held by such Holder shall immediately terminate, and (ii) such Holder’s Restricted Shares shall be automatically repurchased by the Company in accordance with applicable law for a price equal to the aggregate par value of such Restricted Shares, Retained Distributions shall be automatically paid to the Company, and any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately.

(d) Miscellaneous. The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or any of its Subsidiaries.

11.3 Right of Company to Terminate Employment. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment or service of the Holder at any time, with or without cause, subject, however, to the provisions of any employment or other agreement between the Holder and the Company or any Subsidiary of the Company.

11.4 Nonalienation of Benefits. Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.

11.5 Written Agreement. Each Award shall be evidenced by An Agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Award shall be notified promptly of such grant, and a written Agreement shall be promptly executed and delivered by the Company. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any Shares or cash received by the Holder from the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 11.7(b).

11.6 Nontransferability; Designation of Beneficiaries.

(a) Nontransferability. Awards shall not be transferable other than as approved by the Committee and provided in the applicable Agreement, or by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, during the lifetime of the Holder Awards may be paid only to and exercised only by such Holder (or his or her court-appointed legal representative).

(b) Designation of Beneficiaries. The Committee may, to the extent permissible and deemed to have operable effect under applicable law, permit a Holder to designate a beneficiary or beneficiaries with respect to Awards under the Plan by filing a written designation of beneficiary or beneficiaries with the Committee on a form and in such manner as the Committee may prescribe from time to time.

11.7 Termination and Amendment.

(a) General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards or Share payments under Article XII may be made under the Plan on or after the tenth anniversary of the Effective Date. The Plan may be terminated at any time prior to the tenth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

(b) Modification. No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 11.7(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend, as permitted by applicable law, the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder’s consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 11.7(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

11.8 Government and Other Regulations. The obligation of the Company with respect to Awards and to Share payments under Article XII shall be subject to all applicable laws, rules and regulations, including the Act, and to such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the U.S. Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Shares may be listed or quoted. For so long as any class of Shares is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the U.S. Securities Act of 1933 with respect to all Shares of the applicable class that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

11.9 Withholding. The Company’s obligation to deliver Shares under the Plan shall be subject to applicable national, state and local tax and employee social security contribution withholding requirements. National, state and local withholding tax and employee social security contribution withholding due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Share Units or the satisfaction of the Performance Objectives applicable to a Performance Award or upon payment of Director Compensation in Shares under Article XII, as appropriate, may, in the discretion of the Committee, be paid through the withholding of Shares otherwise issuable to or payable to such Holder (subject to compliance with applicable law), upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such national, state and local taxes and employee social security contributions required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any national, state or local taxes and employee social security contributions of any kind required to be withheld by the Company with respect to such Award. With respect to Cash Awards or Awards that may be settled in cash or a combination of cash and Shares, the foregoing powers of the Company and the Committee with respect to withholding for taxes shall apply to Cash Awards or cash amounts paid in settlement of any Award (or portion thereof) under the Plan.

11.10 Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of Share options and the awarding of Shares and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

11.11 Exclusion from Pension and Profit-Sharing Computation. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan of the Company or any Subsidiary of the Company.

11.12 Unfunded Plan. Neither the Company nor any Subsidiary of the Company shall be required to segregate any Shares or cash, which may at any time be represented by Awards or deliverable in payment of Director Compensation under Article XII, and the Plan shall constitute an “unfunded” plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no Holder shall have voting or other rights with respect to the Shares covered by an Award or deliverable in payment of Director Compensation under Article XII prior to the delivery of such Shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any Shares or any other property, and the liabilities of the Company and any Subsidiary of the Company to any Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Holder under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such arrangements is consistent with applicable law and the unfunded status of the Plan.

11.13 Governing Law. Except as otherwise set forth in an Agreement, the Plan and Awards shall be governed by, and construed in accordance with, the laws of the State of Delaware.

11.14 Accounts. The delivery or payment of any Shares or cash amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 11.9.

11.15 Legends. Shares subject to an Award shall bear or otherwise be subject to such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such Shares, including any to the effect that the Shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any national or state securities laws.

11.16 Company’s Rights. The grant of Awards pursuant to the Plan and the issue of Shares pursuant to Article XII under the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

11.17 Interpretation. The words “include,” “includes,” “included” and “including” to the extent used in the Plan shall be deemed in each case to be followed by the words “without limitation.”

11.18 Section 409A. The Plan and Awards are intended to be exempt from or compliant with the requirements of Code Section 409A and related regulations and United States Department of the Treasury pronouncements (“Section 409A”) to the extent that Section 409A is applicable to a Holder. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award will be reformed to be exempt from Section 409A or comply with the requirements of Section 409A, and no such action taken shall be deemed to adversely affect the Holder’s rights to an Award.

11.19 Dividends and Dividend Equivalents. Notwithstanding anything in the Plan to the contrary, any dividend, Dividend Equivalent or other distribution, whether in cash, Shares or other property, made with respect to an Award shall be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the underlying Award and shall not paid or issued until such Award is fully vested and otherwise no longer subject to a risk of forfeiture.

11.20 Recoupment. Notwithstanding any other provisions of the Plan, all Awards will be subject to deduction or recoupment pursuant to the Company’s recoupment policies, including, with respect to the executive positions identified therein, the Liberty Latin America Policy for The Recovery of Erroneously Awarded Compensation, or as otherwise may be required pursuant to any law, government regulation or stock exchange listing requirement, or any other policy adopted by the Company.

ARTICLE XII

SHARES IN CONNECTION WITH DIRECTOR COMPENSATION

12.1 General. Subject to the provisions of this Article XII, each Nonemployee Director shall have a Share Election Right in connection with Director Compensation payable for each calendar quarter after the Effective Date. Subject to any applicable Purchase Restrictions, to the extent a Nonemployee Director has exercised the Share Election Right in accordance with this Article XI, such Nonemployee Director will receive Shares of the applicable class of Shares in consideration for an undertaking to pay for such Shares in accordance with the terms of the Share Election Right. Furthermore, the undertaking to pay may be satisfied (in whole or in part) by the release, at the Company’s discretion, of its requirement to pay the Director Compensation payable to such Nonemployee Director with respect to the applicable calendar quarter on the last day of such calendar quarter (or as soon as practicable thereafter). The number of Shares of the applicable class of Shares issuable to a Nonemployee Director pursuant to a Share Election Right for a particular calendar quarter shall equal the quotient obtained by dividing (x) the aggregate amount of such Director Compensation by (y) the Fair Market Value of a Share of the applicable class of Shares as of the last day of such calendar quarter. No fractional shares will be issued. In lieu of issuing any fractional shares resulting from such calculation, an amount in cash will be paid equal to such fraction multiplied by the Fair Market Value of a share of the applicable class of Shares on the last day of such calendar quarter. All Shares issued under this Article XII shall be issued free of all restrictions, except as required by law. In addition, the issuance of any Shares under this Article XII shall be for at least the minimum consideration necessary to permit such Shares to be fully paid. Nothing in this Article XII shall preclude Nonemployee Directors from receiving any other Award authorized under the Plan.

12.2 Timing of Election. Subject to the deemed election provisions of Section 12.3, a Nonemployee Director who wishes to exercise the Share Election Right with respect to a particular calendar quarter must provide an Election Notice by the Election Deadline applicable to such calendar quarter. Once the Election Deadline applicable to a particular calendar quarter has passed, no Share Election Right may be exercised by any Nonemployee Director with respect to such calendar quarter, unless the Board or the Committee determines, in its sole discretion, that such change is occasioned by an extraordinary or unanticipated event.

12.3 Deemed Election. If a Nonemployee Director has never delivered a timely Election Notice, the Nonemployee Director shall not have an entitlement to receive Shares with respect to such quarter and consequently will receive cash for the Director Compensation payable to such Nonemployee Director. Once an Election Notice is timely delivered by a Nonemployee Director, it shall apply to the calendar quarter with respect to which it was delivered, and, if such Nonemployee Director subsequently fails to timely provide Election Notices with respect to the succeeding calendar quarters, it shall be deemed to apply to all succeeding calendar quarters until a Rescission Notice is timely delivered to the Company with respect to any succeeding calendar quarter. For a Rescission Notice to be timely with respect to a particular calendar quarter, it must be delivered to the Company by the Election Deadline applicable to such calendar quarter. A Nonemployee Director who has delivered a Rescission Notice may exercise a Share Election Right for subsequent calendar quarters by the timely delivery of an Election Notice.

12.4 Election Void During Restricted Period. If, on the date a Nonemployee Director is to receive Shares pursuant to this Article XI, a Purchase Restriction is in place, such Nonemployee Director shall not have an entitlement to receive Shares with respect to such quarter and shall not be required to give an undertaking to pay for any such Shares and consequently will instead receive cash in payment of the Director Compensation then payable to such Nonemployee Director without set off against an undertaking to pay for any such Shares.

12.5 Conditions. Nothing contained herein shall preclude the Board, in its sole discretion, from imposing additional conditions as it may determine, in its sole discretion, on any issuance of Shares pursuant to this Article XII.

LIBERTY LATIN AMERICA

P.O. BOX 8016, CARY, NC 27512-9903

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Liberty Latin America Ltd.

Annual Meeting of Shareholders

For Shareholders of record as of April 24, 2026

Tuesday, June 23, 2026 8:30 AM, Bermuda Time

Rosewood Bermuda, 60 Tucker's Point Drive,

Hamilton Parish, HS 02 Bermuda

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 7:30 AM, Bermuda Time, June 23, 2026.

Internet:
www.proxypush.com/LILA
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-362-5550
- Use any touch-tone telephone
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- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John M. Winter and Christopher Noyes, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Liberty Latin America Ltd. which the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE (1) FOR THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND (2) UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Liberty Latin America Ltd. Annual Meeting of Shareholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND **FOR** PROPOSALS 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect Class III members of our board of directors until the 2029 Annual General Meeting of Shareholders or their earlier resignation or removal.	FOR	WITHHOLD		
	1.01 Michael T. Fries	☐	☐		FOR
	1.02 Alfonso de Angoitia Noriega	☐	☐		FOR
	1.03 Paul A. Gould	☐	☐		FOR
	1.04 Roberta S. Jacobson	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To appoint KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and to authorize our board of directors, acting by the audit committee, to determine the independent auditors' remuneration.	☐	☐	☐	FOR
3.	To approve the Liberty Latin America 2026 Incentive Plan.	☐	☐	☐	FOR

☐ **Check here if you would like to attend the meeting in person.**

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